FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333--257737-06

Dated November 15, 2022	BBCMS 2022-C18
Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2022-C18
$808,180,236 (Approximate Mortgage Pool Balance)

$709,178,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, Series 2022-C18

Barclays Capital Real Estate Inc.

Argentic Real Estate Finance LLC

LMF Commercial, LLC

Starwood Mortgage Capital LLC

UBS AG

Bank of Montreal

KeyBank National Association

BSPRT CMBS Finance, LLC

Societe Generale Financial Corporation

Mortgage Loan Sellers

Barclays UBS Securities LLC	Société Générale	KeyBanc Capital Markets BMO Capital Markets
Co-Lead Managers and Joint Bookrunners
Academy Securities		Mischler Financial Group, Inc.
Co-Manager		Co-Manager
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated November 15, 2022	BBCMS 2022-C18

This material is for your information, and none of Barclays Capital Inc., SG Americas Securities, LLC, KeyBanc Capital Markets Inc., BMO Capital Markets Corp., UBS Securities LLC, Mischler Financial Group, Inc. and Academy Securities, Inc. (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-257737) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2022-C18 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Structural and Collateral Term Sheet	BBCMS 2022-C18
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$10,600,000	30.000%	2.45	1/23-3/27	36.1%	19.6%
A-2	Aaa(sf) / AAAsf / AAA(sf)	$73,000,000	30.000%	4.55	3/27-11/27	36.1%	19.6%
A-3	Aaa(sf) / AAAsf / AAA(sf)	$42,100,000	30.000%	6.95	11/29-12/29	36.1%	19.6%
A-4	Aaa(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	36.1%	19.6%
A-5	Aaa(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	36.1%	19.6%
A-SB	Aaa(sf) / AAAsf / AAA(sf)	$16,826,000	30.000%	7.17	11/27-4/32	36.1%	19.6%
X-A	Aa1(sf) / AAAsf / AAA(sf)	$636,441,000(7)	N/A	N/A	N/A	N/A	N/A
X-B	NR / A-sf / AAA(sf)	$72,737,000(8)	N/A	N/A	N/A	N/A	N/A
A-S	Aa1(sf) / AAAsf / AAA(sf)	$70,715,000	21.250%	9.92	11/32-11/32	40.6%	17.4%
B	NR / AA-sf / AA+(sf)	$34,348,000	17.000%	9.92	11/32-11/32	42.8%	16.5%
C	NR / A-sf / A(sf)	$38,389,000	12.250%	9.92	11/32-11/32	45.3%	15.6%

Privately Offered Certificates(9)

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-D	NR / BBBsf / AAA(sf)	$20,204,000(10)	N/A	N/A	N/A	N/A	N/A
D	NR / BBBsf / A-(sf)	$20,204,000	9.750%	9.94	11/32-12/32	46.6%	15.2%
E-RR	NR / BBB-sf / BBB(sf)	$19,194,000	7.375%	10.00	12/32-12/32	47.8%	14.8%
F-RR	NR / BB+sf / BBB-(sf)	$11,113,000	6.000%	10.00	12/32-12/32	48.5%	14.6%
G-RR	NR / BB-sf / BB(sf)	$10,102,000	4.750%	10.00	12/32-12/32	49.1%	14.4%
H-RR	NR / B-sf / B+(sf)	$9,092,000	3.625%	10.00	12/32-12/32	49.7%	14.2%
J-RR	NR / NR / NR	$29,297,236	0.000%	10.00	12/32-12/32	51.6%	13.7%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B or Class X-D Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate.
(3)	Assumes 0% CPR / 0% CPR and a December 14, 2022 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated November 15, 2022 (the “Preliminary Prospectus”).
(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The exact initial certificate balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-4 and Class A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $423,200,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 – $195,000,000	N/A – 9.68	N/A / 4/32-10/32
Class A-5	$228,200,000 – $423,200,000	9.90 – 9.80	10/32-11/32 / 4/32-11/32
(7)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates outstanding from time to time.
(8)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class B and Class C Certificates outstanding from time to time.
(9)	The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR are not being offered by the Preliminary Prospectus and this Term Sheet. The Class R Certificates are not shown above.
(10)	The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Structural and Collateral Term Sheet	BBCMS 2022-C18
Summary of Transaction Terms
Securities Offered:	$709,178,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., SG Americas Securities, LLC, BMO Capital Markets Corp., UBS Securities LLC and KeyBanc Capital Markets Inc.
Co-Managers:	Mischler Financial Group, Inc. and Academy Securities, Inc.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (21.6%), Argentic Real Estate Finance LLC (“AREF”) (16.8%), LMF Commercial, LLC (“LMF”) (15.7%), Starwood Mortgage Capital LLC (“SMC”) (11.5%), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (10.5%), Bank of Montreal (“BMO”) (7.5%), KeyBank National Association (“KeyBank”) (7.0%), BSPRT CMBS Finance, LLC (“BSPRT”) (6.5%) and Societe Generale Financial Corporation (“SGFC”) (3.1%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Special Servicer:	Rialto Capital Advisors, LLC.
Trustee:	Computershare Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	Park Bridge Lender Services LLC.
Asset Representations Reviewer:	Park Bridge Lender Services LLC.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Initial Majority Controlling Class Certificateholder:	RREF IV-D AIV RR H, LLC, or another affiliate of Rialto Capital Advisors, LLC.
U.S. Credit Risk Retention:	For a discussion on the manner in which Barclays, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about December 14, 2022.
Cut-off Date:	With respect to each mortgage loan, the related due date in December 2022, or in the case of any mortgage loan that has its first due date after December 2022, the date that would have been its due date in December 2022 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in January 2023.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in January 2023.
Assumed Final Distribution Date:	The Distribution Date in December 2032 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in December 2055.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	BBCMS 2022-C18
Summary of Transaction Terms
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight, Thomson Reuters Corporation, DealView Technologies Ltd., KBRA Analytics, LLC and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Structural and Collateral Term Sheet	BBCMS 2022-C18
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Barclays	10	12	$174,474,464	21.6%
AREF	6	6	$135,703,125	16.8%
LMF	3	14	$126,500,000	15.7%
SMC	2	15	$92,900,000	11.5%
UBS AG	4	51	$84,574,228	10.5%
BMO	3	3	$60,400,000	7.5%
KeyBank	4	4	$56,197,097	7.0%
BSPRT	4	7	$52,471,322	6.5%
SGFC	1	2	$24,960,000	3.1%
Total:	37	114	$808,180,236	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$808,180,236
Number of Mortgage Loans:	37
Number of Mortgaged Properties:	114
Average Cut-off Date Balance per Mortgage Loan:	$21,842,709
Weighted Average Current Mortgage Rate:	6.16454%
10 Largest Mortgage Loans as % of IPB:	57.1%
Weighted Average Remaining Term to Maturity:	111 months
Weighted Average Seasoning:	3 months
Credit Statistics(1)
Weighted Average UW NCF DSCR(1)(2):	2.01x
Weighted Average UW NOI Debt Yield(1)(3):	13.7%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(4):	51.6%
Weighted Average Maturity Date LTV(1)(4):	49.2%
Other Statistics
% of Mortgage Loans with Additional Debt:	5.4%
% of Mortgage Loans with Single Tenants(5):	17.5%
% of Mortgage Loans secured by Multiple Properties:	31.1%
Amortization
Weighted Average Original Amortization Term(6):	349 months
Weighted Average Remaining Amortization Term(6):	345 months
% of Mortgage Loans with Interest-Only:	65.9%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	19.0%
% of Mortgage Loans with Amortizing Balloon:	15.1%
Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	74.2%
% of Mortgage Loans with Springing Lockboxes:	13.5%
% of Mortgage Loans with Soft Lockboxes:	12.3%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	87.5%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	57.1%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	73.1%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	23.0%

(1)	In the case of Loan Nos. 1, 3, 7, 8, 12, 15, 16, 17, 22, 24, 26 and 31, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 8 and 31, the Total Mortgage Loan Cut-off Date Balance and corresponding calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 7, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $5,000,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 9.8%.
(4)	In the case of Loan Nos. 3, 16 and 19, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “as-portfolio” or an “as-complete” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(6)	Excludes 24 mortgage loans that are interest-only for the entire term.
(7)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus. In the case of Loan No. 31, the mortgage loan is structured with a soft lockbox for residential tenants and a hard lockbox for commercial tenants and is considered a Soft Lockbox in the calculations shown.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, mixed use, retail and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Structural and Collateral Term Sheet	BBCMS 2022-C18
Collateral Characteristics
Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Pads / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)(2)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1	Rialto Industrial	Rialto, CA	AREF	1	$68,000,000	8.4%	1,106,124	Industrial	1.23x	9.7%	51.7%	51.7%
2	Spartan Retail Portfolio	Various, Various	SMC	14	$65,500,000	8.1%	844,888	Retail	1.30x	10.3%	69.7%	62.3%
3	WRS Retail Portfolio	Various, Various	LMF	12	$60,000,000	7.4%	549,973	Retail	1.39x	11.5%	57.8%	56.4%
4	Hilton Columbus at Easton Town Center	Columbus, OH	LMF	1	$49,000,000	6.1%	345	Hospitality	3.61x	25.7%	35.8%	35.8%
5	Liberty Park at Tysons	Vienna, VA	Barclays	1	$45,000,000	5.6%	225,038	Mixed Use	3.02x	16.1%	40.6%	40.6%
6	Greenwich Office Portfolio	Greenwich, CT	BMO	1	$42,900,000	5.3%	90,268	Office	1.84x	11.4%	54.5%	54.5%
7	Phoenix Industrial Portfolio IX	Various, Various	UBS AG	5	$38,000,000	4.7%	3,760,303	Industrial	1.48x	10.6%	41.2%	41.2%
8	70 Hudson Street	Jersey City, NJ	Barclays	1	$36,000,000	4.5%	431,281	Office	4.10x	13.3%	40.5%	40.5%
9	Green Valley Corporate Center South	Henderson, NV	KeyBank	1	$29,425,000	3.6%	163,356	Office	1.95x	12.0%	54.5%	54.5%
10	50 Dey Street	Jersey City, NJ	SMC	1	$27,400,000	3.4%	363,500	Industrial	2.40x	14.8%	36.3%	36.3%

	Top 3 Total/Weighted Average			27	$193,500,000	23.9%			1.30x	10.5%	59.7%	56.7%
	Top 5 Total/Weighted Average			29	$287,500,000	35.6%			1.97x	13.9%	52.6%	50.6%
	Top 10 Total/Weighted Average			38	$461,225,000	57.1%			2.11x	13.3%	50.1%	48.8%
	Non-Top 10 Total/Weighted Average			76	$346,955,236	42.9%			1.89x	14.1%	53.6%	49.8%
(1)	In the case of Loan Nos. 1, 3, 7 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 8, the Total Mortgage Loan Cut-off Date Balance and corresponding calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(2)	In the case of Loan No. 7, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $5,000,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 9.8%.
(3)	In the case of Loan Nos. 3, 16 and 19, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “as-portfolio” or an “as-complete” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Structural and Collateral Term Sheet	BBCMS 2022-C18
Collateral Characteristics
Pari Passu Companion Loan Summary
No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Rialto Industrial	AREF	$68,000,000	$181,000,000	(2)	(2)	(2)	Future Securitization(s)	$113,000,000
3	WRS Retail Portfolio	LMF	$60,000,000	$84,000,000	BBCMS 2022-C18	Midland	Rialto	Future Securitization(s)	$24,000,000
7	Phoenix Industrial Portfolio IX	UBS AG	$38,000,000	$75,000,000	BMO 2022-C3	Midland	Midland	BMO 2022-C3	$37,000,000
8	70 Hudson Street	Barclays	$36,000,000	$120,000,000	BBCMS 2022-C18(3)	Midland(3)	Rialto(3)	BBCMS 2022-C16 Future Securitization(s)	$48,000,000 $36,000,000
12	Hamilton Portfolio	BSPRT	$25,000,000	$65,000,000	BBCMS 2022-C17	KeyBank	Argentic	BBCMS 2022-C17	$40,000,000
15	The Showboat Hotel	Barclays	$24,732,690	$48,466,079	BBCMS 2022-C18	Midland	Rialto	Future Securitization(s)	$23,750,000
16	Wyndham National Hotel Portfolio	UBS AG	$23,074,228	$133,830,523	UBS 2019-C18	Wells	Rialto	UBS 2019-C18 BBCMS 2021-C10 BBCMS 2021-C11 WFCM 2021-C61 BMO 2022-C1 BMO 2022-C2 Future Securitization(s)	$35,000,000 $10,000,000 $20,000,000 $10,000,000 $20,000,000 $10,000,000 $15,000,000
17	469 7th Avenue	UBS AG	$19,000,000	$98,000,000	BMARK 2022-B37	Midland	Rialto	BMO 2022-C3 BMARK 2022-B37	$30,000,000 $49,000,000
22	Autokiniton Industrial Portfolio	Barclays	$11,000,000	$41,000,000	BBCMS 2022-C17	KeyBank	Argentic	BBCMS 2022-C17	$30,000,000
24	Saks Fulfillment Center	BMO	$10,000,000	$60,000,000	BMO 2022-C3	Midland	Midland	BMO 2022-C3 BBCMS 2022-C17	$27,500,000 $22,500,000
26	Crossgates Commons	AREF	$9,929,121	$31,773,187	BBCMS 2022-C17	KeyBank	Argentic	BBCMS 2022-C17	$22,000,000
31	Park West Village	BMO	$7,500,000	$187,500,000	BBCMS 2022-C17	KeyBank	KeyBank	BBCMS 2022-C17 BMO 2022-C3 BMARK 2022-B37 Future Securitization(s)	$47,500,000 $37,500,000 $62,500,000 $32,500,000
(1)	In the case of Loan Nos. 8 and 31, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s) and includes any related pari passu companion loans.
(2)	In the case of Loan No. 1, the related Whole Loan will be serviced under the BBCMS 2022-C18 pooling and servicing agreement until such time that the lead servicing pari passu companion loan is securitized, at which point the Whole Loan will be serviced under the related trust and servicing agreement or pooling and servicing agreement for such future securitization. The initial controlling noteholder is the loan seller or an affiliate of the loan seller as holder of the companion loans.
(3)	In the case of Loan No. 8, the control note is Note A-B, held by John Hancock Life Insurance Company (U.S.A.). Upon the occurrence of a control appraisal period, Note A-A-1 will be controlling note. The 70 Hudson Street Whole Loan will be serviced under the BBCMS 2022-C18 pooling and servicing agreement.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Structural and Collateral Term Sheet	BBCMS 2022-C18
Collateral Characteristics
Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
8	70 Hudson Street	$36,000,000	$84,000,000	$76,950,000	$196,950,000	4.10x	2.50x	40.5%	66.5%	13.3%	8.1%
31	Park West Village	$7,500,000	$180,000,000	$177,500,000	$365,000,000	2.60x	1.34x	32.6%	63.5%	12.3%	6.3%
(1)	In the case of Loan Nos. 8 and 31, Subordinate Debt Cut-off Date Balance represents one or more Subordinate Companion Loans.
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude the related Subordinate Companion Loans and/or mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Structural and Collateral Term Sheet	BBCMS 2022-C18
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(5)	Maturity Date LTV(2)(5)
Retail	Anchored	17	$106,907,774	13.2%	1.39x	11.0%	65.4%	58.3%
	Shadow Anchored	12	60,000,000	7.4	1.39x	11.5%	57.8%	56.4%
	Unanchored	6	26,188,444	3.2	2.04x	14.5%	54.2%	50.8%
	Single Tenant	2	24,960,000	3.1	1.73x	9.6%	59.6%	59.6%
	Subtotal:	37	$218,056,218	27.0%	1.51x	11.4%	61.3%	57.0%
Office	Suburban	4	$112,412,969	13.9%	1.88x	12.2%	54.7%	53.8%
	CBD	2	55,000,000	6.8	3.17x	12.0%	44.6%	44.6%
	Subtotal:	6	$167,412,969	20.7%	2.30x	12.1%	51.4%	50.8%
Industrial	Warehouse / Distribution	5	$94,093,333	11.6%	1.30x	9.9%	48.8%	48.8%
	Flex	2	33,940,000	4.2	2.21x	13.7%	41.5%	41.5%
	Manufacturing	3	22,906,667	2.8	1.60x	10.5%	50.7%	50.7%
	Warehouse	1	10,000,000	1.2	1.71x	10.7%	53.1%	53.1%
	Subtotal:	11	$160,940,000	19.9%	1.56x	10.9%	47.8%	47.8%
Hospitality	Full Service	4	$95,415,436	11.8%	3.12x	24.7%	41.4%	37.6%
	Limited Service	46	38,700,613	4.8	1.76x	15.8%	62.8%	50.2%
	Select Service	1	17,500,000	2.2	2.36x	17.7%	49.9%	49.9%
	Subtotal:	51	$151,616,049	18.8%	2.69x	21.6%	47.9%	42.3%
Mixed Use	Office / Data Center / Warehouse	1	$45,000,000	5.6%	3.02x	16.1%	40.6%	40.6%
	Retail / Office	1	2,600,000	0.3	1.63x	12.4%	40.6%	40.6%
	Subtotal:	2	$47,600,000	5.9%	2.94x	15.9%	40.6%	40.6%
Multifamily	Independent Living	1	$26,400,000	3.3%	1.55x	10.5%	51.8%	51.8%
	High Rise	1	7,500,000	0.9	2.60x	12.3%	32.6%	32.6%
	Subtotal:	2	$33,900,000	4.2%	1.78x	10.9%	47.6%	47.6%
Self Storage		4	$18,655,000	2.3%	1.67x	11.8%	47.5%	46.4%
Other	Sub-Leased Fee	1	$10,000,000	1.2%	2.29x	15.1%	33.6%	33.6%
Total / Weighted Average:		114	$808,180,236	100.0%	2.01x	13.7%	51.6%	49.2%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 3, 7, 8, 12, 15, 16, 17, 22, 24, 26 and 31, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 8 and 31, the Total Mortgage Loan Cut-off Date Balance and corresponding calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 7, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $5,000,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 9.8%.
(5)	In the case of Loan Nos. 3, 16 and 19, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “as-portfolio” or an “as-complete” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Structural and Collateral Term Sheet	BBCMS 2022-C18
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(5)	Maturity Date LTV(2)(5)
New Jersey	4	$98,887,690	12.2%	3.05x	17.0%	38.6%	37.7%
California	5	95,632,429	11.8%	1.43x	10.3%	52.7%	52.6%
Ohio	2	66,500,000	8.2%	3.28x	23.6%	39.5%	39.5%
South Carolina	12	60,278,343	7.5%	1.32x	10.5%	67.4%	61.2%
New York	6	54,739,976	6.8%	1.67x	12.2%	53.4%	48.8%
Virginia	3	52,077,361	6.4%	2.80x	15.2%	43.7%	43.5%
North Carolina	10	48,413,999	6.0%	1.46x	12.2%	60.8%	57.4%
Connecticut	1	42,900,000	5.3%	1.84x	11.4%	54.5%	54.5%
Tennessee	6	40,056,029	5.0%	1.50x	11.2%	53.1%	48.9%
Nevada	2	30,093,070	3.7%	1.94x	12.1%	54.7%	54.3%
Florida	6	28,321,277	3.5%	1.94x	13.0%	49.3%	46.9%
Washington	1	26,400,000	3.3%	1.55x	10.5%	51.8%	51.8%
Michigan	2	22,528,683	2.8%	1.75x	14.0%	55.2%	50.9%
Louisiana	3	17,900,923	2.2%	2.74x	21.8%	56.6%	45.5%
Alabama	2	16,993,369	2.1%	1.43x	10.5%	49.7%	47.5%
Georgia	2	14,535,714	1.8%	1.39x	11.5%	57.8%	56.4%
Wisconsin	1	13,582,050	1.7%	1.73x	9.6%	59.6%	59.6%
Minnesota	2	11,473,767	1.4%	1.73x	9.6%	59.6%	59.5%
Texas	4	10,192,167	1.3%	1.94x	17.2%	62.5%	52.7%
Pennsylvania	1	10,000,000	1.2%	1.71x	10.7%	53.1%	53.1%
Indiana	1	8,000,000	1.0%	1.64x	10.7%	62.0%	62.0%
Illinois	1	6,080,000	0.8%	1.48x	10.6%	41.2%	41.2%
Kentucky	2	5,583,287	0.7%	1.64x	10.5%	54.5%	54.5%
Iowa	3	4,742,621	0.6%	1.51x	11.4%	45.0%	42.2%
Wyoming	6	4,699,550	0.6%	1.64x	15.1%	62.2%	46.7%
Maryland	2	4,577,306	0.6%	2.23x	15.1%	31.8%	31.3%
Nebraska	4	2,663,277	0.3%	1.64x	15.1%	62.2%	46.7%
New Mexico	3	2,481,409	0.3%	1.64x	15.1%	62.2%	46.7%
Kansas	5	2,120,524	0.3%	1.64x	15.1%	62.2%	46.7%
Arizona	2	1,406,319	0.2%	1.64x	15.1%	62.2%	46.7%
Missouri	2	1,338,015	0.2%	1.64x	15.1%	62.2%	46.7%
Montana	2	958,980	0.1%	1.64x	15.1%	62.2%	46.7%
Oregon	1	647,798	0.1%	1.64x	15.1%	62.2%	46.7%
Utah	1	384,735	0.0%	1.64x	15.1%	62.2%	46.7%
South Dakota	1	352,419	0.0%	1.64x	15.1%	62.2%	46.7%
Oklahoma	1	340,649	0.0%	1.64x	15.1%	62.2%	46.7%
North Dakota	1	245,083	0.0%	1.64x	15.1%	62.2%	46.7%
Colorado	1	51,419	0.0%	1.64x	15.1%	62.2%	46.7%
Total / Weighted Average:	114	$808,180,236	100.0%	2.01x	13.7%	51.6%	49.2%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 3, 7, 8, 12, 15, 16, 17, 22, 24, 26 and 31, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 8 and 31, the Total Mortgage Loan Cut-off Date Balance and corresponding calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 7, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $5,000,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 9.8%.
(5)	In the case of Loan Nos. 3, 16 and 19, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “as-portfolio” or an “as-complete” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Structural and Collateral Term Sheet	BBCMS 2022-C18
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
$2,600,000	-	$4,999,999	4	$15,000,000	1.9%	6.61796%	119	2.31x	16.9%	44.5%	43.2%
$5,000,000	-	$9,999,999	8	64,947,280	8.0%	6.09487%	110	1.92x	13.9%	57.7%	52.6%
$10,000,000	-	$19,999,999	9	118,041,039	14.6%	6.38658%	117	1.85x	13.8%	52.0%	48.9%
$20,000,000	-	$29,999,999	8	205,791,918	25.5%	5.99388%	101	1.95x	14.0%	51.7%	48.7%
$30,000,000	-	$39,999,999	2	74,000,000	9.2%	4.69403%	85	2.75x	11.9%	40.9%	40.9%
$40,000,000	-	$47,499,999	2	87,900,000	10.9%	5.59068%	119	2.44x	13.8%	47.4%	47.4%
$47,500,000	-	$68,000,000	4	242,500,000	30.0%	6.84864%	119	1.77x	13.5%	54.9%	52.5%
Total / Weighted Average:			37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
3.19200	-	4.99000	3	$66,574,228	8.2%	3.93091%	63	3.08x	13.8%	47.1%	41.8%
5.00000	-	5.50000	3	82,890,972	10.3%	5.23338%	116	2.55x	14.8%	49.6%	47.3%
5.50000	-	5.99999	8	179,054,121	22.2%	5.85053%	103	1.91x	12.2%	53.3%	51.7%
6.00000	-	6.49999	9	209,291,774	25.9%	6.27627%	118	2.00x	14.5%	52.8%	50.1%
6.50000	-	6.99999	9	148,181,385	18.3%	6.77032%	119	1.69x	12.9%	53.5%	51.9%
7.00000	-	7.79500	5	122,187,756	15.1%	7.54736%	120	1.65x	14.3%	48.3%	46.1%
Total / Weighted Average:			37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
60	3	$70,900,000	8.8%	4.35025%	55	3.28x	13.8%	38.0%	38.0%
84	1	24,800,000	3.1%	5.93000%	83	1.94x	11.8%	56.5%	56.5%
120	33	712,480,236	88.2%	6.35325%	117	1.89x	13.7%	52.7%	50.1%
Total / Weighted Average:	37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
51	-	59	3	$70,900,000	8.8%	4.35025%	55	3.28x	13.8%	38.0%	38.0%
83	-	84	2	47,874,228	5.9%	5.40947%	83	1.80x	13.4%	59.2%	51.8%
112	-	116	6	93,820,093	11.6%	5.59819%	114	1.76x	12.2%	60.1%	55.1%
117	-	120	26	595,585,915	73.7%	6.53043%	119	1.92x	13.9%	51.2%	49.4%
Total / Weighted Average:			37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%
(1)	In the case of Loan Nos. 1, 3, 7, 8, 12, 15, 16, 17, 22, 24, 26 and 31, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 8 and 31, the Total Mortgage Loan Cut-off Date Balance and corresponding calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 7, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $5,000,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 9.8%.
(4)	In the case of Loan Nos. 3, 16 and 19, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “as-portfolio” or an “as-complete” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Structural and Collateral Term Sheet	BBCMS 2022-C18
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
Interest Only	24	$532,330,000	65.9%	6.00563%	108	2.20x	13.4%	47.3%	47.3%
270	1	23,074,228	2.9%	4.85000%	84	1.64x	15.1%	62.2%	46.7%
300	1	12,930,972	1.6%	5.08000%	112	2.50x	20.5%	61.6%	46.8%
330	1	9,929,121	1.2%	5.75000%	114	1.60x	12.9%	66.8%	54.4%
360	10	229,915,915	28.4%	6.74329%	118	1.62x	13.8%	59.1%	53.8%
Total / Weighted Average:	37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
Interest Only			24	$532,330,000	65.9%	6.00563%	108	2.20x	13.4%	47.3%	47.3%
234	-	324	3	45,934,321	5.7%	5.10929%	98	1.87x	16.1%	63.0%	48.4%
357	-	360	10	229,915,915	28.4%	6.74329%	118	1.62x	13.8%	59.1%	53.8%
Total / Weighted Average:			37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
Interest Only	24	$532,330,000	65.9%	6.00563%	108	2.20x	13.4%	47.3%	47.3%
Interest Only, Amortizing Balloon	4	153,950,000	19.0%	6.50806%	118	1.37x	11.0%	63.4%	58.6%
Amortizing Balloon	9	121,900,236	15.1%	6.42464%	111	2.03x	18.2%	55.1%	45.7%
Total / Weighted Average:	37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
1.23x	-	1.39x	5	$208,517,097	25.8%	6.98526%	119	1.30x	10.6%	59.5%	56.3%
1.40x	-	1.69x	10	169,298,349	20.9%	6.02058%	113	1.53x	11.3%	53.4%	49.6%
1.70x	-	1.79x	4	61,247,969	7.6%	5.98252%	116	1.73x	11.4%	57.0%	55.4%
1.80x		1.89x	2	51,986,035	6.4%	6.12458%	119	1.84x	12.2%	56.6%	55.1%
1.90x	-	1.99x	3	62,976,774	7.8%	5.90010%	104	1.95x	12.7%	56.4%	55.2%
2.00x	-	2.49x	6	74,490,350	9.2%	6.27949%	97	2.32x	15.7%	41.8%	41.2%
2.50x	-	2.99x	3	45,163,662	5.6%	6.49539%	107	2.73x	22.9%	42.0%	35.7%
3.00x		4.10x	4	134,500,000	16.6%	5.12078%	101	3.54x	19.2%	38.9%	38.9%
Total / Weighted Average:			37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%
(1)	In the case of Loan Nos. 1, 3, 7, 8, 12, 15, 16, 17, 22, 24, 26 and 31, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 8 and 31, the Total Mortgage Loan Cut-off Date Balance and corresponding calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 7, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $5,000,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 9.8%.
(4)	In the case of Loan Nos. 3, 16 and 19, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “as-portfolio” or an “as-complete” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Structural and Collateral Term Sheet	BBCMS 2022-C18
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
30.9%	-	49.9%	14	$286,037,690	35.4%	5.81747%	103	2.81x	17.3%	39.3%	38.9%
50.0%	-	59.9%	13	363,880,416	45.0%	6.52032%	116	1.57x	11.2%	55.0%	53.7%
60.0%	-	64.9%	6	70,296,975	8.7%	5.46321%	105	1.83x	14.6%	62.0%	53.1%
65.0%	-	69.7%	4	87,965,156	10.9%	6.38185%	118	1.39x	11.2%	69.0%	61.0%
Total / Weighted Average:			37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
30.8%	-	49.9%	18	$348,897,957	43.2%	5.83334%	103	2.63x	17.1%	42.7%	40.3%
50.0%	-	59.9%	14	364,792,280	45.1%	6.44974%	115	1.59x	11.3%	55.9%	54.4%
60.0%	-	63.5%	5	94,490,000	11.7%	6.28641%	118	1.39x	10.3%	67.6%	62.2%
Total / Weighted Average:			37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
Defeasance	26	$507,970,036	62.9%	6.48836%	112	1.75x	12.6%	51.5%	50.1%
Yield Maintenance	9	253,210,200	31.3%	5.96511%	115	2.27x	16.0%	52.9%	48.2%
Defeasance or Yield Maintenance	2	47,000,000	5.8%	3.73919%	66	3.54x	12.6%	45.3%	45.3%
Total / Weighted Average:	37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date LTV(1)(4)
Refinance	21	$472,226,102	58.4%	6.40708%	114	2.07x	14.9%	48.7%	46.2%
Acquisition	15	275,954,135	34.1%	5.59393%	103	2.05x	12.0%	55.1%	52.9%
Refinance and Acquisition	1	60,000,000	7.4%	6.88000%	119	1.39x	11.5%	57.8%	56.4%
Total / Weighted Average:	37	$808,180,236	100.0%	6.16454%	111	2.01x	13.7%	51.6%	49.2%
(1)	In the case of Loan Nos. 1, 3, 7, 8, 12, 15, 16, 17, 22, 24, 26 and 31, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 8 and 31, the Total Mortgage Loan Cut-off Date Balance and corresponding calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 7, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $5,000,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 9.8%.
(4)	In the case of Loan Nos. 3, 16 and 19, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “as-portfolio” or an “as-complete” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Structural and Collateral Term Sheet	BBCMS 2022-C18
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
2.01	SMC	Converse Plaza	Spartanburg, SC	Retail	$8,849,468	1.1%	JPMBB 2014-C18
2.02	SMC	Oak Forest Plaza	Spartanburg, SC	Retail	$6,828,723	0.8%	JPMBB 2014-C18
2.03	SMC	Pine Belt Plaza	Columbia, SC	Retail	$6,759,043	0.8%	JPMBB 2014-C18
2.04	SMC	Spring Valley Commons	Columbia, SC	Retail	$6,340,957	0.8%	JPMBB 2014-C18
2.05	SMC	Shelby Plaza	Shelby, NC	Retail	$5,435,106	0.7%	JPMBB 2014-C18
2.06	SMC	Westgate Plaza	Mobile, AL	Retail	$5,086,702	0.6%	JPMBB 2014-C18
2.07	SMC	Beaumont Plaza	Spartanburg, SC	Retail	$4,947,340	0.6%	JPMBB 2014-C18
2.08	SMC	North Town Center	Spartanburg, SC	Retail	$4,250,532	0.5%	JPMBB 2014-C18
2.09	SMC	Fernwood Plaza	Spartanburg, SC	Retail	$4,041,489	0.5%	JPMBB 2014-C18
2.10	SMC	Parkmore Plaza	Milton, FL	Retail	$3,971,809	0.5%	JPMBB 2014-C18
2.11	SMC	Reidville Circle	Spartanburg, SC	Retail	$3,553,723	0.4%	JPMBB 2014-C18
2.12	SMC	Pensacola Plaza	Pensacola, FL	Retail	$2,299,468	0.3%	JPMBB 2014-C18
2.13	SMC	Merchant's Plaza	Spartanburg, SC	Retail	$1,742,021	0.2%	JPMBB 2014-C18
2.14	SMC	Cleveland Village	Spartanburg, SC	Retail	$1,393,617	0.2%	JPMBB 2014-C18
3.01	LMF	Hudson Bridge Crossing	Stockbridge, GA	Retail	$9,500,000	1.2%	COMM 2014-LC15
3.02	LMF	Shoppes at Westgate	Leland, NC	Retail	$6,928,571	0.9%	COMM 2014-LC15
3.03	LMF	Shoppes at Richland	Aiken, SC	Retail	$6,107,143	0.8%	COMM 2014-LC15
3.04	LMF	Shoppes at White Knoll	Lexington, SC	Retail	$5,464,286	0.7%	COMM 2014-LC15
3.05	LMF	Chamblee Village	Atlanta, GA	Retail	$5,035,714	0.6%	COMM 2014-LC15
3.07	LMF	Grandview Station	Marion, NC	Retail	$4,785,714	0.6%	COMM 2014-LC15
3.08	LMF	Glenn View Station	Durham, NC	Retail	$4,642,857	0.6%	COMM 2014-LC15
3.09	LMF	Shoppes at Raeford	Raeford, NC	Retail	$3,714,286	0.5%	COMM 2014-LC15
3.10	LMF	Shoppes at Oxford	Oxford, NC	Retail	$3,642,857	0.5%	COMM 2014-LC15
3.11	LMF	Shoppes at Goldsboro	Goldsboro, NC	Retail	$3,142,857	0.4%	COMM 2014-LC15
3.12	LMF	Village at Red Bridge	Locust, NC	Retail	$2,214,286	0.3%	COMM 2014-LC15
4	LMF	Hilton Columbus at Easton Town Center	Columbus, OH	Hospitality	$49,000,000	6.1%	UBSBB 2012-C4
9	KeyBank	Green Valley Corporate Center South	Henderson, NV	Office	$29,425,000	3.6%	COMM 2015-CR27
10	SMC	50 Dey Street	Jersey City, NJ	Industrial	$27,400,000	3.4%	COMM 2013-CR7
12.04	BSPRT	Hamilton Crossing	Chattanooga, TN	Retail	$4,495,413	0.6%	WFRBS 2011-C4
18	LMF	Courtyard by Marriott Columbus Easton	Columbus, OH	Hospitality	$17,500,000	2.2%	UBSBB 2012-C4
20	BSPRT	Sheraton Metairie	Metairie, LA	Hospitality	$12,930,972	1.6%	BSPRT 2017-FL1
21	KeyBank	Webster Plaza	Webster, NY	Retail	$11,567,097	1.4%	COMM 2012-CR4
23	KeyBank	Mini U Storage - Brick	Brick, NJ	Self Storage	$10,755,000	1.3%	UBS 2013-C6
26	AREF	Crossgates Commons	Albany, NY	Retail	$9,929,121	1.2%	CGCMT 2017-B1; BANK 2017-BNK5
29	AREF	Wynwood Retail	Miami, FL	Retail	$8,600,000	1.1%	COMM 2015-CR26
30	BSPRT	Gateway Promenade	Hammond, IN	Retail	$8,000,000	1.0%	BSPRT 2018-FL4
31	BMO	Park West Village	New York, NY	Multifamily	$7,500,000	0.9%	UBSCM 2017-C2; UBSCM 2017-C3; UBSCM 2017-C4
35	KeyBank	Mini U Storage - Landover Hills	Landover Hills, MD	Self Storage	$4,450,000	0.6%	UBSBB 2013-C5
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Structural and Collateral Term Sheet	BBCMS 2022-C18
Class A-2(1)
No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
8	70 Hudson Street	Jersey City, NJ	$36,000,000	4.5%	$36,000,000	49.3%	60	51	4.10x	13.3%	40.5%	40.5%
10	50 Dey Street	Jersey City, NJ	27,400,000	3.4%	27,400,000	37.5%	60	59	2.40x	14.8%	36.3%	36.3%
31	Park West Village	New York, NY	7,500,000	0.9%	7,500,000	10.3%	60	56	2.60x	12.3%	32.6%	32.6%
Total / Weighted Average:			$70,900,000	8.8%	$70,900,000	97.1%	60	55	3.28x	13.8%	38.0%	38.0%
(1)	The table above presents the mortgage loans whose balloon payment would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Structural and Collateral Term Sheet	BBCMS 2022-C18
Class A-3(1)
No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
14	HERE Campus	Laguna Hills, CA	$24,800,000	3.1%	$24,800,000	58.9%	84	83	1.94x	11.8%	56.5%	56.5%
16	Wyndham National Hotel Portfolio	Various, Various	23,074,228	2.9%	17,304,952	41.1%	120	84	1.64x	15.1%	62.2%	46.7%
Total / Weighted Average:			$47,874,228	5.9%	$42,104,952	100.0%	101	83	1.80x	13.4%	59.2%	51.8%
(1)	The table above presents the mortgage loans whose balloon payment would be applied to pay down the certificate balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-3 Certificate Balance.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Structural and Collateral Term Sheet	BBCMS 2022-C18
Structural Overview
■ Assets:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class D Certificates for the related Distribution Date.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero and seventh to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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On any Distribution Date on or after the Cross-Over Date, payments in respect of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B and Class X-D Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class B and Class C Certificates, the notional amount of the Class X-D Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D Certificates.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E-RR Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance premium charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all the Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class B and Class C Certificates as described above, and (4) to the Class X-D Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No yield maintenance charges will be distributed to the Class F-RR, Class G-RR, Class H-RR, Class J-RR or Class R Certificates.

■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class J-RR, Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B and Class X-D Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B and Class X-D Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) until their principal balances have been

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview
reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.
■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property and (b) the amount of any escrows, letters of credit and reserves; over the sum as of the due date in the month of the date of determination of (a) to the extent not previously advanced, unpaid interest at the mortgage rate, (b) all P&I Advances on the Mortgage Loan and all servicing advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds and interest on those advances, and (c) all due and unpaid real estate taxes, insurance premiums, ground rents, unpaid special servicing fees and other amounts due and unpaid.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, any Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class J-RR Certificates for certain purposes, including certain voting rights and the determination of the controlling class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class J-RR Certificates; second, to the Class H-RR Certificates; third, to the Class G-RR Certificates; fourth, to the Class F-RR Certificates, fifth to the Class E-RR Certificates, sixth to the Class D Certificates; seventh, to the Class C Certificates; eighth, to the Class B Certificates, ninth, to the Class A-S Certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount is notionally allocated, first, to any related serviced subordinate companion loan(s), then pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain servicing advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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■ Whole Loans:	Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement.
■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan) if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and a sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell (with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan, and the holder of a subordinate Companion Loan may have the option to purchase the related whole loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related mortgaged property and the state of the local economy for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than the outstanding principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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balance of the mortgage loan, any unpaid interest and any outstanding costs and expenses relating to the mortgage loan and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties, and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing), other than with respect to any Excluded Loan, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the pari passu or subordinate nature of any related Companion Loan, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan included in the BBCMS 2022-C18 Trust and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Class H-RR and Class J-RR Certificates.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to the Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each mortgage loan (other than the Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan or any Servicing Shift Whole Loans), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” means a mortgage loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) with respect to which, as of any date of determination, with respect to the Directing Certificateholder or (except for purposes of determining whether the Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) the holder of the majority of the controlling class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans or Subordinate Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

■ Directing Certificateholder:	RREF IV-D AIV RR H, LLC or an affiliate is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Servicing Shift Mortgage Loan and any Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class J-RR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur with respect to any mortgage loan when (i) the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the senior most Class of Control Eligible Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Neither (i) a Payment Accommodation with respect to any mortgage loan or serviced whole loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an appraisal reduction event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any mortgage loan or serviced whole loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the Special Servicer in its sole and absolute discretion in accordance with the servicing standard) relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case: (i) is entered into no later than the date specified in the prospectus; (ii) provides for no more than 3 months of forbearance (but no greater than 9 monthly debt service payments in the aggregate with any other Payment Accommodations); and (iii) requires full repayment of deferred payments and escrows within 12 months of the date of the first forbearance for such mortgage loan or serviced whole loan. No Payment Accommodation may be granted if the mortgage loan or serviced whole loan is in default with respect to any loan provision other than the provision(s) subject to the forbearance request. The Special Servicer will process all Payment Accommodations requested in its sole and absolute discretion in accordance with the Servicing Standard, and the Master Servicer will have no processing, consent or other rights with respect thereto.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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■ Consultation Termination Event:

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts or (ii) a holder of the Class H-RR Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided, that a Consultation Termination Event will be deemed not continuing in a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.
■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, and will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Park Bridge Lender Services LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●              reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●             reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●           recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●              preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●               to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●               to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause the Rating Agencies to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of the Rating Agencies has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, the Third-Party Purchaser, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the Voting Rights again elect to cause a vote

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview
of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.
■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder. With respect to any Serviced Whole Loan with a subordinate companion loan, the holder of that subordinate companion loan will have the right to replace the Special Servicer for such Whole Loan prior to the occurrence of a control appraisal period.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning Special Servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event that relates to any mortgage loan, and upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights of all Classes of Principal Balance Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2022-C18 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.
■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2022-C18

With a copy to: trustadministrationgroup@wellsfargo.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that are Specially Serviced Loans that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan. After receipt by the Special Servicer of Workout

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
Structural Overview

Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each (i) specially serviced mortgage loan or REO property (and each related Serviced Companion Loan) for which the special servicer obtains (a) a full, partial or discounted payoff, or (b) any liquidation proceeds or insurance and condemnation proceeds, or (ii) Loss of Value Payment (as defined in the Preliminary Prospectus) or Purchase Price. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest); provided, however, that if such Liquidation Fee would be less than $25,000 the Liquidation Fee will be equal to the lesser of (a) 3.0% of liquidation proceeds and (b) $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of (A) any Specially Serviced Loan that is part of a Serviced Whole Loan with a Subordinate Companion Loan or related REO property by the holder of the related Subordinate Companion Loan or (B) any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■               special notices,

■               summaries of any final asset status reports,

■               appraisals in connection with Appraisal Reductions (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■               an “Investor Q&A Forum,”

■               a voluntary investor registry, and

■              SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 1 – Rialto Industrial

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 1 – Rialto Industrial

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 1 – Rialto Industrial
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$68,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$68,000,000	Property Type – Subtype:	Industrial – Warehouse /
% of IPB:	8.4%		Distribution
Loan Purpose:	Refinance	Net Rentable Area (SF):	1,106,124
Borrower:	Rialto Merrill Holdings LLC	Location:	Rialto, CA
Borrower Sponsors:	Ezra Danziger, Paul Reisz and	Year Built / Renovated:	1989 / 2020
	Solomon Weber	Occupancy:	100.0%
Interest Rate:	7.61000%	Occupancy Date:	11/10/2022
Note Date:	11/10/2022	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	12/6/2032	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$22,349,341
Call Protection(2):	L(24),D(92),O(4)	UW Expenses:	$4,721,514
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$17,627,827
Additional Debt(1):	Yes	UW NCF:	$17,185,377
Additional Debt Balance(1):	$113,000,000	Appraised Value / Per SF(5):	$350,000,000 / $316
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/12/2022

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$164
Taxes:	$514,722	$128,681	N/A	Maturity Date Loan / SF:	$164
Insurance:	$122,072	$61,036	N/A	Cut-off Date LTV:	51.7%
Replacement Reserves:	$0	$9,218	N/A	Maturity Date LTV:	51.7%
Immediate Repairs:	$8,125	$0	N/A	UW NCF DSCR:	1.23x
Rent Abatement Reserve:	$9,402,054	$0	N/A	UW NOI Debt Yield:	9.7%
Litigation Reserve	$50,000	Springing	$50,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$181,000,000	100.0%	Loan Payoff	$130,724,472	72.2%
			Closing Costs(6)	24,015,699	13.3
			Return of Equity	16,162,856	8.9
			Upfront Reserves	10,096,973	5.6
Total Sources	$181,000,000	100.0%	Total Uses	$181,000,000	100.0%
(1)	The Rialto Industrial Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $181.0 million (the “Rialto Industrial Whole Loan”). The Financial Information in the chart above reflects the Rialto Industrial Whole Loan.
(2)	The lockout period will be at least 24 months beginning with and including the first payment date on January 6, 2023; the actual lockout period may be longer. Defeasance of the Rialto Industrial Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) November 10, 2025.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Operating history is not available as the Rialto Industrial Property (as defined below) was occupied under a triple net lease from March 2020 and was also vacant between 2018 to March 2020.
(5)	The appraisal also concluded to a “go-dark” value of $303,000,000 and land value of $242,000,000.
(6)	Closing Costs include approximately $15.0 million in payment to third-party contractors for the cost of the TI Project (as defined below).

The Loan. The Rialto Industrial mortgage loan (the “Rialto Industrial Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in an industrial warehouse/distribution facility in Rialto, California (the “Rialto Industrial Property”). The Rialto Industrial Whole Loan consists of eight pari passu notes and accrues interest at a rate of 7.61000% per annum. The Rialto Industrial Whole Loan has a 10-year term and is interest only for the entire term. The non-controlling Note A-1 and Note A-8, with an aggregate original principal balance of $68,000,000, will be included in the BBCMS 2022-C18 securitization trust. The remaining notes are currently held by AREF or an affiliate and are expected to be contributed to one or more future securitization trust(s). The Rialto Industrial Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C18 trust until the controlling Note A-4 is securitized, whereupon the Rialto Industrial Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 1 – Rialto Industrial

securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BBCMS 2022-C18	No
A-2(1)	$30,000,000	$30,000,000	AREF or an affiliate	No
A-3(1)	$30,000,000	$30,000,000	AREF or an affiliate	No
A-4(1)	$25,000,000	$25,000,000	AREF or an affiliate	Yes
A-5(1)	$20,000,000	$20,000,000	AREF or an affiliate	No
A-6(1)	$5,000,000	$5,000,000	AREF or an affiliate	No
A-7(1)	$3,000,000	$3,000,000	AREF or an affiliate	No
A-8	$3,000,000	$3,000,000	BBCMS 2022-C18	No
Whole Loan	$181,000,000	$181,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Rialto Industrial Property is an approximately 1.1 million square foot industrial warehouse/distribution facility in the Inland Empire industrial submarket in Rialto, California approximately seven miles west of downtown San Bernardino. Situated on 55.57 acres, the Rialto Industrial Property features a single-story building constructed in 1989 and renovated in 2020. The Rialto Industrial Property includes approximately 1.09 million square feet of warehouse space and 17,005 square feet of office space (1.5% of net rentable area). The majority clear height of the improvements is 53 to 58 feet with approximately 5% of the building at the west end having a lower clear component of 30 feet. Additionally, approximately 100,000 square feet of the mezzanine area is utilized for storage and materials handling and sorting along the south end of the building that is not included in the 1.1 million square feet of net rentable area. The Rialto Industrial Property also contains an on-site fueling station, truck maintenance building (currently being converted into a fitness center as an amenity for the employees), a grade level overhead door, 132 dock high overhead doors, 12 rail doors to the BNSF (freight railroad) spur at the north side of the building and includes 8,000 amps of power. The Rialto Industrial Property has above standard yard functionality on both the south and west sides with 317 striped excess trailer spaces. The Rialto Industrial Property is currently 100.0% occupied by Rialto Distribution LLC (“Rialto Distribution” or “Tenant”), an affiliate of the borrower sponsor, under a new 20-year lease that expires in October 2042. The Rialto Industrial Property serves as the west coast headquarters for Rialto Distribution and its operating affiliate, All-Ways Pacific, LLC, who is the lease guarantor. A true lease opinion was obtained at loan closing.

The Rialto Industrial Property previously served as a national distribution facility for Toys “R” Us until they filed bankruptcy and vacated in 2018. In March 2020, Rialto Distribution entered into a lease with prior ownership along with an option agreement to purchase the Rialto Industrial Property for $123.35 million ($112 per square foot). Between 2020 and 2021, the Tenant completed renovations that include the installation of Early Suppression Fire Response (“ESFR”) sprinkler systems throughout approximately 600,000 square feet of the facility with the remainder of the facility’s sprinkler system comprising in-rack sprinklers. This modernization project allowed the Tenant to make full use of the minimum 53 feet clear heights by stacking to 50 feet. In August 2021, Rialto Distribution exercised the purchase option and subsequently entered into a new, owner-occupied affiliated lease as part of the acquisition financing. Additional capital expenditures were completed through September 2022 including the renovation of over 17,000 square feet of office space, installation of an in-floor laser guidance system for forklifts, restroom additions/upgrades, capital repairs and maintenance to the entire facility, and removal of obsolete systems and equipment such as conveyer belt systems left behind by prior ownership to increase the usability of the facility. Total tenant improvements and capital expenditure invested by the Tenant into the Rialto Industrial Property totaled approximately $8.0 million. Furthermore, approximately $4.5 million was invested in warehouse relocation expenses, equipment rentals, and capital repairs / maintenance. By increasing the usable clear heights of the Rialto Industrial Property significantly through converting approximately 600,000 square feet of space to ESFR sprinkler systems and removing obsolete systems and equipment to free up space and improve efficiencies, the Tenant increased its maximum pallet capacity from 44,000 pallets to 100,000 pallets and its actual pallet utilization from 45,810 pallets in July 2020 to 123,593 pallets as of October 2022 (170% increase). At the origination of the Rialto Industrial Whole Loan, the Tenant entered into a newly amended 20-year lease at a starting rent of $17.00 per square foot triple net with 3.00% annual increases. The appraisal concluded to a market rent of $17.40 per square foot for the space.

According to the appraisal, the purchase price under the option agreement was predicated on the then “as is” condition of the Rialto Industrial Property which required a substantial amount of work and based on the lease date and option date the price reflects pre-COVID pricing since which time the Inland Empire industrial market experienced unprecedented growth in rents and compression in cap rates (please see “The Market” below), with rents effectively doubling during this time on top of cap rate compression throughout. Furthermore, the Rialto Industrial Property is located in an opportunity zone which holds various tax benefits from long-term ownership and property improvements. In August 2022, the borrower sponsors received an unsolicited offer to purchase the Rialto Industrial Property for $350

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 1 – Rialto Industrial

million based on a 10-year leaseback at $17.40 per square foot triple-net with 3.5% annual increase or $325 million for delivery of a vacant building.

The Tenant is currently undergoing further upgrades to the Rialto Industrial Property which is estimated to cost no more than approximately $15 million ($13.57 per square foot) (“TI Project”), with the contractors being responsible for any expenses over $15 million. The TI Project includes the removal of the existing conveyer modules, installation of new racking systems, and replacement of the existing sprinkler system on one side of the building comprising an estimated 500,000 square feet with ESFR sprinklers. This TI Project is expected to increase the pallet racking capacity of the entire 1.1 million square foot facility by 40% which the Tenant projects will generate an additional $19 million in annual revenue with no additional underlying real estate costs. Rialto Distribution expects the TI Project to be complete by August 2023. In the event that the TI Project is not completed by June 30, 2024, a Cash Management Period (as defined below) commences.

Sole Tenant. Rialto Distribution (1,106,124 square feet; 100.0% of NRA; 100.0% of underwritten base rent): Rialto Distribution was formed in 2020 as an operating affiliate of All-Ways Pacific LLC, which was formed in 2013 as a third-party warehousing and distribution provider. The Rialto Distribution lease is guaranteed by the operating affiliate All-Ways Pacific. Rialto Distribution and All-Ways Pacific report financials on a combined basis. For the trailing 12-month period ending July 2022, All-Ways Pacific and Rialto Distribution reported a combined revenue of $89.4 million and an adjusted EBITDAR of approximately $40.2 million. Rialto Distribution has been a tenant at the Rialto Industrial Property since July 2020 and in 2022 extended its lease term to expire in October 2042. The lease is structured as triple net with Rialto Distribution also being responsible for all capital expenditure costs. Rialto Distribution has no renewal options and no termination options.

Rialto Distribution subleases 100,000 square feet (9.0% of NRA) to I World, LLC. The sublease commenced in June 2022 and expires in December 2032. The rent under the sublease will be $19.20 per square foot, increasing by 4.0% annually starting in 2024, plus $2.40 per square foot in estimated expense reimbursement. I World, LLC is one of Rialto Distribution’s top corporate accounts on the West Coast. Under the terms of the Rialto Industrial Whole Loan documents, the borrower is permitted to allow future subleases which in the aggregate do not account for greater than 20% of NRA at the Rialto Industrial Property. A sublease comprising less than 5% of NRA does not require lender approval so long as the sublease rent and terms are equal to or superior to the Rialto Distribution lease. Any future sublease comprising 5% or greater of NRA requires lender approval.

Environmental. According to the Phase I environmental assessment dated October 24, 2022, there was no evidence of any recognized environmental conditions at the Rialto Industrial Property.

Historical and Current Occupancy
2020(1)	2021	Current(2)
100.0%	100.0%	100.0%
(1)	Rialto Distribution signed a lease in March 2020 to occupy the entire Rialto Industrial Property. The Rialto Industrial Property had previously been owned and occupied by Toys “R” Us, who filed for bankruptcy in 2018 and subsequently sold and vacated the Rialto Industrial Property.
(2)	Current Occupancy is as of November 10, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 1 – Rialto Industrial

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Rialto Distribution(2)	NR/NR/NR	1,106,124	100.0%	$17.00	$18,804,108	100.0%	10/31/2042
Occupied Collateral Total / Wtd. Avg.		1,106,124	100.0%	$17.00	$18,804,108	100.0%

Vacant Space		0	0.0%

Collateral Total		1,106,124	100.0%

(1)	Based on the underwritten rent roll.
(2)	Rialto Distribution subleases 100,000 square feet of its space to I World, LLC at $19.20 per square foot. The sublease expires in December 2032.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033 & Beyond	1	1,106,124	100.0	18,804,108	100.0	1,106,124	100.0%	$18,804,108	100.0%
Total	1	1,106,124	100.0%	$18,804,108	100.0%
(1)	Based on the underwritten rent roll.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 1 – Rialto Industrial

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$18,804,108	$17.00	79.9%
Vacant Income	0	$0.00	0.0
Contractual Rent Steps	0	$0.00	0.0
Gross Potential Rent	$18,804,108	$17.00	79.9%
Total Reimbursements	4,721,514	$4.27	20.1
Net Rental Income	$23,525,622	$21.27	100.0%
Other Income	0	$0.00	0.0
(Vacancy/Credit Loss)	(1,176,281)	(1.06)	(5.0)
Effective Gross Income	$22,349,341	$20.21	95.0%
Total Expenses	4,721,514	$4.27	21.1
Net Operating Income	$17,627,827	$15.94	78.9%
Capital Expenditures	110,612	$0.10	0.5
TI/LC	331,837	$0.30	1.5
Net Cash Flow	$17,185,377	$15.54	76.9%

(1)	Operating history is not available as the Rialto Industrial Property was occupied under a triple net lease from March 2020 and was vacant from 2018 to March 2020.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Rialto Industrial Property is located in Rialto, California, approximately seven miles east of downtown San Bernardino and forms part of the Riverside-San Bernardino-Ontario Metropolitan Statistical Area (“MSA”). The MSA has a population of approximately 4.6 million residents with an average household income of $104,810. The top three industries within the MSA are healthcare/social assistance, retail trade, and construction.

The Rialto Industrial Property is located approximately two miles from Interstate 10, and approximately 14 miles east from Ontario International Airport. The Rialto Industrial Property is situated in an opportunity zone in the central portion of Rialto, with the surrounding neighborhood consisting primarily of industrial properties and residential homes. According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius was 24,257, 183,460, and 372,058, respectively. Additionally, for the same period, the median household income within a one-, three- and five-mile radius was $61,886, $62,381, and $65,943, respectively.

According to the appraisal, the Rialto Industrial Property is located within the Inland Empire industrial market and the Rialto industrial submarket. According to a third-party research report, the Inland Empire industrial market has an inventory of 599 million square feet, a vacancy rate of 0.2% and average rent of $17.16 per square foot, triple net. The vacancy rate decreased 0.10% quarter over quarter to a historic low in the Inland Empire industrial market. Approximately 20.1 million square feet is expected to be completed in 2022 of which 42.3% is pre-leased. Even as construction activity ramped up, most new warehouses that completed construction were immediately occupied in the second quarter of 2022, leaving little to no available product in the market. Rents increased 98.6% year over year to $17.16 per square foot in the second quarter of 2022 due to limited availability and persistent high levels of demand. According to a third-party research report, the severe lack of available space, coupled with insatiable demand, fueled rent growth in the Inland Empire industrial market. Low availability, strong industrial demand, and new class A developments will likely continue to push rents upwards. Landlords continue to be cautious about signing preleases on new development to take advantage of future rent increases. The appraiser concluded to a market rent of $17.40 per square foot for the Rialto Industrial Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 1 – Rialto Industrial

The following table presents certain information relating to comparable industrial sales for the Rialto Industrial Property:

Comparable Industrial Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
Rialto Industrial	1,106,124(2)	1989 / 2020	100.0%(2)
Rialto, CA
Amazon Fulfillment Center	1,080,309	2021 / NAP	100.0%	Sep-22	$189,000,000	$175	4.75%
Visalia, CA
Central Commerce Center	457,125	2022 / NAP	100.0%	Aug-22	$121,079,086	$265	4.37%
San Bernardino, CA
Perris Ridge Commerce Center – Building 2	579,708	2014 / NAP	100.0%	Aug-22	$169,646,861	$293	4.72%
Perris, CA
Logistics Center at Eastvale	1,057,419	2022 / NAP	71.0%	Jul-22	$470,000,000	$444	3.20%
Eastvale, CA
(1)	Information obtained from the appraisal.
(2)	Occupancy is as of November 10, 2022.

The following table presents certain information relating to comparable industrial leases for the Rialto Industrial Property:

Comparable Industrial Rental Summary(1)
Property Name/Location	Year Built	Building Size (SF)	Tenant Size (SF)	Tenant Name	Clear Height	Rent PSF	Commencement	Lease Term (Years)
Rialto Industrial 1110 West Merrill Avenue Rialto, CA	1989	1,106,124(2)	1,106,124(2)	Rialto Distribution(2)	53' – 58'	$17.00(2)	Nov-22(2)	20.0(2)
Building 2 and 3 of Goodman Logistics Center Fullerton 2289 and 2099 E Orangethorpe Avenue Fullerton, CA	2022	1,025,262	538,226	Samsung Electronics America Inc.	40'	$24.00	Nov-22	10.2
Haven Gateway Centre 2250 Sequoia Avenue Ontario, CA	2000	610,944	610,944	Disney	32'	$18.60	Nov-22	5.0
Agua Mansa Commerce Park – 2 5400 El Rivino Road Jurupa Valley, CA	2022	1,186,950	1,186,950	Target	40'	$12.60	Sep-22	15.0
Citrus Commerce Center Bldg. 2 11281 Citrus Ave Fontana, CA	2017	1,003,567	1,003,567	Confidential	36'	$18.60	Oct-22	5.0
I-10 Logistics Center 36312 and 36324 Cherry Valley Blvd Cherry Valley, CA	2023	1,832,667	1,832,667	Shien Fashion Group	40'	$11.16	Mar-23	10.3
(1)	Information obtained from the appraisal.
(2)	Based on the underwritten rent roll.

The Borrower. The borrowing entity for the Rialto Industrial Whole Loan is Rialto Merrill Holdings LLC, a single purpose entity with two independent directors. Legal counsel to the Rialto Industrial borrower delivered a non-consolidation opinion in connection with the origination of the Rialto Industrial Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Ezra Danziger, Paul Reisz, and Solomon Weber. Ezra Danziger, Paul Reisz, and Solomon Weber are the principals of Rialto Distribution and All-Ways Pacific. Paul Reisz currently serves as the chief commercial officer of Rialto Distribution. Ezra Danziger currently serves as the CEO of Rialto Distribution and All-Ways Pacific.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 1 – Rialto Industrial

The borrower is subject to pending litigation (the “Saadia Litigation”) in which Saadia Square LLC (“Saadia”), an indirect equity holder in the prior owner of the Rialto Industrial Property, alleges that it held an unrecorded right of first offer for the purchase of the Rialto Industrial Property (the “ROFO”) and that the ROFO was violated when the borrower purchased the Rialto Industrial Property pursuant to a separate option to purchase the Rialto Industrial Property granted to a borrower affiliate (the “Option”). The prior owner of the Rialto Industrial Property (the “Rialto Industrial Seller”) is indirectly owned by SM Logistics Holdco LLC (“SM Holdco”), which in turn has two members: Saadia and SM Logistics Member LLC (“SM Holdco Member”). Saadia alleges a scheme by the borrower and other defendants (including SM Holdco Member which allegedly, as the indirect controlling equity holder of the Rialto Industrial Seller, caused the Rialto Industrial Seller to sell the Rialto Industrial Property to the borrower in violation of SM Holdco’s operating agreement which contained the ROFO) to deny Saadia the benefits of the ROFO and included causes of action for breach of contract due to an alleged failure to honor the ROFO, breach of the covenant of good faith and fair dealing, intentional interference, specific performance and injunctive relief, and declaratory judgment. Saadia is seeking specific enforcement of the ROFO and damages to be determined at trial. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Property Management. The Rialto Industrial Property is managed by RD Real Estate Holdings LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $9,402,054 for a rent abatement fund, approximately $514,722 for real estate taxes, approximately $122,072 for insurance reserves, $50,000 for a litigation reserve, and $8,125 for immediate repairs.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $128,681.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated insurance payments, which currently equates to approximately $61,036.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $9,218 for replacement reserves ($0.10 per square foot annually).

Litigation Reserve – If at any time prior to the Transfer Restriction Termination Date (as defined below) the funds in the litigation reserve fall below $25,000, the borrower is required to deposit an amount such that the funds on deposit in the litigation reserve is equal to $50,000.

“Transfer Restriction Termination Date” means the date on which (i) a court of competent jurisdiction issues a final, non-appealable order or judgment in the Saadia Litigation dismissing all of the claims against the borrower with respect to the Rialto Industrial Property under the Saadia Litigation relating to specific performance or any other injunctive or other relief then being sought that, if granted, would adversely affect the borrower’s title to the Rialto Industrial Property or the validity or priority of the lien of the mortgage, or (ii) the borrower and the plaintiff in the Saadia Litigation have entered into a final written settlement as to all claims made with respect to the Rialto Industrial Property with respect to the Saadia Litigation, which settlement includes (A) an unconditional written release of the borrower and the lender of all such claims and (B) payment in full of all amounts to be paid in connection with such settlement.

Lockbox / Cash Management. The Rialto Industrial Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver a notice to the Tenant at the Rialto Industrial Property instructing it to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the Rialto Industrial Property to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on each business day to the borrower at any time other than during the continuance of a Cash Management Period. Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the Rialto Industrial Whole Loan documents. During the occurrence of a Cash Management Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Rialto Industrial Whole Loan documents will be held by the lender, during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below), in a special rollover reserve subaccount, or otherwise into a cash collateral subaccount as additional collateral for the Rialto Industrial Whole Loan.

A “Cash Management Period” means the occurrence of (i) an event of default, (ii) the commencement of a Lease Sweep Period, (iii) an event of default under a Permitted Future Mezzanine Loan (as defined below) has occurred, (iv) if, as of June 30, 2024, the TI Project has not been completed in accordance with the Rialto Industrial Whole Loan documents, (v) June 6, 2032, or (vi) if, as of December 31, 2022, the required repairs have not been completed in accordance with the Rialto Industrial Whole Loan documents; and will end if, prior to June 6, 2032 (A) with respect to the matters described in clause (i) above, such event of default has been cured, such cure has been accepted by the lender and no other event of default has occurred and is continuing, or (B) with respect to the matter described in clause (ii) above, such Lease Sweep Period has ended, or (C) with respect to the matter described in clause (iii) above, receipt by the lender that the event of default under a Permitted Future Mezzanine Loan has been cured or waived, or (D) with respect to the matter described in clause (iv) above, the earlier of (x) the delivery to the lender of evidence reasonably acceptable to the lender that the TI Project has

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 1 – Rialto Industrial

been completed in accordance with the Rialto Industrial Whole Loan documents and (y) the date on which the remaining costs to complete the TI Project has been deposited into the cash collateral subaccount solely on account of a Cash Management Period continuing pursuant to such clause (iv) (i.e., such capped amount may not include any amount deposited into the cash collateral subaccount during a Cash Management Period continuing pursuant to such clauses (i) through (iv) of this definition) and/or through equity funded by the borrower into the cash collateral subaccount or (E) with respect to the matter described in clause (vi) above, upon completion of the required repairs in accordance with the Rialto Industrial Whole Loan documents. So long as no event of default is then continuing, at the borrower’s request, funds deposited into the cash collateral subaccount solely on account of a Cash Management Period continuing pursuant to clause (iv) above, may be utilized by the borrower for the payment of TI Project costs and expenses.

A “Lease Sweep Period” commences upon the occurrence of any of the following:

(i)	any Lease Sweep Lease (as defined below) (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any Lease Sweep Tenant (as defined below) gives notice of its intention to terminate, surrender or cancel its Lease Sweep Lease (or any material portion thereof); or
(ii)	any Lease Sweep Tenant discontinues its business in any material portion of its premises (i.e., “goes dark”) or gives notice that it intends to do the same; or
(iii)	the occurrence of (x) a monetary default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder or (y) a non-monetary default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder and such non-monetary default would cause a material adverse effect; or
(iv)	the occurrence of a Lease Sweep Tenant insolvency proceeding; or
(v)	if, as of any calculation date commencing on June 30, 2023 and continuing thereafter on each subsequent calculation date during the term, the gross revenue of the Tenant and the Tenant’s lease guarantor (collectively, “Rialto Group”) is equal to or less than $71,554,025, as reflected in the most recent financial statements (provided that, if the financial statements required pursuant to the Rialto Industrial Whole Loan documents are not delivered to the lender as and when required thereunder, a Lease Sweep Period would be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Lease Sweep Period is ongoing under this clause (v)); or
(vi)	if, as of any calculation date commencing on June 30, 2023 and continuing thereafter on each subsequent calculation date during the term, the ratio of the Rialto Group total debt to annual Rialto Group gross revenue is equal to or exceeds 75%, as reflected in the most recent financial statements delivered (provided that, if the financial statements required are not delivered to the lender as and when required thereunder, a Lease Sweep Period would be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Lease Sweep Period is ongoing under this clause (vi)); or
(vii)	if, as of any calculation date commencing on June 30, 2024 and continuing thereafter on each subsequent calculation date during the term, the ratio of the Rialto Group’s EBITDAR to the aggregate amount of all rents and other amounts payable (including, without limitation, percentage rents and reimbursements (if any) for taxes, insurance, management fees and operating expenses) by Rialto Group (whether to the borrower pursuant to the Tenant’s lease or otherwise) during the then immediately preceding 12 month period is less than 1.40x, as reflected in the most recent financial statements delivered (provided that, if the financial statements required are not delivered to the lender as and when required thereunder, a Lease Sweep Period would be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Lease Sweep Period is ongoing under this clause (vii)).

A “Lease Sweep Lease” means (x) the Rialto Distribution lease or (y) any lease in replacement of the Rialto Distribution lease (or a portion thereof) that, either individually or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and preferential rights to lease additional space contained in such lease (a) covers 220,000 or more rentable square feet of the Rialto Industrial Property or (b) has a gross annual rent of more than 20.0% of the total annual rents of the Rialto Industrial Property.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

Subordinate and Mezzanine Debt. The borrower is permitted to incur a future mezzanine loan up to $19,000,000 (the “Permitted Future Mezzanine Loan”) subject to the satisfaction of the requirements set forth in the Rialto Industrial Whole Loan documents, including but not limited to: (i) no event of default is continuing; (ii) the aggregate loan-to-value ratio based on the Rialto Industrial Whole Loan and the Permitted Future Mezzanine Loan is no greater than 70%; (iii) the actual combined debt service coverage ratio based on the Rialto Industrial Whole Loan and the Permitted Future Mezzanine Loan (taking into account the anticipated monthly principal and interest payments due under the Permitted Future Mezzanine Loan) is no less than 1.10x; (iv) the actual combined net cash flow debt yield based on the Rialto Industrial Whole Loan and the Permitted Future Mezzanine Loan is no less than 8.5%; (v) the execution of an intercreditor agreement reasonably acceptable to the lender and the rating agencies; (vi) receipt of a rating agency confirmation; and (vii) the Permitted Future Mezzanine Loan has a term expiring on or after the Rialto Industrial Whole Loan maturity date.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 2 – Spartan Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 2 – Spartan Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 2 – Spartan Retail Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$65,500,000	Title:	Fee
Cut-off Date Principal Balance:	$65,500,000	Property Type – Subtype:	Retail – Various
% of IPB:	8.1%	Net Rentable Area (SF):	844,888
Loan Purpose:	Refinance	Location:	Various
Borrower:	Waterstone Southeast Spartan	Year Built / Renovated:	Various / Various
	Portfolio LLC	Occupancy(2):	91.8%
Borrower Sponsors:	Josh Levy and Neal Shalom	Occupancy Date:	10/1/2022
Interest Rate:	6.41000%	4th Most Recent NOI (As of):	$5,694,812 (12/31/2019)
Note Date:	10/25/2022	3rd Most Recent NOI (As of):	$5,649,525 (12/31/2020)
Maturity Date:	11/6/2032	2nd Most Recent NOI (As of):	$6,379,182 (12/31/2021)
Interest-only Period:	24 months	Most Recent NOI (As of):	$6,869,491 (TTM 7/31/2022)
Original Term:	120 months	UW Economic Occupancy:	92.0%
Original Amortization Term:	360 months	UW Revenues:	$9,802,261
Amortization Type:	Interest Only, Amortizing Balloon	UW Expenses:	$3,086,890
Call Protection:	L(4),YM1(112),O(4)	UW NOI:	$6,715,371
Lockbox / Cash Management:	Soft / In Place	UW NCF:	$6,377,416
Additional Debt:	No	Appraised Value / Per SF:	$94,000,000 / $111
Additional Debt Balance:	N/A	Appraisal Date:	Various
Additional Debt Type:	N/A

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$78
Taxes:	$1,033,099	$102,471	N/A	Maturity Date Loan / SF:	$69
Insurance:	$311,191	$23,938	N/A	Cut-off Date LTV:	69.7%
Replacement Reserve:	$0	$14,081	N/A	Maturity Date LTV:	62.3%
TI / LC:	$2,500,000	Springing	$2,500,000	UW NCF DSCR:	1.30x
Other Reserve:	$1,200,280	Springing	N/A	UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$65,500,000	100.0%	Loan Payoff	$51,125,261	78.1%
			Closing Costs(3)	7,535,271	11.5
			Upfront Reserves	5,044,570	7.7
			Return of Equity	1,794,898	2.7
Total Sources	$65,500,000	100.0%	Total Uses	$65,500,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	Includes Tractor Supply Company, which represents 3.1% of portfolio NRA and 1.6% of underwritten base rent. Tractor Supply Company has vacated its space at the Shelby Plaza property. Tractor Supply Company’s lease contractually runs through November 2024 and the entity on the lease maintains an investment grade rating from Moody’s (Baa1) and S&P (BBB). At origination, the borrower was reserved one year of rent for Tractor Supply Company. The borrower sponsors are not expected to negotiate a buyout or termination of the Tractor Supply Company lease until a replacement tenant’s lease is finalized and executed. Any early termination of the Tractor Supply Company lease is required to be approved by the lender and any termination or buyout proceeds are required to be deposited with the lender.
(3)	Closing Costs include a $5,940,850 interest rate buydown.

The Loan. The Spartan Retail Portfolio mortgage loan has an outstanding principal balance as of the Cut-off Date of $65,500,000 (the “Spartan Retail Portfolio Mortgage Loan”) and is secured by a first lien mortgage on the borrower’s fee interests in 14 retail centers located throughout South Carolina, North Carolina, Florida and Alabama (the “Spartan Retail Portfolio Properties”). The Spartan Retail Portfolio Mortgage Loan has a 10-year term and, subsequent to a two-year interest-only period, amortizes on a 30-year basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Properties. The Spartan Retail Portfolio Properties consist of 14 anchored and unanchored retail centers located in South Carolina (74.4% of ALA), Florida (9.6% of ALA), North Carolina (8.3% of ALA) and Alabama (7.8% of ALA). The 844,888 square foot portfolio was 91.8% occupied by 128 tenants as of October 1, 2022 and has averaged an occupancy of 91.5% since 2012. The Spartan Retail Portfolio Properties’ largest tenant is Food Lion, which leases space at three locations within the portfolio and occupies approximately 14.9% of the Spartan Retail Portfolio Properties NRA. Other major tenants include Big Lots, Planet Fitness, Crunch Fitness and Winn-Dixie. The Spartan Retail Portfolio Properties’ anchor tenants account for approximately 40.6% of underwritten base rent with 17.8 years of weighted average tenure and 6.3 years of weighted average lease term remaining across the Spartan Retail Portfolio Properties. The Spartan Retail Portfolio Properties include 4,492 parking spaces (approximately 5.3 parking spaces per 1,000 square feet of NRA).

The following table presents certain information relating to the Spartan Retail Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	SF	Occ. %(1)	Allocated Cut-off Date Loan Amount (“ALA”)(2)	% of ALA	Appraised Value	% of Appraised Value
Converse Plaza	Spartanburg, SC	1987 / N/A	88,050	100.0%	$8,849,468	13.5%	$12,700,000	13.5%
Oak Forest Plaza	Spartanburg, SC	1987 / N/A	78,304	93.1%	6,828,723	10.4	9,800,000	10.4
Pine Belt Plaza	Columbia, SC	1996 / N/A	77,697	98.5%	6,759,043	10.3	9,700,000	10.3
Spring Valley Commons	Columbia, SC	1988 / N/A	75,415	97.9%	6,340,957	9.7	9,100,000	9.7
Shelby Plaza	Shelby, NC	1972 / N/A	103,200	83.5%	5,435,106	8.3	7,800,000	8.3
Westgate Plaza	Mobile, AL	1974 / 2018	64,980	79.5%	5,086,702	7.8	7,300,000	7.8
Beaumont Plaza	Spartanburg, SC	1990 / N/A	59,979	100.0%	4,947,340	7.6	7,100,000	7.6
North Town Center	Spartanburg, SC	1988 / N/A	55,787	100.0%	4,250,532	6.5	6,100,000	6.5
Fernwood Plaza	Spartanburg, SC	1978 / 1986	51,537	72.5%	4,041,489	6.2	5,800,000	6.2
Parkmore Plaza	Milton, FL	1986 / N/A	68,668	93.4%	3,971,809	6.1	5,700,000	6.1
Reidville Circle	Spartanburg, SC	1986 / N/A	27,476	95.6%	3,553,723	5.4	5,100,000	5.4
Pensacola Plaza	Pensacola, FL	1985 / N/A	56,098	91.4%	2,299,468	3.5	3,300,000	3.5
Merchant’s Plaza	Spartanburg, SC	1989 / N/A	19,697	93.8%	1,742,021	2.7	2,500,000	2.7
Cleveland Village	Spartanburg, SC	1988 / N/A	18,000	75.0%	1,393,617	2.1	2,000,000	2.1
Total/Wtd. Avg.			844,888	91.8%	$65,500,000	100.0%	$94,000,000	100.0%
(1)	Occ. % is as of October 1, 2022.
(2)	The Spartan Retail Portfolio Mortgage Loan documents do not permit the release of any of the individual Spartan Retail Portfolio Properties. However, the borrower is permitted to release certain parcels from certain Spartan Retail Portfolio Properties, subject to release conditions as further described in “Partial Release” below.

Major Tenants.

Food Lion (125,952 square feet; 14.9% of portfolio NRA; 13.9% of portfolio underwritten base rent). Food Lion operates more than 1,000 grocery stores in 10 states in the Southeast and Mid-Atlantic regions, employing over 88,000 associates and serving over 10 million customers per week. Food Lion is owned by Ahold Delhaize, a Dutch multinational retail and wholesaling company. Food Lion is a tenant at three of the Spartan Retail Portfolio Properties. Food Lion leases 47,882 square feet and has been a tenant at the Oak Forest Plaza property since it opened in 1987, has a current lease expiration date in August 2028 and has three five-year lease renewal options remaining. Food Lion leases 45,070 square feet and has been a tenant at the Spring Valley Commons property since 1988, has a current lease expiration date in December 2023 and has one ten-year and four five-year lease renewal options remaining. Food Lion leases 33,000 square feet and has been a tenant at the Pine Belt Plaza property since 1997, has a current lease expiration date in April 2027 and has two five-year lease renewal options remaining. The gross sales for the Food Lion stores located at the Oak Forest Plaza property, the Spring Valley Commons property and the Pine Belt Plaza property for the fiscal year 2021 were approximately $324 per square foot, $452 per square foot and $410 per square foot, respectively. None of the Food Lion leases have a termination option.

Big Lots (49,968 square feet; 5.9% of portfolio NRA; 3.0% of portfolio underwritten base rent). Big Lots is a community retailer focusing on furniture, food, décor and more. Big Lots operates more than 1,400 stores in 47 states and is headquartered in Columbus, Ohio. Big Lots has been at the Parkmore Plaza property since 2002, has a current lease expiration date in March 2031 and has two five-year lease renewal options remaining. The gross sales for Big Lots for the fiscal year 2021 were $106 per square foot. Big Lots has no termination options.

County of Spartanburg (47,722 square feet; 5.6% of portfolio NRA; 6.4% of portfolio underwritten base rent). The County of Spartanburg space at the Beaumont Plaza property is utilized by the Department of Social Services. The County of Spartanburg has been at the Beaumont Plaza property since July 2011, has a current lease expiration date in May 2031 and has two five-year renewal options remaining. The County of Spartanburg has an appropriation clause allowing the tenant to offset rent and/or terminate its lease solely if funds are not appropriated to the tenant at the annual budget meeting.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 2 – Spartan Retail Portfolio

Environmental. According to the Phase I environmental reports (each, an “ESA”) dated September 15, 2022 and September 20, 2022, recognized environmental conditions (each, a “REC”) were found at five of the Spartan Retail Portfolio Properties. With respect to the Converse Plaza property, the ESA identified the historical use of a portion of the property as a dry cleaner. The environmental engineer considers the prior use as a dry cleaner to be a REC. The environmental engineer recommended an investigation to determine whether previous soil investigations were already conducted or if such investigations were inconclusive. If such investigations have not been conducted, the environmental engineer recommends that a limited sub-surface assessment be conducted. In addition, with respect to the Oak Forest Plaza property, the ESA identified the historical use of portions of the property as a fueling station and a dry cleaner. The environmental engineer considers the prior uses as a fueling station and a dry cleaner to be a REC. The environmental engineer recommended that the borrower seek files from the related regulatory agency with respect to the property’s prior use. If such files are not available, the environmental engineer recommends that a limited sub-surface assessment be conducted. In addition, with respect to the Beaumont Plaza property, the ESA identified the historical use of a portion of the property as a dry cleaner. The environmental engineer considers the prior use as a dry cleaner to be a REC. The environmental engineer recommended that the borrower seek files from the related regulatory agency with respect to the property’s prior use. If such files are not available, the environmental engineer recommends that a limited sub-surface assessment be conducted. In addition, with respect to the Beaumont Plaza property, the ESA identified prior groundwater and soil contamination in connection with the current and prior uses of two adjoining and adjacent properties as refueling stations. The environmental consultant considers the prior contamination and current and prior uses to be a REC. The environmental engineer recommended that the borrower seek files from the related regulatory agency with respect to the property’s prior use. If such files are not available, the environmental engineer recommends that a limited sub-surface assessment be conducted. In addition, with respect to the North Town Center property, the ESA identified the historical use of a portion of the property as a dry cleaner. The environmental engineer considers the prior use as a dry cleaner to be a REC. The environmental engineer recommended an investigation to determine whether previous soil investigations were already conducted or if such investigations were inconclusive. If such investigations have not been conducted, the environmental engineer recommends that a limited sub-surface assessment be conducted. In addition, with respect to the Parkmore Plaza property, the ESA identified groundwater contamination in connection with the historical use of a portion of the property as a dry cleaner. The environmental engineer considers the groundwater contamination and prior use as a dry cleaner to be a REC. The environmental engineer reported that remediation and oversight of the REC by the Florida Department of Environmental Protection (“FDEP”) is ongoing. The environmental engineer recommends that that the borrower continue to assess and remediate the REC under the oversight of the FDEP. Environmental insurance was obtained at origination of the Spartan Retail Portfolio Mortgage Loan for the Converse Plaza, Oak Forest Plaza, Beaumont Plaza and North Town Center properties, while a $250,000 reserve was established at origination related to the Parkmore Plaza property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
92.7%	92.3%	89.6%	91.8%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of October 1, 2022.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 2 – Spartan Retail Portfolio
Top Ten Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date	Sales PSF(3)	Occupancy Cost(3)
Food Lion(4)	Various	Baa1 / BBB / NR	125,952	14.9%	$8.16	$1,027,770	13.9%	Various	(5)	(5)
Big Lots(6)	Parkmore Plaza	NR / NR / NR	49,968	5.9	$4.50	224,856	3.0	3/31/2031	$106	6.8%
County of Spartanburg(7)(8)	Beaumont Plaza	NR / NR / NR	47,722	5.6	$9.90	472,329	6.4	5/31/2031	NAV	NAV
Winn-Dixie(9)	Westgate Plaza	NR / NR / NR	44,000	5.2	$7.25	319,000	4.3	7/19/2025	$380	2.8%
Grocery Advantage Supermarket(10)	Pensacola Plaza	NR / NR / NR	42,848	5.1	$3.48	149,112	2.0	8/31/2023	$272	2.0%
Planet Fitness(11)	Various	NR / NR / NR	42,250	5.0	$5.95	251,500	3.4	Various	NAV	NAV
La Unica Supermarket(12)	North Town Center	NR / NR / NR	37,487	4.4	$10.00	374,870	5.1	12/31/2031	NAV	NAV
Crunch Fitness(13)	Fernwood Plaza	NR / NR / NR	30,000	3.6	$8.63	258,900	3.5	4/30/2038	NAV	NAV
Ollie’s(14)(15)	Shelby Plaza	NR / NR / NR	30,000	3.6	$6.00	180,000	2.4	12/31/2032	NAV	NAV
Tractor Supply Company(16)	Shelby Plaza	Baa1 / BBB / NR	26,000	3.1	$4.66	121,160	1.6	11/30/2024	NAV	NAV
Top Ten Tenants			476,227	56.4%	$7.10	$3,379,497	45.7%

Non Top Ten Tenants			299,694	35.5%	$13.42	$4,022,506	54.3%

Occupied Collateral Total / Wtd. Avg.			775,921	91.8%	$9.54	$7,402,003	100.0%

Vacant Space			68,967	8.2%

Collateral Total			844,888	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2022 with rent steps through December 2023.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Cost represent the fiscal year 2021 except for Grocery Advantage Supermarket, which represents fiscal year 2020.
(4)	Food Lion leases 47,882 square feet at the Oak Forest Plaza property, has a current lease expiration date in August 2028 and has three five-year lease renewal options remaining. Food Lion leases 45,070 square feet at the Spring Valley Commons, has a current lease expiration date in December 2023 and has one ten-year and four five-year lease renewal options remaining. Food Lion leases 33,000 square feet at the Pine Belt Plaza property, has a current lease expiration date in April 2027 and has two five-year lease renewal options remaining.
(5)	Sales PSF for the Food Lion stores located at the Oak Forest Plaza property, the Spring Valley Commons property and the Pine Belt Plaza property for the fiscal year 2021 were approximately $324 PSF, $452 PSF and $410 PSF, respectively. Occupancy Cost for the Food Lion stores located at the Oak Forest Plaza property, the Spring Valley Commons property and the Pine Belt Plaza property for the fiscal year 2021 were approximately 2.9%, 3.1% and 2.7%, respectively.
(6)	Big Lots has two five-year lease renewal options remaining.
(7)	County of Spartanburg has two five-year lease renewal options remaining.
(8)	County of Spartanburg has an appropriation clause allowing the tenant to offset rent and/or terminate its lease solely if funds are not appropriated to the tenant at the annual budget meeting.
(9)	Winn-Dixie has three five-year lease renewal options remaining.
(10)	Grocery Advantage Supermarket has two five-year lease renewal options remaining.
(11)	Planet Fitness leases 29,500 square feet at the Converse Plaza property, has a current lease expiration date in June 2024 and has two five-year lease renewal options remaining. Additionally, Planet Fitness leases 12,750 square feet at the Shelby Plaza property, has a current lease expiration date in July 2025 and has one five-year lease renewal option remaining.
(12)	La Unica Supermarket has one five-year lease renewal option remaining
(13)	Crunch Fitness has two five-year renewal options remaining. Crunch Fitness’s lease has commenced, all landlord obligations have been fulfilled and the tenant is in the final stages of building out its space. The borrower sponsor anticipates Crunch Fitness will open for business in the first quarter of 2023. At the origination of the Spartan Retail Mortgage Loan, the borrower deposited $108,900 (equal to one year of gap rent) related to the Crunch Fitness space.
(14)	Ollie’s has four five- year renewal options remaining.
(15)	Ollie’s has an ongoing right to terminate its lease with 90 days’ notice if the prior year’s annual sales are less than $5.5 million effective December 2029.
(16)	Tractor Supply Company has vacated its space at the Shelby Plaza property. Tractor Supply Company’s lease contractually runs through November 2024 and the entity on the lease maintains an investment grade rating from Moody’s (Baa1) and S&P (BBB). At origination, the borrower was required to reserve a full year of rent for Tractor Supply Company. The borrower sponsors are not expected to negotiate a buyout or termination of the Tractor Supply Company lease until a replacement tenant’s lease is finalized and executed. Any early termination of the Tractor Supply Company lease is required to be approved by the lender and any termination or buyout proceeds are required to be deposited with the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 2 – Spartan Retail Portfolio

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	68,967	8.2%	NAP	NA	P	68,967	8.2%	NAP	NAP
2022 & MTM	2	6,600	0.8	$88,338	1.2%		75,567	8.9%	$88,338	1.2%
2023	18	112,217	13.3	839,377	11.3		187,784	22.2%	$927,715	12.5%
2024	29	106,637	12.6	1,048,522	14.2		294,421	34.8%	$1,976,237	26.7%
2025	32	121,401	14.4	1,251,731	16.9		415,822	49.2%	$3,227,968	43.6%
2026	13	37,767	4.5	390,516	5.3		453,589	53.7%	$3,618,484	48.9%
2027	14	65,626	7.8	711,703	9.6		519,215	61.5%	$4,330,186	58.5%
2028	6	78,772	9.3	823,026	11.1		597,987	70.8%	$5,153,212	69.6%
2029	1	11,700	1.4	155,000	2.1		609,687	72.2%	$5,308,212	71.7%
2030	1	1,800	0.2	26,100	0.4		611,487	72.4%	$5,334,312	72.1%
2031	6	149,054	17.6	1,232,907	16.7		760,541	90.0%	$6,567,219	88.7%
2032	4	44,222	5.2	371,630	5.0		804,763	95.3%	$6,938,849	93.7%
2033 & Beyond	2	40,125	4.7	463,154	6.3		844,888	100.0%	$7,402,003	100.0%
Total	128	844,888	100.0%	$7,402,003	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2022 with rent steps through December 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The Market. The largest geographic concentration of Spartan Retail Portfolio Properties is in Spartanburg, South Carolina, which is located approximately 75 miles southwest of Charlotte, North Carolina. In total, eight properties are located in Spartanburg and represent approximately 47.2% of the total net rentable area, 56.3% of the total underwritten base rent and 54.4% of ALA.

Spartanburg County is home to over eighty international firms including BMW Manufacturing Corporation, Adidas and Michelin. The BMW manufacturing complex in Spartanburg County is the largest employer in the county. The complex employs approximately 11,000 people and serves as a business generator attracting support companies, suppliers and vendors. The plant is the company’s only manufacturing facility in the United States and is the sole producer of the X Series of BMW vehicles, which are exported to more than 120 countries. In March of 2022, BMW announced new plans to invest more than $200 million over the next two years to construct a 219,000 square foot press shop at the existing South Carolina plant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 2 – Spartan Retail Portfolio

The following table presents certain demographic information relating to the Spartan Retail Portfolio Properties:

Demographic Summary(1)
Property Name	Location	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
Converse Plaza	Spartanburg, SC	4,426	40,850	81,289	$60,275	$42,097	$41,937
Oak Forest Plaza	Spartanburg, SC	7,272	41,905	84,796	$41,496	$53,732	$48,517
Pine Belt Plaza	Columbia, SC	7,339	68,549	157,417	$49,301	$42,111	$42,748
Spring Valley Commons	Columbia, SC	6,241	49,164	109,545	$54,166	$50,279	$55,725
Shelby Plaza	Shelby, NC	1,929	22,187	37,305	$46,250	$39,115	$42,592
Westgate Plaza	Mobile, AL	3,271	27,692	73,940	$38,888	$51,996	$55,678
Beaumont Plaza	Spartanburg, SC	4,670	40,074	98,652	$38,815	$37,214	$42,778
North Town Center	Spartanburg, SC	4,840	43,015	102,286	$28,163	$37,574	$43,616
Fernwood Plaza	Spartanburg, SC	4,359	38,601	78,642	$50,695	$43,547	$42,024
Parkmore Plaza	Milton, FL	2,994	29,257	56,752	$56,205	$55,009	$58,226
Reidville Circle	Spartanburg, SC	7,086	46,765	88,270	$43,454	$49,348	$47,075
Pensacola Plaza	Pensacola, FL	9,534	77,646	138,215	$31,469	$38,552	$42,727
Merchant’s Plaza	Spartanburg, SC	4,989	44,622	98,067	$36,525	$37,418	$42,314
Cleveland Village	Spartanburg, SC	4,156	41,653	103,797	$32,090	$37,167	$43,600
(1)	Source: Market Reports as of October 21, 2022.

The following table presents certain market information relating to the Spartan Retail Portfolio Properties:

Market Summary(1)
Property Name	Location	Market	Average Market Rent PSF	Average Market Vacancy	Submarket	Average Submarket Rent PSF	Average Submarket Vacancy
Converse Plaza	Spartanburg, SC	Spartanburg	$12.62	4.6%	East Side	$13.73	8.0%
Oak Forest Plaza	Spartanburg, SC	Spartanburg	$12.62	4.6%	West Side	$14.56	5.4%
Pine Belt Plaza	Columbia, SC	Columbia	$15.63	3.7%	Forest Acres	$18.20	2.3%
Spring Valley Commons	Columbia, SC	Columbia	$15.63	3.7%	Northeast Columbia	$16.68	4.6%
Shelby Plaza	Shelby, NC	Charlotte	$22.57	3.4%	NAV	NAV	NAV
Westgate Plaza	Mobile, AL	Mobile	$15.24	4.0%	Outlying Mobile County	$14.00	3.4%
Beaumont Plaza	Spartanburg, SC	Spartanburg	$12.62	4.6%	East Side	$13.73	8.0%
North Town Center	Spartanburg, SC	Spartanburg	$12.62	4.6%	North Side/ Rt 9 Corridor	$12.08	4.3%
Fernwood Plaza	Spartanburg, SC	Spartanburg	$12.62	4.6%	East Side	$13.73	8.0%
Parkmore Plaza	Milton, FL	Pensacola	$15.29	2.5%	Avalon Beach/Milton	$13.31	4.3%
Reidville Circle	Spartanburg, SC	Spartanburg	$12.62	4.6%	West Side	$14.56	5.4%
Pensacola Plaza	Pensacola, FL	Pensacola	$15.29	2.5%	West Pensacola	$11.56	2.0%
Merchant’s Plaza	Spartanburg, SC	Spartanburg	$12.62	4.6%	East Side	$13.73	8.0%
Cleveland Village	Spartanburg, SC	Spartanburg	$12.62	4.6%	North Side/ Rt 9 Corridor	$12.08	4.3%
(1)	Source: Appraisals as of the second quarter of 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 2 – Spartan Retail Portfolio

Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	TTM(2)	Underwritten	Per SF	%(3)
Gross Potential Rent	$6,327,608	$6,479,245	$7,284,469	$8,003,361	$8,109,490	$9.60	76.1%
Reimbursements	2,028,907	1,785,541	1,900,109	1,871,455	2,522,795	2.99	23.7
Percentage Rent	38,493	22,531	39,690	27,593	27,593	0.03	0.3
Net Rental Income	$8,395,008	$8,287,316	$9,224,268	$9,902,409	$10,659,878	$12.62	100.0%
(Vacancy/Credit Loss)	0	(76,452)	(12,548)	(1,085)	(857,618)	(1.02)	(8.0)
Effective Gross Income	$8,395,008	$8,210,865	$9,211,720	$9,901,324	$9,802,261	$11.60	92.0%

Total Expenses	$2,700,196	$2,561,340	$2,832,538	$3,031,833	$3,086,890	$3.65	31.5%

Net Operating Income	$5,694,812	$5,649,525	$6,379,182	$6,869,491	$6,715,371	$7.95	68.5%

Total TI/LC, Capex/RR	0	0	0	0	337,955	0.40	3.4

Net Cash Flow	$5,694,812	$5,649,525	$6,379,182	$6,869,491	$6,377,416	$7.55	65.1%
(1)	Based on the underwritten rent roll dated October 1, 2022 with rent steps through December 2023.
(2)	TTM reflects the trailing 12 months ending July 31, 2022.
(3)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

The Borrower. The borrower is Waterstone Southeast Spartan Portfolio LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Spartan Retail Portfolio Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and guarantors are Josh Levy and Neal Shalom. Joshua Levy and Neal Shalom are principals of Waterstone Properties Group. Waterstone Properties Group focuses on office, residential, medical and warehouse/logistical facilities, data centers, mixed-use and retail developments. Waterstone Properties Group’s portfolio totals more than seven million square feet with an additional three million square feet under development and is valued at more than $500,000,000.

The Spartan Retail Portfolio Mortgage Loan is full recourse to the borrower sponsors and guarantors in an amount equal to 10% of the original principal balance of the Spartan Retail Portfolio Mortgage Loan ($6,550,000).

Property Management. The Spartan Retail Portfolio Properties are managed by Waterstone Properties Group, Inc.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $1,033,099 for real estate taxes, (ii) approximately $311,191 for insurance premiums, (iii) $697,803 for deferred maintenance, (iv) $2,500,000 for general TI/LCs, (v) $250,000 for an environmental reserve related to the Parkmore Plaza property, (vi) approximately $131,317 for gap rent and (vii) $121,160 related to a Tractor Supply Company reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $102,471.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $23,938.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $14,081 for replacement reserves (approximately $0.20 per square foot annually).

TI / LC – Commencing once the TI/LC balance is below $2,000,000, the borrower will be required to make monthly deposits into the TI/LC reserve in an amount equal to $17,602. Notwithstanding the foregoing, provided that no event of default under the Spartan Retail Portfolio Mortgage Loan then exists, monthly deposits into the TI/LC reserve will be suspended at any time that the balance in the TI/LC Reserve is at least equal to $2,500,000.

Major Tenant Reserve – During the continuance of a Major Tenant Event (as defined below), all excess cash flow funds are required to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related Major Tenant (as defined below) space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 2 – Spartan Retail Portfolio

Lockbox / Cash Management. The Spartan Retail Portfolio Mortgage Loan is structured with a soft lockbox and in place cash management. The Spartan Retail Portfolio Mortgage Loan requires the borrower or property manager, as applicable, to pay all rents into a lockbox account. During the continuance of a Spartan Retail Portfolio Sweep Event Period (as defined below), the borrower or property manager, as applicable, is required to direct tenants to pay all rents directly into the lockbox account. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Spartan Retail Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Spartan Retail Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Spartan Retail Portfolio Mortgage Loan. To the extent that no Spartan Retail Portfolio Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Spartan Retail Portfolio Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Spartan Retail Portfolio Mortgage Loan documents; (ii) the date on which the debt service coverage ratio based on the trailing 12 months is less than 1.20x (based on 30-year amortization); (iii) the occurrence of a Major Tenant Event; (iv) commencing on November 6, 2031, the date on which the debt service coverage ratio based on the trailing 12 months is less than 1.30x (based on 30-year amortization) and (v) Waterstone Properties, LTD, an indirect owner of the borrower, defaults on its obligations under certain publicly issued securities.

A Spartan Retail Portfolio Sweep Event Period will end: (a) with regard to clauses (i) and (v), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.25x for two consecutive calendar quarters, (c) with regard to clause (iii), until such Major Tenant Event is cured, (d) with regard to clause (iv), upon repayment of the Spartan Retail Portfolio Mortgage Loan in full and (e) with regard to clause (v), upon the lender’s receipt of satisfactory evidence that no default exists under the related publicly issued securities.

A “Major Tenant Event” will commence upon the date on which, with respect to three or more of the Major Tenants: (i) a Major Tenant fails to renew or extend the term of its lease, on terms and conditions reasonably acceptable to the lender and in accordance with the terms of the Spartan Retail Portfolio Mortgage Loan including, without limitation, for a term of no less than five years (or as otherwise approved by the lender), on or prior to the date that is the earlier of (a) the date on which such lease is then scheduled to terminate or (b) the date on which notice to renew must be given in accordance with the terms of the applicable lease, (ii) a default by such Major Tenant occurs (beyond any applicable notice and cure period) under its lease, (iii) a Major Tenant goes dark, vacates or otherwise fails to occupy or otherwise ceases operations at its space, or fails to be open for business at the Spartan Retail Portfolio Properties during customary hours, or gives notice of its intent to commence any of the foregoing, (iv) a Major Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or any similar insolvency proceeding, (v) a Major Tenant sublets any portion of its leased space or (vi) a Major Tenant terminates its lease or gives notice of its intent to terminate its lease. Notwithstanding the foregoing, Crunch Fitness and Ollie’s are in the process of commencing operations in their respective newly leased premises but such tenants will not be considered “dark” for the purposes of the Major Tenant Event described above for the period between October 25, 2022 and March 31, 2023.

A Major Tenant Event will terminate, with respect to no less than all but one of the Major Tenants for which a Major Tenant Event exists: (a) with regard to clause (i), if the related Major Tenant has extended its lease for at least five years and on terms acceptable to the lender, and the lender has received an estoppel certificate confirming that all tenant improvements and leasing commissions have been paid by the borrower; (b) with regard to clause (ii), upon the related Major Tenant curing such default; (c) with regard to clause (iii), upon the related Major Tenant rescinding such notice and/or resuming its customary business operations at its leased space for at least two consecutive calendar quarters; (d) with regard to clause (iv), when the lease for the related Major Tenant is assumed or affirmed in such proceeding and the related Major Tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing; (e) with regard to clause (v), the related Major Tenant is no longer subletting its space; and (f) with regard to clause (vi), the related Major Tenant has rescinded such notice to terminate or cancel its lease. A Major Tenant Event will also terminate in the event that a Major Tenant Re-Tenanting Event (as defined below) has occurred.

A "Major Tenant Re-Tenanting Event" means that: (i) the related Major Tenant space is leased pursuant to a replacement lease (or leases) for a term of at least five years and on terms acceptable to the lender for the related space; (ii) that each such Major Tenant is in occupancy of its premises and open for business and (iii) that all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid, and the lender has received a reasonably satisfactory estoppel certificate from each such replacement tenant affirming the foregoing.

A “Major Tenant” means individually and collectively as the context may require, Big Lots, Food Lion (at the Oak Forest Plaza property), County of Spartanburg, Food Lion (at the Spring Valley Commons property), Winn-Dixie, Grocery Advantage Supermarket, La Unica Supermarket, Food Lion (at the Pine Belt Plaza property), Crunch Fitness (at the Fernwood Plaza property), Ollie’s, Planet Fitness (at the Converse Plaza property) and Tractor Supply Company, their respective successors and assigns, and any replacement tenant that enters into a lease for any portion of space at the Spartan Retail Portfolio Properties currently leased to the foregoing tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Subordinate and Mezzanine Debt. None.

Partial Release. Provided that no event of default or other Spartan Retail Portfolio Sweep Event Period exists, beginning on April 6, 2023, the borrower may obtain the release of certain parcels at the Shelby Plaza property, the Parkmore Plaza property and the Reidville Circle property in connection with a third party sale, provided that the release will not occur within 60 days prior to or following a securitization, subject to satisfaction of certain conditions, including, among other things: (i) the borrower provides to the lender evidence that the remaining portion of the related property is a separate legal lot and tax parcel, (ii) the loan-to-value ratio for the remaining property will be no more than 125%, (iii) satisfaction of all REMIC requirements, (iv) with respect to a portion of the Parkmore Plaza property (the “Walmart Release Parcel”), such portion is being released to Walmart Inc., an affiliate of Walmart Inc., or a person with a creditworthiness similar to Walmart Inc. and (v) with respect to any release prior to the release of the Walmart Release Parcel, but not with respect to the release of the Walmart Release Parcel, the borrower will be required to pay to the lender a release price together with any prepayment fee and any other amount due in connection with the application of the release price to the prepayment of the underlying mortgage loan, as set forth in the loan documents.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 3 – WRS Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 3 – WRS Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Retail – Shadow Anchored
% of IPB:	7.4%	Net Rentable Area (SF):	549,973
Loan Purpose:	Refinance and Acquisition	Location:	Various
Borrower:	WRS Centers Shops, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsors:	Arthur Joseph Kepes and Thomas Scott Smith	Occupancy:	89.1%
Interest Rate:	6.88000%	Occupancy Date:	10/25/2022
Note Date:	10/28/2022	4th Most Recent NOI (As of):	NAV
Maturity Date:	11/6/2032	3rd Most Recent NOI (As of):	$8,579,044 (12/31/2020)
Interest-only Period:	90 months	2nd Most Recent NOI (As of):	$8,140,091 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$8,834,188 (TTM 8/31/2022)
Original Amortization Term:	360 Months	UW Economic Occupancy:	88.8%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$12,448,561
Call Protection(2):	L(25),D(91),O(4)	UW Expenses:	$2,819,467
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$9,629,095
Additional Debt(1):	Yes	UW NCF:	$9,216,615
Additional Debt Balance(1):	$24,000,000	Appraised Value / Per SF(3):	$145,320,000 / $264
Additional Debt Type(1):	Pari Passu	Appraisal Date(4):	10/27/2022

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$153
Taxes:	$551,903	$87,604	N/A	Maturity Date Loan / SF:	$149
Insurance:	$248,209	$39,398	N/A	Cut-off Date LTV(3):	57.8%
Replacement Reserves:	$0	$6,875	$412,480	Maturity Date LTV(3):	56.4%
TI/LC:	$1,000,000	Springing	$1,000,000	UW NCF DSCR:	1.39x
Deferred Maintenance:	$42,313	$0	N/A	UW NOI Debt Yield:	11.5%
Free Rent Reserve:	$275,300	$0	N/A
Unfunded Tenant Obligations Reserve:	$1,050,197	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$84,000,000	98.3%	Loan Payoff(6)	$66,344,516	77.6%
Borrower Sponsor Equity	1,488,632	1.7	Purchase Price(6)	11,800,000	13.8
			Closing Costs	4,176,196	4.9
			Upfront Reserves	3,167,921	3.7
Total Sources	$85,488,632	100.0%	Total Uses	$85,488,632	100.0%
(1)	The WRS Retail Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $84.0 million (“WRS Retail Portfolio Whole Loan”). The financial information in the chart reflects the Cut-off Date Balance of the WRS Retail Portfolio Whole Loan.
(2)	Defeasance of the WRS Retail Portfolio Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2022-C18 securitization trust in December 2022. The actual lockout period may be longer.
(3)	The Appraised Value / Per SF, Cut-Off Date LTV and Maturity Date LTV is based on the As-Portfolio Value of $145,320,000. The combined “as-is” individual appraised value is $142,000,000. The Cut-off Date LTV and Maturity Date LTV based on the combined “as-is” individual appraised value is 59.2% and 57.7%, respectively.
(4)	Appraisal Dates for each of the WRS Retail Portfolio Properties (as defined below) range from September 12, 2022 to September 22, 2022.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	The WRS Retail Portfolio Whole Loan was used to refinance existing debt on 11 of the WRS Retail Portfolio Properties and to acquire the Shoppes at Sanford property.

The Loan. The WRS Retail Portfolio mortgage loan (the “WRS Retail Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 549,973 square foot, 12-property retail shadow-anchored portfolio located in North Carolina, South Carolina and Georgia (each individually, the “WRS Retail Portfolio Property”, and collectively, the “WRS Retail Portfolio Properties”). The WRS Retail Portfolio Whole Loan consists of four pari passu notes and accrues interest at a rate of 6.88000% per

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 3 – WRS Retail Portfolio

annum. The WRS Retail Portfolio Whole Loan has a 10-year term and is interest-only for the first 90 months of the loan term, followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The WRS Retail Portfolio Whole Loan has an outstanding original principal balance as of the Cut-off Date of $84,000,000. The controlling Note A-1 and non-controlling Note A-3 and Note A-4, with an aggregate original principal balance of $60,000,000, will be included in the BBCMS 2022-C18 securitization trust. The remaining note is currently held by LMF and is expected to be contributed to one or more securitization trust(s). The WRS Retail Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C18 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BBCMS 2022-C18	Yes
A-2(1)	$24,000,000	$24,000,000	LMF	No
A-3	$5,000,000	$5,000,000	BBCMS 2022-C18	No
A-4	$5,000,000	$5,000,000	BBCMS 2022-C18	No
Whole Loan	$84,000,000	$84,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Properties. The WRS Retail Portfolio Properties consist of 12 retail properties, totaling 549,973 square feet located in three states, each of which is shadow-anchored by Wal-Mart. The geographical concentrations by Cut-off Date Balance include North Carolina (eight properties, 56.5% of the allocated Cut-off Date Balance), Georgia (two properties, 24.2% of the allocated Cut-off Date Balance) and South Carolina (two properties, 19.3% of the allocated Cut-off Date Balance).

Built between 2006 and 2011, the WRS Retail Portfolio Properties range in size from 26,700 square feet to 67,050 square feet. As of October 25, 2022, the WRS Retail Portfolio Properties were 89.1% occupied.

WRS Retail Portfolio Properties Summary
Property Name	Property Type - Subtype	Net Rentable Area (SF)	Year Built / Renovated	Allocated Whole Loan Amount	% of ALA	Appraised Value	UW NCF
Hudson Bridge Crossing – Stockbridge, GA	Retail – Shadow Anchored	67,050	2006 / NAP	$13,300,000	15.8%	$22,500,000	$1,451,494
Shoppes at Westgate – Leland, NC	Retail – Shadow Anchored	47,700	2006 / NAP	$9,700,000	11.5%	$15,000,000	$1,053,013
Shoppes at Richland – Aiken, SC	Retail – Shadow Anchored	53,100	2007 / NAP	$8,550,000	10.2%	$14,200,000	$937,674
Shoppes at White Knoll – Lexington, SC	Retail – Shadow Anchored	40,100	2007 / NAP	$7,650,000	9.1%	$11,100,000	$838,040
Chamblee Village – Atlanta, GA	Retail – Shadow Anchored	38,993	2006 / NAP	$7,050,000	8.4%	$13,000,000	$772,587
Shoppes at Sanford – Sanford, NC	Retail – Shadow Anchored	50,300	2007 / 2017	$6,750,000	8.0%	$12,400,000	$742,566
Grandview Station – Marion, NC	Retail – Shadow Anchored	41,100	2011 / NAP	$6,700,000	8.0%	$9,300,000	$735,353
Glenn View Station – Durham, NC	Retail – Shadow Anchored	56,830	2008 / NAP	$6,500,000	7.7%	$11,900,000	$721,623
Shoppes at Raeford – Raeford, NC	Retail – Shadow Anchored	47,550	2010 / NAP	$5,200,000	6.2%	$10,600,000	$569,613
Shoppes at Oxford – Oxford, NC	Retail – Shadow Anchored	39,550	2009 / NAP	$5,100,000	6.1%	$8,100,000	$566,264
Shoppes at Goldsboro – Goldsboro, NC	Retail – Shadow Anchored	41,000	2007 / NAP	$4,400,000	5.2%	$8,400,000	$487,118
Village at Red Bridge – Locust, NC	Retail – Shadow Anchored	26,700	2010 / NAP	$3,100,000	3.7%	$5,500,000	$341,270
Total		549,973		$84,000,000	100.0%	$145,320,000(1)	$9,216,615
(1)	The appraised value of $145,320,000 is an “as-portfolio” value. The combined “as-is” individual appraised value of the WRS Retail Portfolio Properties is $142,000,000.

Major Tenants.

Dollar Tree (91,000 square feet; 16.5% of NRA; 10.7% of underwritten rent; Baa2/BBB/NR; Moody’s/S&P/Fitch): Dollar Tree is one of the nation’s leading value retailers offering a wide variety of products including, but not limited to party supplies, home décor, health and beauty supplies, home and office goods, food and seasonal items. Founded in 1953 in Norfolk, Virginia as K&K 5&10, the Dollar Tree has evolved into a Fortune 120 company, operating approximately 7,900 stores and 16 distribution centers across 48 contiguous U.S. states and five Canadian provinces. Dollar Tree reported net sales of $26.3 billion as of year-end 2021. Dollar Tree has a co-tenancy clause tied to Wal-Mart. If Wal-Mart, its successor or assigns, vacates or cease operations, the tenant is required to pay 50% of base rent and 100% of additional rent after a period of 60 days while the Wal-Mart space remains vacant. If the Wal-Mart space remains unoccupied for nine months, the tenant has an ongoing right to terminate upon 30 days’ notice. Dollar Tree is a tenant at Grandview Station property, Village at Red Bridge property, Shoppes at Oxford property, Glenn View Station property, Shoppes at Raeford property, Shoppes at Goldsboro property, Shoppes at Westgate property, Shoppes at Richland property, Hudson Bridge Crossing property, and Shoppes at White Knoll property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Shoe Show/Shoe Department (37,950 square feet; 6.9% of NRA; 5.6% of underwritten rent): Founded in 1960, Shoe Show/Shoe Department are brands operating within Shoe Show, Inc. Shoe Show/Shoe Department provides branded footwear, bags and accessories at affordable prices. Brands operating within Shoe Show, Inc. include Shoe Show, Shoe Department, Burlington Shoes, Shoebilee, Shoe Department Encore, Burlington Shoes Encore and Shoe Show Mega. Shoe Show, Inc. currently operates approximately 1,100 stores in 47 states. The Shoe Show/Shoe Department tenants at the WRS Retail Portfolio Properties have termination and co-tenancy clauses tied to Wal-Mart. If Wal-Mart ceases its operation and is not replaced within 90 days of its closing of business by another major tenant, then the Shoe Show/Shoe Department tenant is required to remain in the premises and pay only 4% of percentage rent and its proportionate share of operating expenses. However, if such violation is not cured after 12 months from the date Wal-Mart vacates the premises, then the tenant will have an ongoing option to terminate the lease. Shoe Show/Shoe Department is a tenant at Grandview Station property, Shoppes at Oxford property, Glenn View Station property, Shoppes at Sanford property, Shoppes at Westgage property, Shoppes at Richland property, Hudson Bridge Crossing property and Shoppes at White Knoll property.

Children’s Healthcare of Atlanta, Inc. (17,650 square feet; 3.2% of NRA; 4.0% of underwritten rent): Founded in 1915, Children’s Healthcare of Atlanta, Inc. (“CHOA, Inc.”) is a leading pediatric healthcare provider. With three hospitals, neighborhood locations and more than 600 beds, CHOA, Inc. is the largest healthcare provider for children in Georgia and one of the largest pediatric clinical care providers in the country. CHOA, Inc. was ranked in all 10 specialty areas in the U.S. News & World Report’s “Best Children’s Hospitals in the Nation” for 2022-2023, with nine specialties ranked in the top 20. CHOA, Inc. is a tenant at Hudson Bridge Crossing property.

Environmental. According to Phase I environmental assessments dated between September 23, 2022 and September 26, 2022, there was no evidence of any recognized environmental conditions at the WRS Retail Portfolio Properties.

Historical and Current Occupancy(1)
2020	2021	Current(2)
83.2%	82.5%	89.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of the October 25, 2022 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Top Tenant Summary(1)
Tenant	No. of Leases	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Avg. Remaining Lease Term
Dollar Tree(4)	10	Baa2/BBB/NR	91,000	16.5%	$11.87	$1,080,500	10.7%	3.7
Shoe Show / Shoe Department(5)	8	NR/NR/NR	37,950	6.9	$14.97	$568,053	5.6	3.3
Children’s Healthcare of Atlanta, Inc.	1	NR/NR/NR	17,650	3.2	$22.84	$403,126	4.0	3.6
GameStop(6)	6	NR/NR/NR	11,500	2.1	$26.77	$307,896	3.1	2.3
Major Tenants			158,100	28.7%	$14.92	$2,359,575	23.4%
Non-Major Tenants			332,148	60.4%	$23.28	$7,733,350	76.6%
Occupied Collateral Total / Wtd. Avg.			490,248	89.1%	$20.59	$10,092,925	100.0%

Vacant Space			59,725	10.9%

Collateral Total			549,973	100.0%

(1)	Based on the underwritten rent roll as of October 25, 2022.
(2)	Ratings provided are for the parent company of the entity, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF and UW Base Rent includes rent steps totaling $218,174.56 through December 2023.
(4)	Dollar Tree has a co-tenancy clause tied to Wal-Mart. If Wal-Mart (or its successor or assigns) vacates or ceases operations, the tenant is required to pay 50% of base rent and 100% of additional rent after a period of 60 days while the Wal-Mart space remains vacant. If the Wal-Mart space remains unoccupied for nine months, the tenant has an ongoing right to terminate upon 30 days’ notice.
(5)	The Shoe Show/Shoe Department tenants have a termination and co-tenancy clause tied to Wal-Mart. If Wal-Mart ceases its operation and is not replaced with 90 days of its closing of business by another major tenant, then the tenant is required to remain in the premises and pay only 4% of percentage rent and its proportionate share of operating expenses. However, if such violation is not cured after 12 months from the date Wal-Mart vacates the premises, then the tenant will have an option to terminate the lease. The Shoe Show/Shoe Department tenant at the Shoppes at Oxford property and the Glenn View Station property is a month-to-month tenant and was excluded when calculating Avg. Remaining Lease Term.
(6)	The GameStop tenants have a co-tenancy clause with Wal-Mart. If Wal-Mart (or its successor or assigns) vacates or cease operations, the tenant is required to pay 50% of base rent after a period of 30 days while the Wal-Mart space remains vacant. If the Wal-Mart space remains unoccupied for 180 days, the tenant has an ongoing right to terminate upon 30 days’ notice. GameStop is a tenant at the Shoppes at Sanford property, the Shoppes at Westgate property, the Shoppes at Richland property, the Shoppes at White Knoll property, the Chamblee Village property, and the Hudson Bridge Crossing property.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	59,725	10.9%	NAP	NAP	59,725	10.9%	NAP	NAP
2022 & MTM	5	12,250	2.2	$195,723	1.9%	71,975	13.1%	$195,723	1.9%
2023	26	61,400	11.2	$1,299,418	12.9	133,375	24.3%	$1,495,142	14.8%
2024	21	64,430	11.7	$1,210,222	12.0	197,805	36.0%	$2,705,363	26.8%
2025	32	69,400	12.6	$1,415,400	14.0	267,205	48.6%	$4,120,763	40.8%
2026	29	90,660	16.5	$2,167,945	21.5	357,865	65.1%	$6,288,708	62.3%
2027	38	119,150	21.7	$2,245,135	22.2	477,015	86.7%	$8,533,844	84.6%
2028	15	39,199	7.1	$836,024	8.3	516,214	93.9%	$9,369,868	92.8%
2029	1	4,800	0.9	$97,200	1.0	521,014	94.7%	$9,467,068	93.8%
2030	1	1,200	0.2	$33,600	0.3	522,214	95.0%	$9,500,668	94.1%
2031	1	4,000	0.7	$76,400	0.8	526,214	95.7%	$9,577,068	94.9%
2032 & Beyond	6	23,759	4.3	$515,858	5.1	549,973	100.0%	$10,092,925	100.0%
Total	175	549,973	100.0%	$10,092,925	100.0%
(1)	Based on the underwritten rent roll dated October 25, 2022.
(2)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring includes rent steps of $218,174.56 through December 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Operating History and Underwritten Net Cash Flow
	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$9,088,535	$8,767,074	$9,319,161	$9,874,751	$17.95	71.2%
Straight Line Rent	0	0	0	17,130	$0.03	0.1
Vacancy Gross Up	0	0	0	1,249,850	$2.27	9.0
Rent Steps	0	0	0	218,175	$0.40	1.6
Gross Potential Rent	$9,088,535	$8,767,074	$9,319,161	$11,359,905	$20.66	82.0%
Total Reimbursements	1,835,118	1,764,798	2,047,389	2,501,075	$4.55	18.0
Net Rental Income	$10,923,653	$10,531,872	$11,366,550	$13,860,981	$25.20	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,552,121)	($2.82)	(11.2)
Other Income(3)	123,718	146,973	139,702	139,702	$0.25	1.0
Effective Gross Income	$11,047,371	$10,678,844	$11,506,252	$12,448,561	$22.63	89.8%

Total Expenses	2,468,327	2,538,754	2,672,064	2,819,467	$5.13	22.6

Net Operating Income	$8,579,044	$8,140,091	$8,834,188	$9,629,095	$17.51	77.4%

Total TI/LC, Capex/RR	0	0	0	412,480	$0.75	3.3

Net Cash Flow	$8,579,044	$8,140,091	$8,834,188	$9,216,615	$16.76	74.0%
(1)	TTM represents trailing 12 months as of August 31, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income is underwritten based on the trailing-12 months ending August 31, 2022 and also included income from ancillary tenants such as ATM or recycling.

The Market. The WRS Retail Portfolio Properties are geographically diverse with properties located in three different states and ten different markets.

WRS Retail Portfolio Properties Market Summary(1)
Property Name	Market	Submarket	Submarket Vacancy	UW Rental Rate PSF(2)	Market Rent Rate PSF(3)
Shoppes at Sanford – Sanford, NC	Lee and Harnett Counties	Lee County	3.4%	$22.34	$22.96
Grandview Station – Marion, NC	McDowell and Burke Counties	McDowell County	7.3%	$18.91	$19.00
Shoppes at Raeford – Raeford, NC	Fayetteville	Hoke County	1.9%	$17.92	$18.75
Shoppes at Oxford – Oxford, NC	Granville and Wake Counties	Granville County	1.3%	$15.75	$17.43
Shoppes at Goldsboro – Goldsboro, NC	Wayne and Johnston Counties	Wayne County	4.2%	$18.23	$18.95
Village at Red Bridge – Locust, NC	Charlotte	Cabarrus County	3.2%	$18.87	$18.62
Glenn View Station – Durham, NC	Raleigh/Durham	North Durham	1.7%	$17.69	$18.73
Shoppes at Westgate – Leland, NC	Wilmington	Leland	1.6%	$22.84	$19.47
Hudson Bridge Crossing – Stockbridge, GA	Atlanta	Riverdale/Jonesboro	5.4%	$24.41	$22.77
Chamblee Village – Atlanta, GA	Atlanta	Chamblee/Doraville	3.4%	$26.86	$27.54
Shoppes at Richland – Aiken, SC	Augusta-Richmond County, GA-SC	Outlying Aiken County	5.0%	$19.98	$20.59
Shoppes at White Knoll – Lexington, SC	Columbia, SC	Lexington	2.6%	$21.87	$21.47
(1)	Source: Third party market research report.
(2)	UW Rental Rate PSF is based on the underwritten rent rolls dated October 25, 2022.
(3)	Market Rent Rate PSF is based on the appraiser’s conclusion.

The Borrower. The borrowing entity for the WRS Retail Portfolio Whole Loan is WRS Centers Shops, LLC, a single purpose, Delaware limited liability company with one independent director. A non-consolidation opinion was delivered in connection with the origination of the WRS Retail Portfolio Whole Loan.

The Borrower Sponsors. The borrower sponsors and nonrecourse carve-out guarantors are Arthur Joseph Kepes and Thomas Scott Smith. Thomas Scott Smith is the President and CEO of WRS Real Estate Investments (“WRS Inc.”). Arthur Kepes is the Executive V.P. and CFO of WRS Inc. WRS Inc. is a full-service commercial real estate development and investment firm located in Mount Pleasant, South Carolina that specializes in retail, office, industrial and residential development, property management, commercial brokerage and construction management. Since its inception, WRS Inc. has developed more than 42 anchored retail shopping centers and mixed-use projects, comprising more than 10 million square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 3 – WRS Retail Portfolio

Property Management. The WRS Retail Portfolio Properties are managed by WRS Property Management, LLC, a borrower-affiliated entity. Leasing at the WRS Retail Portfolio Properties is handled by WRS, Inc., a borrower-affiliated entity.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $551,903 for tax reserves, $248,209 for insurance reserves, $1,000,000 for TI/LC reserves, $42,313 for immediate repairs, approximately $275,300 for free rent reserves and approximately $1,050,197 for tenant obligation reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $87,604.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated insurance payments, which currently equates to approximately $39,398.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $6,875 for replacement reserves (approximately $0.15 per square foot annually), capped at $412,480.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow approximately $27,499 for tenant improvement and leasing commissions reserves if at any time the balance of the TI/LC reserves falls below $500,000, until such time as the reserve is restored to a cap of $1,000,000.

Lockbox / Cash Management. The WRS Retail Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), (i) the borrower is required to establish a lender-controlled lockbox account and within five business days of the Cash Management Trigger Event, instruct all tenants to deposit rents into such lockbox account, (ii) with respect to any other amounts collected, the borrower or any agent of the borrower is required to deposit any such amounts received into the lockbox account within one business day of receipt. Pursuant to the WRS Retail Portfolio Whole Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the WRS Retail Portfolio Whole Loan documents) are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the borrower; and (b) if a Cash Sweep Event is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default, (ii) the second late debt service payment within a 12-month period, (iii) a bankruptcy action of the borrower, guarantor or property manager or (iv) a Cash Management DSCR Trigger Event (as defined below). A Cash Management Trigger Event will end (a) with respect to clause (i) above, when a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when the debt service payments have been made on time for 12 consecutive months, (c) with respect to clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing, among other conditions, with respect to the borrower and the guarantor and within 120 days for the property manager, or with respect to the property manager, the borrower replacing the property manager with a qualified property manager acceptable to the lender, and (d) with respect to clause (iv) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.25x for two consecutive quarters.

A “Cash Management DSCR Trigger Event” will occur, as of any date occurring on or after the first anniversary of the closing of the WRS Retail Portfolio Whole Loan, on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.20x.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor or property manager or (iii) a Cash Sweep DSCR Trigger Event (as defined below). A Cash Sweep Event will end (a) with respect to clause (i) above, when a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing, among other conditions, with respect to the borrower and the guarantor and within 120 days for the property manager, with respect to the property manager, the borrower replacing the property manager with a qualified property manager acceptable to the lender and (c) with respect to clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for two consecutive quarters.

A “Cash Sweep DSCR Trigger Event” will occur, as of any date occurring on or after the first anniversary of the closing of the WRS Retail Portfolio Whole Loan, on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x.

Subordinate and Mezzanine Debt. None.

Partial Release. At any time after the permitted release date or the permitted defeasance date, as applicable, and prior to the open period, the borrower may obtain a release of an individual property from the lien of the mortgage, subject to satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) the borrower makes a partial prepayment in an amount equal to 115% of the allocated loan amount together with the applicable yield maintenance premium for the related WRS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 3 – WRS Retail Portfolio

Retail Portfolio Property being released (the “Release Property”) in the case of a partial release, or delivers defeasance collateral in an amount equal to 115% of the allocated loan amount for the Release Property in the case of a partial defeasance; (iii) the debt service coverage ratio with respect to the remaining WRS Retail Portfolio Properties after such release is not less than the greater of (a) 1.39x and (b) the debt service coverage ratio for the remaining WRS Retail Portfolio Properties and the Release Property for the preceding 12 months, (iv) the loan to value ratio after release is greater than the lesser of (a) 57.8% and (b) the loan to value ratio for the remaining WRS Retail Portfolio Properties and the Release Property as of the date immediately preceding such release, (v) satisfaction of any REMIC release conditions, and (vi) if required by the lender, delivery of a rating agency confirmation with respect to such release.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 4 – Hilton Columbus at Easton Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 4 – Hilton Columbus at Easton Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 4 – Hilton Columbus at Easton Town Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Credit Assessment (Moody's/Fitch/KBRA):	A2(sf)/NR/A+(sf)	Title:	Fee
Original Principal Balance:	$49,000,000	Property Type - Subtype:	Hospitality – Full Service
Cut-off Date Principal Balance:	$49,000,000	Net Rentable Area (Rooms):	345
% of Pool by IPB:	6.1%	Location:	Columbus, OH
Loan Purpose:	Refinance	Year Built / Renovated:	2000 / 2017
Borrower:	Columbus Easton Hotel LLC	Occupancy / ADR / RevPAR:	78.6% / $182.78 / $143.62
Borrower Sponsor(1):	Morton L. Olshan	Occupancy / ADR / RevPAR Date:	8/31/2022
Interest Rate:	6.34000%	4th Most Recent NOI (As of)(5):	$13,688,251 (12/31/2019)
Note Date:	10/24/2022	3rd Most Recent NOI (As of)(5):	$1,401,614 (12/31/2020)
Maturity Date:	11/6/2032	2nd Most Recent NOI (As of)(5):	$9,302,423 (12/31/2021)
Interest-only Period:	120 months	Most Recent NOI (As of):	$12,919,574 (TTM 8/31/2022)
Original Term:	120 months	UW Occupancy / ADR / RevPAR:	78.6% / $182.78 / $143.62
Original Amortization:	None	UW Revenues:	$31,217,491
Amortization Type:	Interest Only	UW Expenses:	$18,611,623
Call Protection:	L(25),YM1(91),O(4)	UW NOI:	$12,605,868
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$11,357,168
Additional Debt(2):	No	Appraised Value / Per Room:	$137,000,000 / $397,101
Additional Debt Balance:	N/A	Appraisal Date:	9/27/2022
Additional Debt Type:	N/A

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$142,029
Taxes:	$319,655	$225,000	N/A	Maturity Date Loan / Room:	$142,029
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	35.8%
FF&E Reserves:	$0	$104,058	$2,000,000	Maturity Date LTV:	35.8%
Immediate Repairs:	$0	$0	N/A	UW NCF DSCR:	3.61x
PIP Reserves(4):	$0	Springing	N/A	UW NOI Debt Yield:	25.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$49,000,000	98.7%	Loan Payoff	$48,629,031	98.0%
Borrower Equity	633,799	1.3	Closing Costs	685,113	1.4
			Upfront Reserves	319,655	0.6
Total Sources	$49,633,799	100.0%	Total Uses	$49,633,799	100.0%
(1)	Morton L. Olshan is also the non-recourse carveout guarantor for the Courtyard by Marriott Columbus Easton mortgage loan, which was also originated by LMF, has an outstanding principal balance as of the Cut-off Date of $17,500,000 and will be included in the BBCMS 2022-C18 securitization.
(2)	For full description of Additional Debt, please refer to “Subordinate and Mezzanine Debt” below.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	In connection with origination, the Hilton Columbus at Easton Town Center borrower sponsor deposited $12.0 million into a deposit account (the “Scheduled DACA Account”). The lender has a security interest in the Scheduled DACA Account and the borrower has the right to access amounts from this account to be used in connection with any PIP (as defined below) work (including the ongoing Scheduled Renovation Work related to soft goods in effect on the origination date (as defined and identified in the Hilton Columbus at Easton Town Center Mortgage Loan (as defined below) agreement)) (the “Scheduled Renovation Work”) or future PIP work or any capital expenditure work related to the Hilton Columbus at Easton Town Center Property (as defined below). Pursuant to the Hilton Columbus at Easton Town Center Mortgage Loan documents, (i) the Hilton Columbus at Easton Town Center borrower has the right to withdraw any portion of the amounts remaining in the Scheduled DACA Account upon completion of the Scheduled Renovation Work so long as no PIP Collection Period (as defined below) exists or no event of default has occurred and is continuing and (ii) upon an event of default, any funds remaining in the account will be transferred to lender. With respect to the springing PIP Reserve, to the extent the borrower is required to make monthly PIP reserve deposits (as described under “PIP Reserves” below), such amounts will be deposited into the Scheduled DACA Account.
(5)	The fluctuation in historical NOI was due to the COVID-19 pandemic. The Hilton Columbus at Easton Town Center Property was closed from April 2020 through July 2020 before reopening.

The Loan. The Hilton Columbus at Easton Town Center mortgage loan (the “Hilton Columbus at Easton Town Center Mortgage Loan”) was originated by LMF, has an outstanding principal balance as of the Cut-off Date of $49,000,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 345-room, full-service hotel located in Columbus, Ohio (the “Hilton Columbus at Easton Town Center Property”). The Hilton Columbus at Easton Town Center Mortgage Loan accrues interest at a rate of 6.34000% per annum. The Hilton Columbus at Easton Town Center Mortgage Loan has a 10-year term and is interest only for the entire loan term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 4 – Hilton Columbus at Easton Town Center

The Property. The Hilton Columbus at Easton Town Center Property is a seven-story, 345-room full-service hotel located in Columbus, Ohio. The Hilton Columbus at Easton Town Center Property was built in 2000 and renovated in 2017. The Hilton Columbus at Easton Town Center Property includes 161 king rooms, 51 king executive suites, 17 king suites, 97 queen/queen rooms, 11 queen/queen executive suites, and eight queen/queen suites. Guestroom amenities include an entertainment console with a 50-inch flat high-definition television, a work desk and chair, and high-speed internet. Suites feature living spaces with a sleeper sofa and slightly larger bathrooms with a dual-sink vanity area, as well as a separate bathtub and shower. Amenities at the Hilton Columbus at Easton Town Center Property include two restaurants, a lounge, an indoor pool and whirlpool, a fitness room, a lobby workstation, an outdoor patio and fire pit, a guest laundry area and 24,958 square feet of meeting space. The Hilton Columbus at Easton Town Center Property offers 708 surface and garage parking spaces. The Hilton Columbus at Easton Town Center Property operates as a Hilton under a franchise agreement with Hilton Franchise Holding LLC, which currently expires on December 31, 2041. The Hilton Columbus at Easton Town Center Mortgage Loan is recourse to the borrower and the guarantor if the franchise agreement is terminated for any reason.

The Hilton Columbus at Easton Town Center Property is comprised of one seven-story building with the guestrooms and a partial eighth-floor attic storage space. The guestroom tower is comprised of two wings, the north wing which houses the majority of the meeting space, back-of-the-house space, and main banquet kitchen, and the south wing which houses the recreational and additional meetings rooms. Both wings feature separate entrances, with an additional meeting space entrance and lobby on the first floor that services the ballrooms. The Hilton Columbus at Easton Town Center Property has undergone renovations since its opening in 2000, including the addition of 32 guestrooms in 2017. Between 2015 and 2021, approximately $29.4 million was spent on property renovations at the Hilton Columbus at Easton Town Center Property, which represents approximately $85,102 per room. Included in the renovation was the installation of the two restaurants, Herb n Kitchen and Easton Social. Herb n Kitchen is open daily and features healthy options for on-the-go, a Starbucks barista bar and scratch made pizzas and flatbreads made to order. Easton Social is open daily and features a gastro pub inspired menu.

Environmental. According to the Phase I environmental assessment dated October 5, 2022, there was no evidence of any recognized environmental conditions or recommendations at the Hilton Columbus at Easton Town Center Property.

According to STR reports, the primary competitive set for the Hilton Columbus at Easton Town Center Property consists of several hotels, which range in size from 189 to 633 rooms and collectively contain an aggregate of 3,878 rooms.

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Hilton Columbus at Easton Town Center			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2019	68.6%	$142.09	$97.42	82.8%	$189.89	$157.28	120.8%	133.6%	161.4%
2020	40.6%	$135.89	$55.17	62.1%(3)	$181.49	$112.73	153.0%	133.6%	204.4%
2021	25.2%	$120.54	$30.37	55.6%	$153.59	$85.40	220.7%	127.4%	281.2%
TTM(4)	44.6%	$145.28	$64.86	77.9%	$184.63	$143.75	174.4%	127.1%	221.6%
(1)	Data provided by a third-party market research report. The competitive set contains the following properties: Sheraton Columbus at Capitol Square, Hyatt Regency Columbus, Crowne Plaza Columbus North Worthington, Sonesta Columbus Downtown, Marriott Columbus Airport, The Westin Great Southern Columbus, Renaissance Columbus Downtown Hotel, Marriott Columbus Northwest, Hilton Columbus/Polaris, Embassy Suites by Hilton Columbus Airport and Hilton Columbus Downtown.
(2)	The variances between underwriting, the appraisal and third-party market research provider with respect to Occupancy, ADR and RevPAR at the Hilton Columbus at Easton Town Center Property are attributable to differing reporting methodologies, and/or timing differences.
(3)	Due to the COVID-19 pandemic, the Hilton Columbus at Easton Town Center Property was closed from April 2020 through July 2020.
(4)	TTM represents the trailing 12-month period ending on August 31, 2022.

The Market. The Hilton Columbus at Easton Town Center Property is located in Columbus, Franklin County, Ohio, within the Columbus-Marion-Zanesville, Ohio combined statistical area (“Columbus CSA”). The Columbus CSA is headquarters for numerous Fortune 1000 companies such as Nationwide Insurance, American Electric Power, and Cardinal Health. Major employment sectors in the area include government entities, corporate headquarters, large financial institutions, and The Ohio State University (“OSU”). Ranked among the Top 10 public schools for innovative approaches to curriculum and campus life, the OSU campus hosts more than 1,400 student organizations and had an enrollment of 61,677 students for the 2021-2022 school year. According to the appraisal, in 2019, OSU announced the approval of a five-year, $2.4 billion capital plan to support expansions. The phase 1 expansion projects include an interdisciplinary health sciences center and research facility, an arts district, a biomedical and material engineering complex, and a 1.9 million square foot inpatient hospital.

The Hilton Columbus at Easton Town Center Property is located at the southeast corner of the Easton Town Center, a 1.9 million square foot urban retail center featuring pedestrian-friendly streetscapes, open-air gathering spaces, and fountains and parks throughout. Easton Town Center contains over 200 shops, restaurants, and entertainment venues. The center has won numerous awards including #1 Retail Experience in America by Chain Store Age in 2021 and 2022. The Hilton Columbus at Easton Town Center Property is also located close to several tourist attractions including Legoland Discovery Center, Columbus Zoo and Aquarium, Wexner Center for the Arts, The Ohio State University, and Nationwide Arena. Additionally, The John Glenn Columbus International Airport is located approximately three miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 4 – Hilton Columbus at Easton Town Center

south of the Hilton Columbus at Easton Town Center Property. Located in Downtown Columbus, approximately 10 miles from the Hilton Columbus at Easton Town Center Property, the Greater Columbus Convention Center features 447,000 square feet of exhibit space and 118,000 square feet of meeting space. According to the appraisal, the Greater Columbus Convention Center’s Battelle Grand Ballroom opened in 2010 after a $35 million renovation, and more recently in 2017, a $125 million update, inclusive of a $30 million addition, was completed. The expansion included a 36,000 square foot exhibition hall and an additional 10,000 square feet of meeting space.

The following table presents certain information relating to comparable hotel sales for the Hilton Columbus at Easton Town Center Property:

Comparable Hotel Sales(1)
Property / Location	No. of Rooms	Year Built	Occupancy	Sale Date	Sale Price	Price Per Room
Hilton Columbus at Easton Town Center Columbus, OH	345	2000	78.6%(2)
Emily Hotel Chicago, IL	159	2017	75.0%	Dec-2021	$63,000,000	$396,226
Monaco Pittsburgh Kimpton Hotel Pittsburgh, PA	248	2015	79.3%	Dec-2021	$74,200,000	$299,194
Holiday Inn & Suites Nashville Downtown Convention Center Nashville, TN	230	2019	67.0%	Dec-2021	$80,000,000	$347,826
Sheraton Grand Nashville Downtown Nashville, TN	482	1975	80.8%	Jun-2021	$169,700,000	$352,075
Hilton Garden Inn Madison Downtown Madison, WI	176	2021	NAV	Feb-2021	$49,600,000	$281,818
(1)	Source: Appraisal.
(2)	Based on the trailing 12-month period ending August 31, 2022.

Operating History and Underwritten Net Cash Flow
	2019	2020(1)	2021	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	83.5%	30.2%	69.5%	78.6%	78.6%
ADR	$188.91	$155.55	$165.44	$182.78	$182.78
RevPAR	$157.66	$46.91	$114.98	$143.62	$143.62

Room Revenue	$19,853,854	$5,907,755	$14,478,979	$18,085,270	$18,085,270	$52,421	57.9%
Food and Beverage Revenue	13,961,452	2,490,084	7,634,901	12,004,751	12,004,751	34,796	38.5
Other Departmental Revenue	673,394	921,118	1,031,043	1,127,470	1,127,470	3,268	3.6
Total Revenue	$34,488,700	$9,318,957	$23,144,923	$31,217,491	$31,217,491	$90,485	100.0%

Room Expense	$3,889,482	$1,227,324	$2,710,378	$3,821,670	$3,821,670	$11,077	21.1%
Food and Beverage Expense	6,997,300	1,476,143	3,370,964	5,535,356	5,535,356	16,045	46.1
Other Departmental Expenses	85,231	15,004	2,318	76,964	76,964	223	6.8
Departmental Expenses	$10,972,013	$2,718,471	$6,083,660	$9,433,990	$9,433,990	$27,345	30.2%

Departmental Profit	$23,516,687	$6,600,486	$17,061,263	$21,783,501	$21,783,501	$63,141	69.8%

Operating Expenses	$7,191,895	$3,172,181	$5,139,409	$6,060,906	$6,190,544	$17,944	19.8%
Gross Operating Profit	$16,324,792	$3,428,305	$11,921,854	$15,722,595	$15,592,957	$45,197	49.9%

Management Fees	$1,293,868	$349,895	$881,956	$1,178,849	$1,248,700	$3,619	4.0%
Property Taxes	1,274,108	1,504,262	1,514,648	1,388,704	1,534,344	4,447	4.9
Property Insurance	68,565	172,534	222,827	235,468	204,045	591	0.7
Total Other Expenses	$2,636,541	$2,026,691	$2,619,431	$2,803,021	$2,987,089	$8,658	9.6%

Net Operating Income	$13,688,251	$1,401,614	$9,302,423	$12,919,574	$12,605,868	$36,539	40.4%
FF&E	1,379,548	372,758	925,797	1,248,700	1,248,700	3,619	4.0
Net Cash Flow	$12,308,703	$1,028,856	$8,376,626	$11,670,874	$11,357,168	$32,919	36.4%
(1)	The Hilton Columbus at Easton Town Center Property was closed from April 2020 through July 2020 during the onset of the COVID-19 pandemic.
(2)	TTM column represents the trailing 12 months ending August 31, 2022.
(3)	Per Room values are based on 345 guest rooms.
(4)	% of Total Revenue for Room Expense, Food and Beverage Expense, and Other Departmental Expenses is based on their corresponding revenue line item.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 4 – Hilton Columbus at Easton Town Center

The Borrower. The borrowing entity for the Hilton Columbus at Easton Town Center Mortgage Loan is Columbus Easton Hotel LLC, a single purpose entity with two independent directors in its organizational structure. Legal counsel to the Hilton Columbus at Easton Town Center borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Columbus at Easton Town Center Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the Hilton Columbus at Easton Town Center Mortgage Loan is Morton L. Olshan. Morton L. Olshan is the founder and chairman emeritus of Olshan Properties and its related entities. Established in 1959, Olshan Properties specializes in the development, acquisition, and management of commercial real estate, currently boasting a diverse portfolio with approximately 23.0 million square feet across 11 states. The company is headquartered in New York City and has a staff of over 1,000 employees. The Hilton Columbus at Easton Town Center Property is 100% owned by Columbus Easton Hotel Holdings LLC, a Delaware limited liability company (“Columbus Holdings”). Columbus Holdings is a joint venture between Easton Way Hotel, LLC (60%) (“Easton Way”) and LimTGC Hotel Holdings, LLC, a Delaware limited liability company (40%). Morton L. Olshan owns 70% of Easton Way, directly controls Easton Way and indirectly controls Columbus Holdings and the borrower. Morton L. Olshan is also the non-recourse carveout guarantor for the Courtyard by Marriott Columbus Easton mortgage loan, which was also originated by LMF, has an outstanding principal balance as of the Cut-off Date of $17,500,000 and will be included in the BBCMS 2022-C18 securitization. The borrower sponsor disclosed prior loans that were subject to deeds-in-lieu of foreclosure. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Hilton Columbus at Easton Town Center Property is managed by Mall Properties, Inc. (d/b/a Olshan Properties), an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $319,655 for tax reserves.

Tax Escrows – On each payment date occurring in the months of December 2022 and January 2023, the borrower is required to deposit $225,000 into escrow for tax reserves. On each payment date commencing on the monthly payment in February 2023, the borrower is required to escrow 1/12th of the annual estimated tax payments.

Insurance Escrows – The requirements for the borrower to make monthly deposits to the insurance escrow are waived so long as the Hilton Columbus at Easton Town Center Property is insured under a blanket insurance policy in accordance with the Hilton Columbus at Easton Town Center Mortgage Loan documents.

FF&E Reserves – On each payment date, the borrower is required to escrow an amount equal to the greater of (a) 1/12th of 4% of the gross annual operating and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement, which currently equates to approximately $104,058. The FF&E reserve is subject to a cap of $2,000,000. Notwithstanding the foregoing, in no event may the lender disburse funds from the FF&E reserve for PIP work and/or capital expenditures until the Scheduled DACA Account is fully depleted.

PIP Reserves – At origination, the borrower sponsor deposited $12.0 million into the Scheduled DACA Account. On each payment date during any period commencing on the date the borrower enters into a property improvement plan (“PIP”) or is required to perform a PIP pursuant to the franchise agreement (including pursuant to the ongoing Scheduled Renovation Work) and continuing until the PIP completion date (the “PIP Collection Period”), the Hilton Columbus at Easton Town Center Mortgage Loan documents require that the borrower cause all remaining cash flow to be deposited into the Scheduled DACA Account. Notwithstanding the foregoing, the cash trap will not be required (i) to the extent cash sufficient to pay Anticipated PIP Costs (as defined below), as reasonably determined by the lender, remains in the Scheduled DACA Account or (ii) so long as the Available PIP Funds (as defined below) are equal to or greater than the Anticipated PIP Costs. Upon completion of the Scheduled Renovation Work, and anytime thereafter, provided no PIP Collection Period exists and provided no event of default has occurred and is continuing, the borrower may distribute or transfer any funds remaining on deposit in the Scheduled DACA Account. “Available PIP Funds” means as of any date, the sum of (i) the balance on deposit in the Scheduled DACA Account as of such date and (ii) provided, that (a) no event of default has occurred and is continuing, (b) no bankruptcy action of the borrower or guarantor has occurred and is continuing, and (c) the guarantor is not insolvent, the balance on deposit in the FF&E Reserve account as of such date (less any outstanding disbursement requests received by the lender from the borrower pursuant to the terms and conditions of the Hilton Columbus at Easton Town Center Mortgage Loan documents). “Anticipated PIP Costs” means an amount equal to the anticipated costs and expenses of performing and completing all or any portion of the PIP that remains uncompleted and/or the costs and expenses of with remain unpaid, as determined by the lender.

Lockbox / Cash Management. The Hilton Columbus at Easton Town Center Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be transmitted directly into a lender-controlled lockbox account. The borrower is required to deliver instruction notices to the property manager instructing each of the credit card companies or credit card clearing banks to deposit all revenue into the lender-controlled lockbox, provided, however, that all tenants under retail leases will be permitted to remit rents directly to the borrower or property manager. All rents received by the borrower or the property manager are required to be deposited into the lockbox account within two business days of receipt. Upon the occurrence of a Cash Management Trigger Event (as defined below), all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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management account controlled by the lender and applied and disbursed in accordance with the Hilton Columbus at Easton Town Center Mortgage Loan documents.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default, (ii) the bankruptcy action of the Hilton Columbus at Easton Town Center borrower, guarantor or property manager, (iii) a Cash Management DSCR Trigger Event (as defined below), or (iv) a Franchise Trigger Event (as defined below). A Cash Management Trigger Event will end as applicable (a) with respect to clause (i) above, if a cure of such event of default has been accepted, or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions with respect to the borrower or guarantor and within 120 days with respect to the property manager or in the case of the property manager, the borrower has replaced the property manager with a qualified manager reasonably acceptable to the lender, (c) with respect to clause (iii) above, the debt service coverage ratio is at least equal to 1.40x for two consecutive calendar quarters, and (d) with respect to clause (iv) above, a Franchise Trigger Event Cure (as defined below) has occurred.

A “Cash Management DSCR Trigger Event” will occur on the last day of any calendar quarter the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.35x.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) the bankruptcy of the Hilton Columbus at Easton Town Center borrower, guarantor or manager, (iii) a Cash Sweep DSCR Trigger Event (as defined below), or (iv) a Franchise Trigger Event. A Cash Sweep Event will end as applicable (a) with respect to clause (i) above, if a cure of such event of default has been accepted, or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing among other conditions with respect to the Hilton Columbus at Easton Town Center borrower or guarantor and within 120 days with respect to the property manager or in the case of the property manager, the borrower has replaced the property manager with a qualified manager acceptable to the lender, (c) with respect to clause (iii) above, the debt service coverage ratio is at least equal to 1.35x for two consecutive calendar quarters, and (d) with respect to clause (iv) above, a Franchise Trigger Event Cure has occurred.

A “Cash Sweep DSCR Trigger Event” will occur on the last day of any calendar quarter the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.28x.

A “Franchise Trigger Event” will occur on any day the (i) franchise agreement expires or terminates, or (ii) the date that occurs 12 months prior to the then current expiration date of the franchise agreement.

A “Franchise Trigger Event Cure” will occur when a replacement franchise agreement is entered into by the borrower with a qualified franchisor, all related property improvement requirements have been completed and paid for in full, and the lender has received an acceptable comfort letter from such qualified franchisor.

Subordinate and Mezzanine Debt. The borrower is permitted to incur one or more loans made by direct or indirect members of the borrower with an aggregate principal amount not to exceed $1,225,000, subject to delivery of a valid and binding standstill and subordination agreement in the form attached to the Hilton Columbus at Easton Town Center Mortgage Loan agreement.

In addition, provided that the lender’s prior written consent is obtained, the borrower is permitted to obtain one or more PACE (or similar) loans subject to the satisfaction of certain conditions, including, among others, (i) no event of default has occurred and is continuing; (ii) such PACE Loan will amortize over a period of no less than 30 years; and (iii) taking into account the full amount of the PACE Loan (together with any existing PACE loans), the lender has determined that: (A) the combined DSCR, based on the trailing 12-month period will not be less than 3.61x, (B) the combined DY, based on the trailing 12-month period will not be less than 23.2%, and (C) the combined LTV ratio will not be greater than 35.8%.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – Liberty Park at Tysons

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – Liberty Park at Tysons

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – Liberty Park at Tysons
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment (Moody's/Fitch/KBRA)	Baa1(sf)/A-sf/A+(sf)	Title:	Fee
Original Principal Balance:	$45,000,000	Property Type - Subtype:	Mixed Use – Office / Data Center / Warehouse
Cut-off Date Principal Balance:	$45,000,000	Net Rentable Area (SF):	225,038
% of Pool by IPB:	5.6%	Location:	Vienna, VA
Loan Purpose:	Refinance	Year Built / Renovated:	1971 / 2010
Borrower:	GI TC 801 Follin Lane, LLC	Occupancy:	100.0%
Borrower Sponsor:	TechCore, LLC	Occupancy Date:	10/14/2022
Interest Rate:	5.21000%	4th Most Recent NOI (As of):	$5,332,771 (12/31/2019)
Note Date:	10/27/2022	3rd Most Recent NOI (As of):	$5,292,300 (12/31/2020)
Maturity Date:	11/6/2032	2nd Most Recent NOI (As of):	$5,407,889 (12/31/2021)
Interest-only Period:	120 months	Most Recent NOI (As of)(1):	$5,922,422 (TTM 7/31/2022)
Original Term:	120 months	UW Economic Occupancy:	98.1%
Original Amortization:	None	UW Revenues:	$9,139,212
Amortization Type:	Interest Only	UW Expenses:	$1,875,330
Call Protection:	L(24),YM1(91),O(5)	UW NOI(1):	$7,263,882
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$7,188,249
Additional Debt:	No	Appraised Value / Per SF:	$110,900,000 / $493
Additional Debt Balance:	N/A	Appraisal Date:	10/7/2022
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$200
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$200
Insurance(2):	$485	$242	N/A	Cut-off Date LTV:	40.6%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	40.6%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	3.02x
Other:	$0	$0	N/A	UW NOI Debt Yield:	16.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Tot	al
Mortgage Loan	$45,000,000	100.0%	Loan Payoff	$38,000,000	84.4%
			Return of Equity	5,656,566	12.6
			Closing Costs	1,342,949	3.0
			Upfront Reserves(2)	485	0.0
Total Sources	$45,000,000	100.0%	Total Uses	$45,000,000	100.0%
(1)	The increase between Most Recent NOI and UW NOI is due to contractual parking income included in the GSA Tenant’s re-cast lease.
(2)	At loan closing, a monthly reserve was established in the amount of $242.33/month with initial funding of $484.66 for supplemental flood insurance, which was purchased outside of the borrower sponsor’s standard blanket policy (for which reserves have been waived). The borrower has a springing obligation to deposit additional insurance reserves if the borrower does not maintain the currently approved blanket policy.

The Loan. The Liberty Park at Tysons mortgage loan (the “Liberty Park at Tysons Mortgage Loan”) is secured by a first lien mortgage on the fee interest in a 225,038 square foot mixed-use office / data center / warehouse (the “Liberty Park at Tysons Property”). The Liberty Park at Tysons Mortgage Loan is interest only throughout its 10-year term.

The Property. The Liberty Park at Tysons Property consists of a 190,038 square foot, Class A office building (the “Liberty Park Office”) and a 35,000 square foot warehouse (the “Liberty Park Warehouse”) in Vienna, Virginia, a suburb of Washington D.C. situated on a 16.8-acre site with 825 surface parking spaces. The Liberty Park Office includes a 55,000 square foot Tier III / IV data center component with three megawatts of critical power (the “Data Center Component”). The Liberty Park at Tysons Property is 100% leased to two government tenants, a government tenant (the “GSA Tenant”), which leases the Liberty Park Office and The United States Postal Service (the “USPS”), which leases the Liberty Park Warehouse.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Liberty Park at Tysons Property has a long history of use by the US Government. Originally constructed in 1971, the Liberty Park Office reportedly originally served as the home of the Central Intelligence Agency’s Clandestine Service. The GSA Tenant has made significant capital investments in state-of-the-art infrastructure at the Liberty Park at Tysons Property including construction and expansion of the Data Center Component, which includes uninterrupted power supply with Tier III / IV redundancy and rack coolers, security features including an iron fence around the perimeter and a visitor screening center and raised flooring throughout with 11-foot height in the Data Center Component.

Major Tenants.

GSA Tenant (190,038 square feet; 84.4% of NRA; 92.4% of underwritten base rent). The Liberty Park Office is fully leased to a U.S. government tenant. The GSA Tenant lease is backed by the full faith and credit of the U.S. Government (Aaa/AA+/AAA Moody’s/S&P/Fitch), and has no termination options, appropriations related or otherwise, during the 15-year term.

The Liberty Park Office, including the Data Center Component, was redeveloped specifically for the GSA Tenant and is considered a mission critical facility. Since taking occupancy in 2006, the GSA Tenant has invested over $85 million ($447 PSF) in the Liberty Park at Tysons Property including investments in state-of-the-art infrastructure, security and redundancy improvements. In addition, investments made to infrastructure and security in the Data Center Component and elsewhere in the Liberty Park Office, the Liberty Park at Tysons Property also contains an extensive outdoor 9/11 memorial featuring artifacts from the World Trade Center including a 45-foot, 52,000-pound piece of steel salvaged from the World Trade Center as well as other artifacts from the site.

The GSA Tenant has been at the Liberty Park at Tysons Property since 2006 and recently re-cast their lease on a fresh term through January 19, 2036 with no termination options. If the GSA Tenant fails to occupy the Liberty Park Office in whole, it will be entitled to a rate adjustment in the amount of $61,791 per annum. The GSA Tenant is currently fully utilizing its space at the Liberty Park Office, with the facility operating 24/7.

USPS (35,000 square feet, 15.6% of NRA, 7.6% of underwritten base rent). The Liberty Park Warehouse is fully leased to the USPS. The USPS is an independent agency of the executive branch of the United State federal government. Responsible for providing postal service in the United States, including its insular associated states, the USPS is one of the few government agencies explicitly authorized in the constitution.

The USPS occupies the Liberty Park Warehouse pursuant to a license agreement that was executed in October 2021. The USPS uses the Liberty Park Warehouse for storage purposes including package overflow during the holiday season.

Environmental. According to the Phase I environmental site assessment dated October 13, 2022, there was no evidence of any recognized environmental conditions at the Liberty Park at Tysons Property. The assessment noted a business environmental risk associated with six active 20,000-gallon diesel fuel underground storage tanks installed in 2007 for the emergency generators. The GSA Tenant is responsible for environmental issues related to the underground storage tanks and carries $25,000,000 in insurance coverage related to the system.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
100%	100%	100%	100%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of October 14, 2022.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of UW Base Rent	Exp. Date
GSA Tenant	Aaa/AA+/AAA	190,038	84.4%	$38.23	$7,265,704	92.4%	1/19/2036	(3)
USPS	Aaa/AA+/AAA	35,000	15.6	17.00	595,000	7.6	1/31/2023
Major Tenants		225,038	100.0%	$34.93	$7,860,704	100.0%

Occupied Collateral Total		225,038	100.0%	$34.93	$7,860,704	100.0%

Vacant Space		0	0.0%

Collateral Total		225,038	100.0%

(1)	Based on the underwritten rent roll dated October 14, 2022.
(2)	Ratings provided are for the U.S. Government.
(3)	The GSA Tenant lease has no termination options, appropriations related or otherwise, during the 15-year term.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Rent Expiring	% of UW Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Rent Expiring	Cumulative % of UW Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NA	P
2022 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2023	1	35,000	15.6	595,000	7.6		35,000	15.6%	$595,000	7.6%
2024	0	0	0.0	0	0.0		35,000	15.6%	$595,000	7.6%
2025	0	0	0.0	0	0.0		35,000	15.6%	$595,000	7.6%
2026	0	0	0.0	0	0.0		35,000	15.6%	$595,000	7.6%
2027	0	0	0.0	0	0.0		35,000	15.6%	$595,000	7.6%
2028	0	0	0.0	0	0.0		35,000	15.6%	$595,000	7.6%
2029	0	0	0.0	0	0.0		35,000	15.6%	$595,000	7.6%
2030	0	0	0.0	0	0.0		35,000	15.6%	$595,000	7.6%
2031	0	0	0.0	0	0.0		35,000	15.6%	$595,000	7.6%
2032	0	0	0.0	0	0.0		35,000	15.6%	$595,000	7.6%
2033 & Beyond	1	190,038	84.4	7,265,704	92.4		225,038	100.0%	$7,860,704	100.0%
Total	2	225,038	100.0%	$7,860,704	100.0%
(1)	Based on underwritten rent roll dated October 14, 2022.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)(2)	Underwritten(1)	Per Square Foot	%(3)
Base Rent	$6,557,598	$6,557,598	$6,672,759	$7,289,275	$7,860,701	$34.93	97.5%
Gross Potential Rent	$6,557,598	$6,557,598	$6,672,759	$7,289,275	$7,860,701	$34.93	97.5%
Total Reimbursements	508,690	455,213	462,931	324,167	199,577	0.89	2.5
Net Rental Income	$7,066,288	$7,012,810	$7,135,690	$7,613,442	$8,060,278	$35.82	100.0%
Other Income	67,438	29,197	0	173,287	1,227,684	5.46	15.2
(Vacancy/Credit Loss)	0	0	0	0	(148,750)	(0.66)	(1.8)
Effective Gross Income	$7,133,726	$7,042,007	$7,135,690	$7,786,729	$9,139,212	$40.61	100.0%

Total Expenses	$1,800,955	$1,749,707	$1,727,802	$1,864,307	$1,875,330	$8.33	20.5%

Net Operating Income	$5,332,771	$5,292,300	$5,407,889	$5,922,422	$7,263,882	$32.28	79.5%

Total TI/LC, Capex/RR	0	0	0	0	75,633	0.34	0.8

Net Cash Flow	$5,332,771	$5,292,300	$5,407,889	$5,922,422	$7,188,249	$31.94	78.7%
(1)	The increase between TTM Net Operating Income and UW Net Operating Income is due to contractual parking income included in the GSA Tenant’s re-cast lease.
(2)	TTM reflects the trailing 12 months ending July 31, 2022.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – Liberty Park at Tysons

The Market. The Liberty Park at Tysons Property is located in Vienna, Virginia, in the Tysons submarket of Fairfax County, Virginia in the Washington D.C. MSA. Average household incomes within a one-, three- and five- mile radius of the Liberty Park at Tysons Property are $219,523, $181,773 and $190,845, respectively. The local area features an extensive transportation network that provides access to the Washington D.C. area and nearly all major roadways in the regions. The Liberty Park at Tysons Property is also located approximately one mile south of the Tysons Corner Metrorail which connects it to Northern Virginia, downtown Washington D.C. and Maryland.

According to the appraisal, Tysons is a preferred location for conducting business in the metro area due to its central location and highway infrastructure. The area is home to numerous Fortune 500 companies including Freddie Mac, Capital One, Hilton Worldwide and Booz Allen Hamilton. Over 100,000 people are employed in Tysons, which has over 30 million square feet of commercial development including two super-regional malls – Tysons Center and Tysons Galleria. Despite this development, there is still room for growth as fewer than 20,000 people reside in Tysons. Accordingly, Fairfax County is in the process of planning the future growth of the area and has completed Phase I of the Dulles Corridor Metrorail project, a two-phase extension of the Metrorail system through Tysons to Washington Dulles International Airport and Loudon Country. According to the Washington Metropolitan Area Transit Authority, the Phase II stations are anticipated to open by the end of 2022.

The Washington D.C. CBSA is the seventh most populous metropolitan population in the US and is comprised of 15 counties and six independent cities within the states of Maryland, West Virginia and Virginia. The Washington, D.C. CBSA represents a population with median annual household incomes that outperform the national median by approximately 60.1%. Due to rising demand for high-technology services like counterterrorism, coupled with a young and highly educated workforce, tech companies are continuing to invest in the Washington, D.C. area. In 2020, Amazon acquired 6.2 acres of land in Pentagon City to construct the first phase of its HQ2 at National Landing. Currently, two 22-story office towers are under construction with scheduled delivery by 2023. The existence and footprint of the federal government also influences the region and uniquely positioned the area to withstand the pandemic induced downturn.

According to the appraisal, the Liberty Park at Tysons Property is part of the Tysons Corner office submarket within the Northern Virginia office market. As of the second quarter of 2022, the Northern Virginia office market reported an inventory of approximately 135.0 million square feet, a vacancy rate of 20.2% and direct weighted Class A asking rent $36.70 PSF. The Tysons Corner office submarket had an average direct weighted Class A asking rent and overall vacancy rate of $40.21 and 20.6%, respectively and inventory of approximately 22.8 million square feet.

The following table presents certain information relating to comparable office sales for the Liberty Park at Tysons Property:

Comparable Office Sales(1)
Property / Address	Year Built / Renov.	Total GLA (SF)	Occupancy	Date of Sale	Sale Price	Sale Price PSF	Adjusted Sales Price PSF

Liberty Park at Tysons 801 and 831 Follin Lane Southeast Vienna, VA	1971 / 2010	225,038	100.0%

Founder's Square South 675 North Randolph Street Arlington, VA	2010 / NAP	352,740	100.0%	Sep-21	$196,534,947	$557.17	$506.97

Patriots Park I, II & III 12290, 12300 & 12310 Sunrise Valley Drive Reston, VA	1986 / 2013	705,905	100.0%	Sep-20	$325,000,000	$460.40	$563.53

One Liberty Center 875 N Randolph Street Arlington, VA	2005 / NAP	319,327	100.0%	Jun-19	$151,200,000	$473.50	$464.67

DEA Office R & D Laboratory (GSA) - BTS 22624 Dulles Summit Court Sterling, VA	2002 / NAP	49,692	100.0%	Jan-19	$27,000,000	$543.35	$577.54

GSA U.S. Customs & Border Protection 22001 Loudoun County Parkway Ashburn, VA	2000 / 2019	445,595	100.0%	Nov-18	$215,500,000	$483.62	$616.13
(1)	Source: Appraisal with the exception of leasing information for the Liberty Park at Tysons Property, which is from the underwritten rent roll dated October 14, 2022.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to comparable office leases for the Liberty Park Office:

Comparable Office Rents(1)
Property / Address	Year Built	Lease Area (SF)	Tenant Name	Initial Rent PSF	Commencement Date	Lease Date/Term (Years)	Structure

Liberty Park at Tysons 801 and 831 Follin Lane Southeast Vienna, VA	1971	190,038	GSA Tenant	$38.23	Jan-11	25.0	Full Service

Zachary Taylor Bldg, 2530 Crystal Drive, Arlington, VA	1971	558,187	GSA- Department of Defense (Navy)	$38.95	Feb-22	10.0	Full Service

Century Center I at Century Center, 2450 Crystal Drive, Arlington, VA	1976	42,427	GSA-Department of Defense	$37.31	May-21	5.0	Full Service

One Skyline Tower, 5107 Leesburg Pike, Falls Church, VA	1988	40,782	GSA	$28.00	April-21	5.0	Full Service

Heritage Center 4, 7619 Little River Tpke, Annandale, VA	2003	70,297	GSA	$32.03	Feb-21	9.2	Full Service

The Meadows I @ Westfields, 4755 Meadow Wood Lane, Chantilly, VA	1987	104,000	GSA	$29.48	Jan-21	5.0	Full Service
(1)	Source: Appraisal with the exception of leasing information for the Liberty Park at Tysons Property, which is from the underwritten rent roll dated October 14, 2022.

The following table presents certain information relating to comparable industrial leases for the Liberty Park Warehouse:

Comparable Industrial Rents(1)
Property / Address	Year Built	Lease Area (SF)	Tenant Name	Initial Rent PSF	Commencement Date	Lease Date/Term (Years)	Structure

Liberty Park at Tysons 801 and 831 Follin Lane Southeast Vienna, VA	1971	35,000	USPS	$17.00	Oct-21	1.3	License Agreement(2)

2801-2807 Juniper Street, Fairfax, VA	1975	3,840	Home Design Outlet Center	$16.00	Jan-22	3.0	Net

2937-2995 Prosperity Avenue, Merrifield, VA	1979	3,300	Food For Others	$16.50	Dec-21	10.0	Net

8520-8528 Tyco Road, Vienna, VA	1978	8,407	Papa John’s (Warehouse)	$14.50	April-21	7.0	Net

2800 Juniper Street, Fairfax, VA	1972	1,360	Eduards Wood Floors	$15.00	April-21	3.0	Net

3775 Pickett Road, Fairfax, VA	1988	1,750	Ricoh	$15.00	Oct-20	3.0	Net
(1)	Source: Appraisal with the exception of leasing information for the Liberty Park at Tysons Property, which is from the underwritten rent roll dated October 14, 2022.
(2)	USPS leases the Liberty Park Warehouse pursuant to a license agreement and pays a flat fee of $49,583.33 per month.

The Borrower. The borrowing entity for the Liberty Park at Tysons Mortgage Loan is GI TC 801 Follin Lane, LLC, a single-purpose, bankruptcy remote Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Liberty Park at Tysons Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is TechCore, LLC (the “Guarantor”), a joint venture between GI Partners and the California Public Employees’ Retirement System (“CalPERS”), which currently has a net worth of $2.6 billion and liquidity of $27.2 million as of June 30, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – Liberty Park at Tysons

GI Partners is a private investment firm with offices in San Francisco, New York, Chicago, Greenwich, Scottsdale and Dallas. GI Partners has approximately $35 billion in assets under management and invests on behalf institutional investors through its private equity, real estate and data infrastructure strategies.

CalPERS manages the largest public pension fund in the United States with approximately $440 billion in assets under management as of Q2 2022. In fiscal year ended June 2021, CalPERS paid $27.4 billion in retirement benefits and $9.74 billion in health benefits.

Property Management. The Liberty Park at Tysons Property is managed by GI Property Manager LP, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $484.66 for insurance reserves.

Real Estate Taxes and Insurance – The borrower is required, on a monthly basis, to escrow 1/12th of the annual taxes and insurance premiums as the lender reasonably estimates will be payable during the ensuing 12-month period. Notwithstanding the foregoing, no reserve of taxes will be required so long as the (i) the borrower timely pays such taxes, (ii) the borrower promptly provides to the lender evidence of such payment and (iii) there is no continuing material event of default for a period in excess of 30 or more consecutive days. Additionally, no reserve of insurance premiums will be required with respect to any policies that are maintained under one or more satisfactory blanket policies or are maintained by any applicable tenant and the borrower provides the lender with proof of payment. At loan closing, a monthly reserve was established in the amount of $242.33/month.

Replacement Reserve – During the continuance of a Trigger Period (as defined below), the borrower will be required to escrow $0.23 PSF for replacement reserves.

In 2028, the borrower is obligated to provide approximately $1,475,925 in capex funds to the GSA Tenant to perform cyclical paint and carpet work. In lieu of an upfront reserve, the borrower has delivered a guarantee in favor of the lender from the borrower and Guarantor with respect to this obligation.

TI/LC Reserves – During the continuance of a Trigger Period, the borrower will be required to escrow $2.00 PSF for tenant improvement and leasing commission reserves.

The borrower currently owes approximately $2,188,098 in tenant improvement allowances to the GSA Tenant. These tenant improvements are structured in a manner by which if they are drawn by the tenant, they are paid back to the borrower on an amortized basis over the remainder of the lease term (i.e. if the full amount of these funds were disbursed to the GSA Tenant in December 2022, the GSA Tenant would be obligated to repay the borrower approximately $167,000 per annum through the end of its lease term). In lieu of an upfront reserve, the borrower has delivered a guarantee in favor of the lender from the borrower and Guarantor with respect to this obligation.

Lockbox / Cash Management. The Liberty Park at Tysons Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver notices to the tenants directing them to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds received by the borrower or the manager are required to be deposited in such lockbox account no later than two business days following receipt. All funds deposited into the lockbox are required to be released to the borrower, on each business day, unless a Trigger Period exists. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Liberty Park at Tysons Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Liberty Park at Tysons Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Liberty Park at Tysons Mortgage Loan. So long as no material event of default (as defined in the loan documents evidencing the Liberty Park at Tysons Mortgage Loan) has occurred and is continuing, the lender will be required to (to the extent of borrower's written request) cause disbursements of excess cash flow to pay for (i) tenant improvements and leasing commissions to the extent there are insufficient funds in the TI/LC Reserves and provided that the borrower satisfies the conditions precedent specified in the loan documents evidencing the Liberty Park at Tysons Mortgage Loan, (ii) to make any required deposits for taxes and insurance premiums and (iii) operating expenses which are then due and owing, provided, in the case of items (ii) and (iii), the borrower provides evidence reasonably satisfactory to the lender that it does not have access to adequate cash flow generated by the Liberty Park at Tysons Property to pay such amounts when they are due and owing.

A “Trigger Period” means any period (i) commencing upon the occurrence and continuance of an event of default; and (ii) expiring upon the cure or waiver (if applicable) of such event of default.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Greenwich Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Greenwich Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Greenwich Office Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$42,900,000	Title:	Fee
Cut-off Date Principal Balance:	$42,900,000	Property Type – Subtype:	Office – Suburban
% of IPB:	5.3%	Net Rentable Area (SF):	90,268
Loan Purpose:	Acquisition	Location:	Greenwich, CT
Borrower:	Bradford Allen Greenwich, LLC	Year Built / Renovated:	1940 / 2015
Borrower Sponsor:	Bradford Allen Enterprises LLC	Occupancy:	100.0%
Interest Rate:	5.99000%	Occupancy Date:	10/28/2022
Note Date:	11/4/2022	4th Most Recent NOI (As of):	NAV
Maturity Date:	11/6/2032	3rd Most Recent NOI (As of):	$3,795,262 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$4,575,033 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$4,527,688 (TTM 9/30/2022)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$7,059,427
Call Protection:	L(25),D(88),O(7)	UW Expenses:	$2,151,346
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,908,081
Additional Debt:	No	UW NCF:	$4,795,246
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$78,700,000 / $872
Additional Debt Type:	N/A	Appraisal Date:	10/17/2022

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$475
Taxes:	$58,167	$58,167	N/A	Maturity Date Loan / SF:	$475
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.5%
Replacement Reserves:	$0	$2,031	N/A	Maturity Date LTV:	54.5%
TI / LC Reserve:	$0	$15,045	$541,608	UW NCF DSCR:	1.84x
Other Reserves(2):	$2,444,973	$0	N/A	UW NOI Debt Yield:	11.4%

Sources and Uses
Sources	Proceeds	% of Tot	al	Uses	Proceeds	% of Tot	al
Mortgage Loan	$42,900,000	52.2%		Purchase Price	$78,000,000	95.0%
Borrower Equity	39,224,756	47.8		Upfront Reserves	2,503,141	3.0
				Closing Costs	1,621,615	2.0
Total Sources	$82,124,756	100.0%		Total Uses	$82,124,756	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Other Reserves include the Atomyze Holdback Reserve (as defined below), an unfunded obligations reserve and a free rent reserve.

The Loan. The Greenwich Office Portfolio mortgage loan (the “Greenwich Office Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $42,900,000 and is secured by a first lien mortgage on the borrower’s fee interest in a suburban office property located in Greenwich, Connecticut (the “One Lafayette Place Property” and the “One East Putnam Avenue Property”, respectively, and collectively, the “Greenwich Office Portfolio Property”). The Greenwich Office Portfolio Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property.

One Lafayette – The One Lafayette Place Property is a three-story office building totaling 62,927 square feet of net rentable area located at One Lafayette Place in Greenwich, Connecticut. The One Lafayette Place Property has a parking garage and surface parking.

One East Putnam – The One East Putnam Avenue Property is a four-story office and mixed-use retail building totaling 27,341 square feet of net rentable area located at One East Putnam Avenue in Greenwich, Connecticut. The One East Putnam Avenue Property has surface parking.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Greenwich Office Portfolio

The Greenwich Office Portfolio Property is comprised of two buildings situated on approximately 1.53-acres, with New York City approximately 38 miles to the southwest. The Greenwich Office Portfolio Property has 304 parking spaces resulting in a parking ratio of approximately 2.94 parking spots per 1,000 square feet of net rentable area.

Major Tenants.

Wells Fargo Bank, NA (18,163 square feet; 20.1% of NRA; 20.1% of underwritten base rent). (NASDAQ: WFC; Aa2/A+/NR by Moody’s/S&P/Fitch). Wells Fargo Bank, NA (“Wells Fargo”) is an American multinational financial services company. Wells Fargo leases 14,263 square feet on an approximately 10.2-year lease that commenced in August 2015 and expires in October 2025 at an initial base rent of $76.00 PSF. Additionally, Wells Fargo leases 3,900 square feet on an approximately 10.6-year lease that commenced in October 2014 and expires in April 2025 at an initial base rent of $75.45 PSF. Wells Fargo has two, five-year extension options remaining.

BlackRock Financial Management (14,246 square feet; 15.8% of NRA; 18.7% of underwritten base rent). BlackRock Financial Management (“BlackRock”) is an investment firm that offers asset allocation, portfolio management, financial planning, and investment advisory services. BlackRock serves customers worldwide. BlackRock leases 14,246 square feet on an approximately 10.8-year lease that commenced in April 2018 at an initial base rent of $74.00 PSF. BlackRock recently renewed its lease, extending their initial term ending date from October 2023 to January 2029 and increasing the base rent to $90.00 PSF effective October 2023.

Candlestick Capital Management (9,295 square feet; 10.3% of NRA; 11.4% of underwritten base rent). Candlestick Capital Management (“Candlestick Capital”) is a hedge fund manager founded by Jack Woodruff. Candlestick Capital leases 8,160 square feet on an approximately 10.8-year lease that commenced in May 2019 and expires in January 2030 at an initial base rent of $83.00 PSF. Additionally, Candlestick Capital leases 1,135 square feet on a 10.0-year lease that commenced in February 2020 and expires in January 2030 at an initial base rent of $83.00 PSF. Candlestick Capital has one early termination option effective 12 months prior to the lease termination date. Candlestick Capital has one, five-year renewal option.

Amulet Capital Partners LP (8,362 square feet; 9.3% of NRA; 10.0% of underwritten base rent). Amulet Capital Partners LP (“Amulet Capital Partners”) is a private equity investment firm that focuses exclusively on creating long-term value for market leaders in the healthcare sector. Amulet Capital Partners leases 8,362 square feet on an approximately 10.8-year lease that commenced in May 2019 and expires in February 2030 at an initial base rent of $81.00 PSF. Amulet Capital Partners has one early termination option effective nine months prior to the lease termination date.

Environmental. According to a Phase I environmental assessment dated November 4, 2022, there was no evidence of any recognized environmental conditions at the Greenwich Office Portfolio Property.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
65.2%	93.1%	97.3%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of October 28, 2022.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Greenwich Office Portfolio

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Wells Fargo Bank, NA	Aa2/A+/NR	18,163	20.1%	$75.88	$1,378,243	20.1%	Various(4)
BlackRock Financial Management	Aa3/AA-/NR	14,246	15.8%	$90.00	$1,282,140	18.7%	1/31/2029
Candlestick Capital Management(5)	NR/NR/NR	9,295	10.3%	$84.00	$780,780	11.4%	1/31/2030
Amulet Capital Partners LP(6)	NR/NR/NR	8,362	9.3%	$82.00	$685,684	10.0%	2/28/2030
Atomyze LLC(7)	NR/NR/NR	6,274	7.0%	$84.00	$527,016	7.7%	6/30/2026
Emil Capital Partners, LLC(8)	NR/NR/NR	6,587	7.3%	$80.00	$526,960	7.7%	5/31/2031
Carlson Capital, LP	NR/NR/NR	6,102	6.8%	$67.13	$409,650	6.0%	3/31/2027
Grandview Property Partners, LLC	NR/NR/NR	6,102	6.8%	$63.00	$384,426	5.6%	4/10/2026
Warren Tricomi Greenwich, Inc	NR/NR/NR	6,629	7.3%	$44.38	$294,170	4.3%	12/31/2032
HARAKA Capital Management	NR/NR/NR	3,739	4.1%	$75.00	$280,425	4.1%	7/31/2025
Top Tenant Occupied Collateral Total / Wtd. Avg.		85,499	94.7%	$76.60	$6,549,494	95.6%
Other Tenant Space		4,769	5.3%	$63.86	$304,553	4.4%
Vacant Space		0	0.0%

Collateral Total		90,268	100.0%

(1)	Based on the underwritten rent roll dated as of October 28, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $274,823 of contractual rent steps through October 1, 2023.
(4)	Wells Fargo is a tenant of two units with lease expiration dates of April 30, 2025 (3,900 square feet), and October 13, 2025 (14,263 square feet).
(5)	Candlestick Capital Management has a one-time right to terminate its lease effective as of February 1, 2027, with 12 months’ written notice prior to February 1, 2027, provided the tenant makes a cancellation payment equal to the sum of (i) unamortized commissions, (ii) an unamortized landlord work cap, (iii) unamortized costs, and (iv) unamortized free rent.
(6)	Amulet Capital Partners LP has a one-time right to terminate its lease effective as of March 1, 2027, with nine months’ written notice prior to March 1, 2027, provided the tenant makes a cancellation payment equal to the sum of (a) unamortized commissions, (ii) an unamortized landlord work cap, (iii) unamortized costs, and (iv) unamortized free rent.
(7)	At loan origination, the tenant, Atomyze LLC, was paying rent but was dark and was marketing their space for sublease. A third party, Scorpio USA, LLC, has since executed an assumption of the Atomyze LLC lease and is expected to take possession of the Atomyze LLC space in December 2022. Please see “Atomyze Holdback Reserve” below for the release conditions of the Atomyze Holdback Reserve.
(8)	Emil Capital Partners, LLC has a one-time right to terminate its lease effective as of May 19, 2028, with 12 months’ written notice prior to May 19, 2028, provided the tenant pays to the landlord, together with such cancellation notice, 50% of an amount equal to the unamortized costs incurred by the landlord in connection with the lease including base rent otherwise due during the concession period, brokerage commissions, the improvement allowance, and actual and reasonable legal fees, with interest at 8%. The remaining 50% of the termination fee is required to be paid on or before the early termination date, and may not exceed $483,608.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Greenwich Office Portfolio
Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NA	P
2022 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2025	3	21,902	24.3	1,658,668	24.2		21,902	24.3%	$1,658,668	24.2%
2026	3	14,628	16.2	1,082,594	15.8		36,530	40.5%	$2,741,262	40.0%
2027	1	6,102	6.8	409,650	6.0		42,632	47.2%	$3,150,912	46.0%
2028	0	0	0.0	0	0.0		42632	47.2%	$3,150,912	46.0%
2029	1	14,246	15.8	1,282,140	18.7		56,878	63.0%	$4,433,052	64.7%
2030	3	17,657	19.6	1,466,464	21.4		74,535	82.6%	$5,899,516	86.1%
2031	1	6,587	7.3	526,960	7.7		81,122	89.9%	$6,426,476	93.8%
2032	2	6,629	7.3	294,170	4.3		87,751	97.2%	$6,720,646	98.1%
2033 & Beyond	1	2,517	2.8	133,401	1.9		90,268	100.0%	$6,854,047	100.0%
Total	15	90,268	100.0%	$6,854,047	100.0%
(1)	Based on the underwritten rent roll dated as of October 28, 2022.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of approximately $274,823 of contractual rent steps through October 1, 2023.

Operating History and Underwritten Net Cash Flow
	2020	2021	TTM 9/30/2022	Underwritten	Per Square Foot	%(1)
Base Rent(2)	$5,421,773	$6,207,444	$6,363,773	$6,579,224	$72.89	88.5%
Rent Steps(3)	0	0	0	274,823	3.04	3.7
Straight Line Rent	0	0	0	22,794	0.25	0.3
Total Reimbursements	339,956	322,351	59,517	354,109	3.92	4.8
Other Income	146,391	173,987	173,676	200,027	2.22	2.7
Gross Potential Rent	$5,908,120	$6,703,782	$6,596,966	$7,430,976	$82.32	100.0%
Concessions	(256,132)	(117,695)	0	0	0.00	0.0
Total Vacancy	0	0	0	(371,549)	(4.12)	(5.0)
Effective Gross Income	$5,651,988	$6,586,086	$6,596,966	$7,059,427	$78.21	95.0%
Total Expenses(4)	1,856,726	2,011,053	2,069,278	2,151,346	23.83	30.5
Net Operating Income	$3,795,262	$4,575,033	$4,527,688	$4,908,081	$54.37	69.5%
Total TI/LC, Capex/RR	0	0	0	112,835	1.25	1.6
Net Cash Flow	$3,795,262	$4,575,033	$4,527,688	$4,795,246	$53.12	67.9%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(2)	Base Rent is based on the underwritten rent roll as of October 28, 2022.
(3)	Rent Steps are taken through October 1, 2023.
(4)	Total Expenses include management fees that are underwritten to 3% of Effective Gross Income.

The Market. The Greenwich Office Portfolio Property is located in Greenwich, Connecticut in Fairfield County. Transportation systems provide access throughout the local area, being less than two miles away from Interstate 95 and approximately five miles from Merritt Parkway, which run east along the southern coast of Fairfield County to the New Haven and Middlesex County communities as well as northeast through New Haven County to communities in central Connecticut. Interstate 95 also extends west to the State of New York. Greenwich is known to be the home of many hedge funds and other financial services firms. The Greenwich Office Portfolio Property is situated within 50 miles of LaGuardia, JFK and Newark International airports, and within 10 miles of Westchester County Airport.

The Greenwich Office Portfolio Property is located in the Bridgeport-Stamford-Norwalk Metropolitan Statistical Area (the “Stamford MSA”), with a population of approximately 940,500 in 2021. Top employers in the Stamford MSA include Sikorsky Aircraft Corp., Boehringer Ingelheim Corp. and ASML US INC. According to the appraisal, the Greenwich Office Portfolio Property is located within the Town of Greenwich office submarket. As of the third quarter of 2022, the submarket reported a total inventory of approximately 5.4 million square feet with a 6.9% vacancy rate and an average base rent of $57.24 PSF for office properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – Greenwich Office Portfolio

According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius of the Greenwich Office Portfolio Property was 9,875, 67,556 and 162,898, respectively and the estimated 2022 average household income within the same radii was approximately $192,006, $208,950 and $190,690, respectively.

The following table presents certain information relating to comparable office leases for the Greenwich Office Portfolio Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term (Months)	Structure
Greenwich Office Portfolio Greenwich, CT	18,163(2)	1940 / 2015	Wells Fargo	$75.88(2)(3)	Various(2)(3)	Various(2)(3)	Modified Gross
The Boutique Building Greenwich, CT	1,150	1969 / NAP	Severn River Capital	$70.00	Apr-2022	39	Modified Gross
1 Fawcett Place Greenwich, CT	1,975	1946 / 2004	Balyasny Asset	$93.00	Mar-2022	71	Modified Gross
The Anchorage Greenwich, CT	10,913	1971 / 2010	Tiptree Inc.	$100.00	Feb-2022	128	Modified Gross
600 Steamboat Road Greenwich, CT	60,790	1972 / 2012	Eldridge Business	$110.00	Jan-2022	70	Modified Gross
325 Greenwich Avenue Greenwich, CT	8,975	1911 / 2013	Kline Hill Partners	$71.00	Sep-2021	48	Modified Gross
(1)	Source: Appraisal.
(2)	Tenant SF, Rent PSF, Commencement Date and Lease Term for the Greenwich Office Portfolio Property is based on underwritten rent from the underwritten rent roll dated as of October 28, 2022.
(3)	Wells Fargo is a tenant of two units with lease expiration dates of April 30, 2025 (3,900 square feet), and October 13, 2025 (14,263 square feet). Rent PSF is based on the weighted average underwritten rent for Wells Fargo based on underwritten rent from the underwritten rent roll dated as of October 28, 2022.

The following table presents certain information relating to comparable office sales for the Greenwich Office Portfolio Property:

Comparable Office Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF
Greenwich Office Portfolio Greenwich, CT	90,268(2)	1940 / 2015	100.0%(2)
One Hundred West Putnam Greenwich, CT	155,504	1970 / 1982	100.0%	May-2022	$203,500,000	$1,309
Greenwich Office Park #7 Greenwich, CT	58,624	1977 / 2019	100.0%	Nov-2021	$56,500,000	$964
200 Greenwich Avenue Greenwich, CT	62,850	1986 / NAP	100.0%	Jul-2019	$67,000,000	$1,066
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated as of October 28, 2022.

The Borrower. The borrower is Bradford Allen Greenwich, LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity with at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Greenwich Office Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Bradford Allen Enterprises LLC (“Bradford Allen”), a Delaware limited liability company. Bradford Allen is a national commercial real estate firm headquartered in Chicago offering a fully array of services spanning from property management, leasing, and transaction execution.

Property Management. The Greenwich Office Portfolio Property is managed by Bradford Allen Management Services LLC, a borrower-affiliate.

Escrows and Reserves. At origination, the borrower deposited (i) approximately $58,167 for real estate taxes, (ii) $1,500,000 for the Atomyze Holdback Reserve, (iii) approximately $742,653 for free rent, and (iv) $202,320 for unfunded obligations.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount which would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $58,167 a month).

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Greenwich Office Portfolio Mortgage Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Replacement Reserve – On a monthly basis, the borrower is required to deposit an amount equal to approximately $2,031 for replacement reserves.

Tenant Improvements and Leasing Commissions – On a monthly basis, the borrower is required to deposit an amount equal to approximately $15,045 for tenant improvements and leasing commissions. The tenant improvements and leasing commissions is subject to a cap of $541,608.

Atomyze Holdback Reserve – The “Atomyze Holdback Reserve” was established at origination for use as additional security for the space then-currently leased by Atomyze LLC. At loan origination, Atomyze LLC, was paying rent but was “dark” and was marketing their space for sublease. A third party, Scorpio USA, LLC, has since executed an assumption of the Atomyze LLC lease and is expected to take possession of the Atomyze LLC space in December 2022. The Atomyze Holdback Reserve funds will be disbursed to the borrower on a one time basis upon satisfaction of the following conditions: the lender receives either (1) a fully executed copy of each of (x) an amended and restated assignment and assumption of lease agreement, (y) a first amendment to lease agreement and landlord’s consent to assignment and assumption agreement, and (z) a fully executed landlord estoppel, or (2) (x) evidence, as described in the Greenwich Office Portfolio Mortgage Loan documents, that the entire Atomyze leased space has been leased to one or more replacement tenant(s) pursuant to one or more replacement leases, with no outstanding landlord obligations, which replacement tenant(s) are in actual, physical occupancy of their respective space, open for business and paying full, unabated rent under such replacement leases, and (y) a tenant estoppel certificate from each such replacement tenant in a form acceptable to the lender.

Lockbox / Cash Management. The Greenwich Office Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct each tenant of the Greenwich Office Portfolio Property to deposit funds directly into the lockbox account controlled by the lender. The borrower or property manager is required to deposit all revenues otherwise received relating to the property (other than tenant security deposits) into the lockbox account within two business days following receipt. On each business day during the continuance of a Cash Management Period (as defined below) under the Greenwich Office Portfolio Mortgage Loan, all sums on deposit in the lockbox account are required to be swept to the cash management account. On each payment date during the continuance of a Cash Management Period, all sums on deposit in the cash management account are required to be applied and disbursed in accordance with the Greenwich Office Portfolio Mortgage Loan documents. At the end of each business day that no Cash Management Period under the Greenwich Office Portfolio Mortgage Loan is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account.

During the continuance of a Cash Management Period, any excess cash is required to be deposited in the excess cash flow reserve account as additional security for the Greenwich Office Portfolio Mortgage Loan.

A “Cash Management Period” means a period commencing (i) upon the occurrence of an event of default, (ii) commencing on the date on which the debt yield (as calculated in the Greenwich Office Portfolio Mortgage Loan documents), as determined as of the first day of any calendar month, is less than 7.75%, and (iii) the occurrence of a Lease Sweep Event (as defined below), and expiring upon (i) the cure of the event of default as determined by the lender, (ii) the last day of the calendar month during which the debt yield equals or exceeds 7.75% for two consecutive calendar quarters, and (iii) expiration of a Lease Sweep Event.

A “Lease Sweep Event” means each period, as it relates to the tenants Wells Fargo and BlackRock, commencing upon (i) a default in payment of rent, (ii) ceasing ordinary business, abandoning or vacating the premises, (iii) a bankruptcy or insolvency action cancellation or surrender of lease, (iv) the applicable tenant giving notice of its intent to terminate the lease, or (v) the date that is the earlier of (a) 12 months prior to the scheduled lease expiration date and (b) the applicable tenant not having provided notice of its intent to exercise a renewal option on the date such tenant is required to give such notice under the terms of its lease, and expiring, as applicable, upon (i) the cure of the event of default as determined by the lender, (ii) the applicable tenant resumes ordinary business operations, (iii) the applicable tenant is no longer insolvent, (iv) the applicable tenant revokes any lease termination, (v) the applicable tenant has extended or renewed its lease, or (vi) the applicable tenant has found a replacement tenant.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$38,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$38,000,000	Property Type – Subtype:	Industrial – Various
% of IPB:	4.7%	Net Rentable Area (SF):	3,760,303
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Phoenix Investors	Occupancy:	71.9%
Interest Rate:	6.11700%	Occupancy Date:	9/6/2022
Note Date:	9/8/2022	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	10/6/2032	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	120 months	Most Recent NOI (As of)(4)(5):	$1,619,979 (Various)
Original Amortization Term:	None	UW Economic Occupancy:	71.9%
Amortization Type:	Interest Only	UW Revenues:	$10,984,549
Call Protection:	L(26),D(88),O(6)	UW Expenses:	$3,597,682
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$7,386,867
Additional Debt(1):	Yes	UW NCF:	$6,865,446
Additional Debt Balance(1):	$37,000,000	Appraised Value / Per SF(6):	$182,200,000 / $48
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$20
Taxes:	$257,137	$56,408	N/A	Maturity Date Loan / SF:	$20
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	41.2%
Replacement Reserves:	$0	$31,336	$1,130,000	Maturity Date LTV(6):	41.2%
TI / LC Reserve:	$3,000,000	Springing	$1,500,000	UW NCF DSCR:	1.48x
Earn-out Reserve:	$5,000,000	$0	N/A	UW NOI Debt Yield(8):	10.6%
Other:	$1,671,741	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$75,000,000	100.0%	Loan Payoff	$53,813,642	71.8%
			Upfront Reserves	9,928,878	13.2
			Return of Equity	5,815,441	7.8
			Partnership Buyout	4,349,545	5.8
			Closing Costs	1,092,493	1.5
Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%
(1)	The Phoenix Industrial Portfolio IX Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $75.0 million (the “Phoenix Industrial Portfolio IX Whole Loan”). The financial information in the chart above is based on the $75.0 million Phoenix Industrial Portfolio IX Whole Loan.
(2)	See “The Borrowers” below for more information.
(3)	4th Most Recent NOI, 3rd Most Recent NOI and 2nd Most Recent NOI are unavailable as the borrower sponsor acquired the Phoenix Industrial Portfolio IX Properties (as defined below) between 2019 and 2021 with full year 2020 and 2021 operating statements not available.
(4)	The Most Recent NOI represents the trailing 10 months ending April 2022 for the Iowa City, IA property and the trailing 12 months ending April 2022 for the remaining properties. The Most Recent NOI only includes partial year information for the Iowa City, IA property as it was 100.0% vacant until April 2022.
(5)	The increase from the Most Recent NOI to UW NOI is primarily attributable to (i) leasing totaling an additional approximately $4.1 million in base rent, (ii) approximately $335,509 in rent steps through October 2023, (iii) approximately $21,103 in straight-lined rent for investment-grade tenant, Amazon, and (iv) an additional approximately $1.1 million in reimbursements. Additionally, the utilities expense was underwritten approximately $671,666 less than trailing 12 months utilities expenses due to (i) the elimination of excess use charges and installation of high efficiency LED lighting at the Versailles, KY property and (ii) Amazon, the largest tenant at the Rockford, IL property, being separately metered and paying gas bills directly to the utility company.
(6)	The Cut-off Date LTV Ratio presented above is calculated based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan (without netting the Earn-out Reserve (as defined below)) and the aggregate “as is” appraised value. The Cut-off Date LTV Ratio based on the Phoenix Industrial Portfolio IX Whole Loan net of the $5,000,000 Earn-out Reserve and the aggregate “as is” appraised value is 38.4%. The Maturity Date LTV presented above is calculated based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan (without netting the Earn-out Reserve) and the “as is” appraised value of $182,200,000. The Maturity Date LTV based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan (without netting the Earn-out Reserve) and the aggregate “as stabilized” appraised value of $191,100,000 is 39.2%.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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(7)	For a full description of Escrows and Reserves, including the Earn-out Reserve, see “Escrows and Reserves” below.
(8)	The UW NOI Debt Yield presented above is calculated based on the Phoenix Industrial Portfolio IX Whole Loan net of the $5,000,000 Earn-out Reserve. The UW NOI Debt Yield based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan (without netting the Earn-out Reserve) is 9.8%.

The Loan. The Phoenix Industrial Portfolio IX mortgage loan (the “Phoenix Industrial Portfolio IX Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interest in a 3,760,303 square foot portfolio of five industrial properties located in Tennessee, Alabama, Illinois, Iowa and Kentucky (each, a “Phoenix Industrial Portfolio IX Property”, and collectively, the “Phoenix Industrial Portfolio IX Properties”). The Phoenix Industrial Portfolio IX Whole Loan consists of six pari passu notes and accrues interest at a rate of 6.11700% per annum. The Phoenix Industrial Portfolio IX Whole Loan has a 10-year term and is interest only for the entire term. The non-controlling Notes A-2, A-3, A-4, A-5 and A-6, with an aggregate original principal balance of $38,000,000, will be included in the BBCMS 2022-C18 securitization trust. The Phoenix Industrial Portfolio IX Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2022-C3 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$37,000,000	$37,000,000	BMO 2022-C3	Yes
A-2	$20,000,000	$20,000,000	BBCMS 2022-C18	No
A-3	$10,000,000	$10,000,000	BBCMS 2022-C18	No
A-4	$4,000,000	$4,000,000	BBCMS 2022-C18	No
A-5	$2,000,000	$2,000,000	BBCMS 2022-C18	No
A-6	$2,000,000	$2,000,000	BBCMS 2022-C18	No
Whole Loan	$75,000,000	$75,000,000

The Properties. The Phoenix Industrial Portfolio IX Whole Loan is secured by five industrial properties totaling 3,760,303 square feet located in Tennessee (one property, 36.6% of NRA), Alabama (one property, 19.6% of NRA), Illinois (one property, 13.8% of NRA), Iowa (one property, 9.1% of NRA) and Kentucky (one property, 21.0% of NRA). The Phoenix Industrial Portfolio IX Properties were 71.9% occupied by 12 tenants as of September 6, 2022. The borrower sponsor acquired the Phoenix Industrial Portfolio IX Properties between 2019 and 2021 for an aggregate purchase price of approximately $26.2 million. Since acquisition, the borrower sponsor has invested approximately $23.1 million in capital improvements at the Phoenix Industrial Portfolio IX Properties.

Memphis, TN (36.6% of NRA; 37.7% of Whole Loan Allocated Loan Amount (“ALA”)): The Memphis, TN property is a 1,374,972 square foot industrial warehouse/distribution building located in Memphis, Tennessee. The improvements were constructed in 1973, renovated in 2020 and include approximately 4.0% of office space. The Memphis, TN property is situated on an approximately 69.2-acre site with 332 surface parking spaces (0.2 per 1,000 square feet). The Memphis, TN property has a total of 218 dock-high doors and clear heights of 23.5 feet to 31.1 feet. As of September 6, 2022, the Memphis, TN property was 65.9% occupied by three tenants. Since acquisition of the Memphis, TN property in December 2019, the borrower sponsor has invested approximately $7.9 million in capital improvements.

Wetumpka, AL (19.6% of NRA; 31.3% of ALA): The Wetumpka, AL property is a 735,231 square foot industrial manufacturing building located in Wetumpka, Alabama. The improvements were constructed in 1997, renovated between 2021 and 2022 and include approximately 2.0% of office space. The Wetumpka, AL property is situated on an approximately 101.6-acre site with 482 surface parking spaces (0.7 per 1,000 square feet). The Wetumpka, AL property has a total of 29 dock-high doors, three drive-in doors and clear heights of 21 feet to 41 feet. As of September 6, 2022, the Wetumpka, AL property was 67.9% occupied by two tenants. Since acquisition of the Wetumpka, AL property in December 2020, the borrower sponsor has invested approximately $8.6 million in capital improvements.

Rockford, IL (13.8% of NRA; 16.0% of ALA): The Rockford, IL property is a 517,574 square foot industrial warehouse/distribution building located in Rockford, Illinois. The improvements were constructed in 1980, renovated in 2019 and include approximately 5.0% of office space. The Rockford, IL property is situated on an approximately 20.8-acre site with 219 surface parking spaces (0.4 per 1,000 square feet). The Rockford, IL property has a total of 82 dock-high doors, two drive-in doors and clear heights of 20 feet to 26 feet. As of September 6, 2022, the Rockford, IL property was 55.1% occupied by three tenants. Since acquisition of the Rockford, IL property in January 2019, the borrower sponsor has invested approximately $2.6 million in capital improvements.

Iowa City, IA (9.1% of NRA; 10.2% of ALA): The Iowa City, IA property is comprised of two industrial warehouse/distribution buildings totaling 341,491 square feet located in Iowa City, Iowa. The improvements were constructed in 1964, renovated in 2022 and include approximately 3.0% of office space. The Iowa City, IA property is situated on an approximately 20.3-acre site with 470 surface parking spaces (1.4 per 1,000 square feet). The Iowa City, IA property has a total of 22 dock-high doors, five drive-in doors and clear heights of 18 feet to 25 feet. As of September 6, 2022, the Iowa City, IA property was 93.0% occupied by HNI Corporation. Since acquisition of the Iowa City, IA property in June 2021, the borrower sponsor has invested approximately $2.7 million in capital improvements.

Versailles, KY (21.0% of NRA; 4.8% of ALA): The Versailles, KY property is comprised of five industrial warehouse/distribution buildings totaling 791,035 square feet located in Versailles, Kentucky. The improvements were constructed in 1964, renovated in 2011 and include approximately 5.0% of office space. The Versailles, KY property is situated on an approximately 60.6-acre site with 650 surface parking

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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spaces (0.8 per 1,000 square feet). The Versailles, KY property has a total of 27 dock-high doors, 13 drive-in doors and clear heights of 16 feet to 33 feet. As of September 6, 2022, the Versailles, KY property was 87.8% occupied by three tenants. Since acquisition of the Versailles, KY property in June 2020, the borrower sponsor has invested approximately $1.3 million in capital improvements.

The following table presents certain information relating to the Phoenix Industrial Portfolio IX Properties:

Portfolio Summary(1)
Property	State	Subtype	Net Rentable Area (SF)(2)		Year Built/ Renovated	% UW NOI(2)	ALA	% of ALA	“As-Is” Appraised Value	% Office	Clear Heights (ft.)	Dock Doors	Drive-In Doors
Memphis, TN	TN	Warehouse / Distribution	1,374,97	2	1973 / 2020	20.4%	$28,250,000	37.7%	$60,000,000	4.0%	23’6 - 31’1	218	0
Wetumpka, AL	AL	Manufacturing	735,231		1997 / 2021-2022	22.2	23,500,000	31.3	48,500,000	2.0%	21’ - 41’	29	3
Rockford, IL	IL	Warehouse / Distribution	517,574		1980 / 2019	11.3	12,000,000	16.0	23,300,000	5.0%	20’ - 26’	82	2
Iowa City, IA	IA	Warehouse / Distribution	341,491		1964 / 2022	17.6	7,650,000	10.2	19,700,000	3.0%	18’ - 25’	22	5
Versailles, KY	KY	Warehouse / Distribution	791,035		1964 / 2011	28.6	3,600,000	4.8	30,700,000	5.0%	16’ - 33’	27	13
Total/Wtd. Avg.			3,760,30	3		100.0%	$75,000,000	100.0%	$182,200,000			378	23
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated September 6, 2022.

Environmental. According to Phase I environmental assessments dated June 21, 2022, there was no evidence of any recognized environmental conditions at the Phoenix Industrial Portfolio IX Properties. However, the Phase I environmental assessments did acknowledge controlled recognized environmental conditions at the Iowa City, IA property and the Versailles, KY property.

Based on the historical use of the Iowa City, IA property as a manufacturing facility, confirmed VOC contamination, and continued groundwater monitoring under regulatory oversight, the historic use of the Iowa City, IA property is considered a controlled recognized environmental condition. The Phase I environmental assessment recommends continued groundwater monitoring and coordination with the Iowa Department of Natural Resources to obtain final regulatory closure.

The Versailles, KY property is listed in multiple databases related to industrial activities conducted by former tenants at the Versailles, KY property. Regulatory data indicates that lead-contaminated glass was located throughout the Versailles, KY property. As a result, an environmental covenant was issued on February 1, 2008, restricting residential use of portions of the Versailles, KY property due to potential elevated lead concentrations and leachate potential. Based on the regulatory status, implemented soil cover, and environmental covenant, historical lead impacts are considered a controlled recognized environmental condition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of the Phoenix Industrial Portfolio IX Properties:

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
NAV	NAV	NAV	71.9%
(1)	The borrower sponsor acquired the Phoenix Industrial Portfolio IX Properties between 2019 and 2021. As such, historical occupancy is unavailable.
(2)	Current occupancy is as of September 6, 2022.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the largest tenants by underwritten base rent of the Phoenix Industrial Portfolio IX Properties:

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Viterra	Memphis, TN	NR/NR/NR	569,688	15.2%	$1.74	$991,257	11.9%	8/31/2029
Ledvance, LLC(4)	Versailles, KY	NR/NR/NR	376,298	10.0	$3.04	1,145,791	13.8	Various(5)
Bella + Canvas, LLC	Wetumpka, AL	NR/NR/NR	371,734	9.9	$3.94	1,463,216	17.6	2/28/2029
HNI Corporation(6)	Iowa City, IA	NR/NR/NR	317,518	8.4	$4.12	1,308,174	15.8	6/30/2025
McLane Company, Inc.	Versailles, KY	NR/NR/NR	303,728	8.1	$3.28	996,228	12.0	1/31/2026
FedEx(7)	Memphis, TN	Baa2/BBB/NR	235,747	6.3	$2.72	641,232	7.7	11/30/2026
Amazon(8)	Rockford, IL	A1/AA/AA-	138,400	3.7	$3.49	483,495	5.8	3/31/2027
Wynn Grain Spice	Wetumpka, AL	NR/NR/NR	127,286	3.4	$2.17	276,211	3.3	4/30/2032
USPS	Memphis, TN	Aaa/NR/NR	101,162	2.7	$3.59	362,916	4.4	5/31/2023
Total Major Tenants			2,541,561	67.6%	$3.02	$7,668,520	92.4%

Other Tenants			160,831	4.3%	$3.94	$634,170	7.6%

Occupied Collateral Total / Wtd. Avg.			2,702,392	71.9%	$3.07	$8,302,690	100.0%
Vacant Space			1,057,911	28.1%

Collateral Total			3,760,303	100.0%

(1)	Based on the underwritten rent rolls dated September 6, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $335,509 of contractual rent steps through October 2023.
(4)	Ledvance, LLC has the right to terminate its lease for one or both of (x) 97,062 square feet (representing approximately 25.79% of its leased space) and (y) 91,492 square feet (representing approximately 24.31% of its leased space) at any time on or after November 1, 2022 with at least 60 days’ prior written notice to the landlord, which notice identifies the space to be terminated, and Ledvance, LLC not being in default under the lease it seeks to terminate on the termination date specified in its termination notice.
(5)	Levdance, LLC leases 188,554 square feet at the Versailles, KY property expiring on April 30, 2023 and 187,744 square feet at the Versailles, KY property expiring on April 30, 2027.
(6)	HNI Corporation has not taken occupancy of approximately 13,081 square feet of its 317,518 square feet of leased space. At origination of the Phoenix Industrial Portfolio IX Whole Loan, $104,648 was reserved for such space and approximately $4,360 is required to be released on each monthly payment date commencing on November 6, 2022 through October 6, 2024 or until, among other conditions included in the Phoenix Industrial Portfolio IX Whole Loan documents (i) such space is delivered to HNI Corporation, (ii) HNI Corporation commences paying rent for such space and (iii) a clean estoppel confirming (i) and (ii) is delivered to and accepted by the lender.
(7)	FedEx has the right to terminate its lease on 30 days' prior written notice to the landlord if the employees of another tenant become subject to a collective bargaining unit.
(8)	Amazon has a lease expiration of November 30, 2026. Since the expiration is between October 1 and March 30, the lease term will extend through March 31, 2027, unless Amazon opts out of the optional holiday extension by providing 270 days’ notice. In addition, Amazon may terminate its lease on 30 days’ notice if a material interference with Amazon’s business occurs due to lack of access or interruption of utilities caused by the landlord or the landlord’s agents and such material interference continues for 180 days, but the exercised termination option will be void if such material interference is cured within the 30 days following receipt of notice from Amazon of its intent to terminate its lease. If a material interference continues for 270 days (regardless of whether such material interference is due to the landlord or the landlord’s agents), Amazon may terminate on 30 days’ notice after such 270-day period, but the exercised termination option will be void if the material interference is cured within the 30 days following receipt of notice from Amazon of its intent to terminate its lease.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the tenant lease expirations of the Phoenix Industrial Portfolio IX Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	1,057,911	28.1%	NAP	NA	P	1,057,911	28.1%	NAP	NA	P
2022 & MTM	0	0	0.0	$0	0.0%		1,057,911	28.1%	$0	0.0%
2023	3	303,951	8.1	985,803	11.9		1,361,862	36.2%	$985,803	11.9%
2024	1	52,917	1.4	194,735	2.3		1,414,779	37.6%	$1,180,537	14.2%
2025	1	317,518	8.4	1,308,174	15.8		1,732,297	46.1%	$2,488,711	30.0%
2026	2	539,475	14.3	1,637,460	19.7		2,271,772	60.4%	$4,126,171	49.7%
2027	2	326,144	8.7	1,063,624	12.8		2,597,916	69.1%	$5,189,796	62.5%
2028	1	93,679	2.5	382,210	4.6		2,691,595	71.6%	$5,572,006	67.1%
2029	2	941,422	25.0	2,454,473	29.6		3,633,017	96.6%	$8,026,479	96.7%
2030	0	0	0.0	0	0.0		3,633,017	96.6%	$8,026,479	96.7%
2031	0	0	0.0	0	0.0		3,633,017	96.6%	$8,026,479	96.7%
2032	1	127,286	3.4	276,211	3.3		3,760,303	100.0%	$8,302,690	100.0%
2033 & Beyond	0	0	0.0	0	0.0		3,760,303	100.0%	$8,302,690	100.0%
Total	13	3,760,303	100.0%	$8,302,690	100.0%
(1)	Based on the underwritten rent rolls dated September 6, 2022.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $335,509 of contractual rent steps through October 2023.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the operating history and underwritten cash flows of the Phoenix Industrial Portfolio IX Properties:

Operating History and Underwritten Net Cash Flow
	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$3,842,384	$7,967,181	$2.12	52.2%
Rent Steps(4)	0	335,509	0.09	2.2
Straight Line Rent(5)	0	21,103	0.01	0.1
Vacant Income	0	3,332,953	0.89	21.8
Gross Potential Rent	$3,842,384	$11,656,746	$3.10	76.3%
Total Reimbursements	1,571,231	3,581,293	0.95	23.4
Total Other Income	4,200	34,200	0.01	0.2
Net Rental Income	$5,417,815	$15,272,239	$4.06	100.0%
(Vacancy/Credit Loss)	0	(4,287,690)	(1.14)	(39.0)
Effective Gross Income	$5,417,815	$10,984,549	$2.92	71.9%
Total Expenses	3,797,836	3,597,682	0.96	32.8
Net Operating Income(6)	$1,619,979	$7,386,867	$1.96	67.2%
Total TI / LC, Capex/RR	0	521,421	0.14	4.7
Net Cash Flow	$1,619,979	$6,865,446	$1.83	62.5%
(1)	TTM represents the trailing 10 months ending April 2022 for the Iowa City, IA property and the trailing 12 months ending April 2022 for the remaining properties.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Base Rent is based on the underwritten rent rolls dated September 6, 2022.
(4)	Rent Steps totaling $335,509 are taken through October 2023.
(5)	Straight Line Rent underwritten for investment-grade tenant, Amazon’s, average rent for the remainder of the Phoenix Industrial Portfolio IX Whole Loan term at the Rockford, IL property.
(6)	The increase from the TTM Net Operating Income to Underwritten Net Operating Income is primarily attributable to (i) leasing totaling an additional approximately $4.1 million in base rent, (ii) $335,509 in rent steps through October 2023, (iii) $21,103 in straight-lined rent for investment-grade tenant, Amazon, and (iv) an additional approximately $1.1 million in reimbursements. The Most Recent NOI only includes the trailing 10 months ending April 2022 for the Iowa City, IA property as it was 100.0% vacant. Additionally, the utilities expense was underwritten $671,666 less than TTM due to (i) the elimination of excess use charges and installation of high efficiency LED lighting at the Versailles, KY property and (ii) Amazon, the largest tenant at the Rockford, IL property, being separately metered and paying gas bills directly to the utility company.

The Market. The Phoenix Industrial Portfolio IX Properties are located in Tennessee (37.7% of ALA), Alabama (31.3% of ALA), Illinois (16.0% of ALA), Iowa (10.2% of ALA) and Kentucky (4.8% of ALA).

Memphis (37.7% of ALA): The Memphis, TN property is in Shelby County, Tennessee located approximately 7.2 miles northwest of downtown Memphis and approximately 10.5 miles north of the Memphis International Airport. Primary access to the area is provided by Interstate 40, approximately 0.9 miles north of the Memphis, TN property and Interstate 69. According to a third-party market research report, the Memphis, TN property is located in the Northwest industrial submarket, which had approximately 29.7 million square feet of inventory, a vacancy rate of 4.1% and asking rent of $3.24 PSF as of August 1, 2022.

Wetumpka (31.3% of ALA): The Wetumpka, AL property is in Elmore County, Alabama located approximately 3.9 miles east of downtown Wetumpka and approximately 17.8 miles north of Montgomery. Primary access to the area is provided by State Route 14 with regional access provided by US Route 82, US Route 231 and Interstate 65. According to a third-party market research report, the Wetumpka, AL property is located in the outlying Elmore County industrial submarket, which had approximately 2.1 million square feet of inventory, a vacancy rate of 19.8% and asking rent of $4.85 PSF as of August 1, 2022.

Rockford (16.0% of ALA): The Rockford, IL property is in Winnebago County, Illinois located approximately 4.7 miles north of downtown Rockford, approximately 73.6 miles northwest of O’Hare International Airport and approximately 93.6 miles northwest of Chicago. Primary access to the area is provided by Route 20, which intersects with Interstate 90 approximately 7.0 miles southeast of the Rockford, IL property. According to a third-party market research report, the Rockford, IL property is located in the I-39 Corridor/Winnebago industrial submarket, which had approximately 34.8 million square feet of inventory, a vacancy rate of 7.7% and asking rent of $4.89 PSF as of August 1, 2022.

Iowa City (10.2% of ALA): The Iowa City, IA property is in Johnson County, Iowa located approximately 3.2 miles southeast of downtown Iowa City, approximately 30.1 miles south of Cedar Rapids, and approximately 32.1 miles from the Iowa-Mississippi border. Primary access to the area is provided by Route 6 and Route 1, which intersects with Interstate 80 approximately 3.5 miles north of the Iowa City,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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IA property. According to a third-party market research report, the Iowa City, IA property is located in the Iowa City industrial market, which had approximately 11.3 million square feet of inventory, a vacancy rate of 1.4% and asking rent of $6.49 PSF as of August 1, 2022.

Versailles (4.8% of ALA): The Versailles, KY property is in Woodford County, Kentucky located approximately 1.4 miles west of downtown Versailles, approximately 14.6 miles west of Lexington and approximately 63.4 miles southeast of Louisville. Primary access to the area is provided by Interstate 64 and Interstate 75, as well as via US Highway 60, which runs from Western Lexington to Frankfurt. According to a third-party market research report, the Versailles, KY property is located in the Woodford County industrial submarket, which had approximately 3.6 million square feet of inventory, a vacancy rate of 1.6% and asking rent of $7.39 PSF as of August 1, 2022.

The following table presents certain market information with respect to the Phoenix Industrial Portfolio IX Properties:

Market Overview(1)
Property	Year Built / Renovated	Net Rentable Area (SF)(2)	Submarket	Property Vacancy(2)	Submarket Vacancy	Appraisal Concluded Vacancy	Submarket Inventory (SF)	UW Base Rent PSF(2)(3)	Submarket Rent PSF
Memphis, TN	1973 / 2020	1,374,972	Northwest	34.1%	4.1%	7.0%	29,737,746	$2.20	$3.24
Wetumpka, AL	1997 / 2021-2022	735,231	Outlying Elmore County	32.1%	19.8%	4.0%	2,130,773	$3.49	$4.85
Rockford, IL	1980 / 2019	517,574	I-39 Corridor/Winnebago	44.9%	7.7%	6.0%	34,785,201	$3.72	$4.89
Iowa City, IA(4)	1964 / 2022	341,491	Iowa City	7.0%	1.4%	0.0%	11,334,705	$4.12	$6.49
Versailles, KY	1964 / 2011	791,035	Woodford County	12.2%	1.6%	4.0%	3,579,554	$3.17	$7.39
Total/Wtd. Avg.		3,760,303		28.1%	6.9%	5.0%	81,567,979	$3.07	$4.95
(1)	Source: Third-party market research reports.
(2)	Based on the underwritten rent rolls dated September 6, 2022.
(3)	UW Base Rent PSF excludes underwritten vacant space and is inclusive of approximately $335,509 of contractual rent steps through October 2023.
(4)	No submarket data for the Iowa City, IA property was available. Market information is presented in the table above.

The following table presents certain demographic information with respect to the Phoenix Industrial Portfolio IX Properties:

Demographics Overview
Property	Net Rentable Area (SF)(1)	ALA	% of ALA	UW NCF	% of UW NCF	Estimated 2022 Population (5-mile Radius)(2)	Estimated 2022 Average Household Income (5-mile Radius)(2)
Memphis, TN	1,374,972	$28,250,000	37.7%	$1,350,064	19.7%	216,737	$73,950
Wetumpka, AL	735,231	23,500,000	31.3	1,546,995	22.5	15,595	$81,749
Rockford, IL	517,574	12,000,000	16.0	762,062	11.1	131,254	$77,732
Iowa City, IA	341,491	7,650,000	10.2	1,215,216	17.7	86,086	$86,659
Versailles, KY	791,035	3,600,000	4.8	1,991,110	29.0	21,477	$88,341
Total/Wtd. Avg.	3,760,303	$75,000,000	100.0%	$6,865,446	100.0%	112,702	$80,177
(1)	Based on the underwritten rent rolls dated September 6, 2022.
(2)	Information obtained from third-party market research reports.

The Borrowers. The borrowers are Phoenix Memphis Industrial Investors LLC, Phoenix Wetumpka Industrial Investors LLC, Phoenix Rockford Industrial Investors LLC, Phoenix Diablo Iowa City LLC and Phoenix Versailles Industrial Investors LLC (collectively, the “Phoenix Industrial Portfolio IX Borrowers”), each a Delaware limited liability company and single purpose entity with one independent director. Each Phoenix Industrial Portfolio IX Borrower owns one individual Phoenix Industrial Portfolio IX Property. Legal counsel to the Phoenix Industrial Portfolio IX Borrowers delivered a non-consolidation opinion in connection with the origination of the Phoenix Industrial Portfolio IX Whole Loan.

The Borrower Sponsor. The borrower sponsor is Phoenix Investors, which is the affiliated management company for the guarantors’ investments. Phoenix Investors is a national commercial real estate firm based in Milwaukee, Wisconsin that redevelops former manufacturing facilities throughout the United States. Phoenix Investors’ affiliated companies hold interests in approximately 52 million square feet of industrial, retail, office and single tenant net-leased properties across 29 states. Phoenix Investors engages in the renovation and repositioning of large, former single tenant industrial facilities throughout the United States that were previously owned by corporate entities, real estate investment trusts or financial institutions.

The non-recourse carveout guarantors of the Phoenix Industrial Portfolio IX Whole Loan are Irrevocable Children's Trust Dated 7/22/91 and Irrevocable Children's Trust No. 2 Dated 7/22/91. The non-recourse carveout guarantors have previously had ownership interests in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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entities that were subject to foreclosures and bankruptcies. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Phoenix Industrial Portfolio IX Properties are managed by the borrower sponsor.

Escrows and Reserves. At origination, the Phoenix Industrial Portfolio IX Borrowers deposited (i) approximately $257,137 for real estate taxes, (ii) $3,000,000 for tenant improvements and leasing commissions, (iii) $1,290,083 for unfunded obligations with respect to the Bella + Canvas, LLC lease ($400,000), the Wynn Grain Spice lease ($200,000), the Amazon lease ($475,435), the Timber Industries lease ($110,000) and the HNI Corporation lease ($104,648), (iv) $319,158 for deferred maintenance, (v) $62,500 for an environmental reserve and (vi) $5,000,000 for an Earn-out Reserve (as detailed below).

Tax Escrows – On a monthly basis, the Phoenix Industrial Portfolio IX Borrowers are required to deposit 1/12th of an amount which would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $56,408 a month).

Insurance Escrows – On a monthly basis, the Phoenix Industrial Portfolio IX Borrowers are required to deposit 1/12th of an amount which would be sufficient to pay insurance premiums for the renewal of coverages; provided, such monthly deposits will be waived so long as the Phoenix Industrial Portfolio IX Borrowers maintain a blanket insurance policy acceptable to the lender.

Replacement Reserve – On a monthly basis, the Phoenix Industrial Portfolio IX Borrowers are required to deposit approximately $31,336 for replacement reserves subject to a cap of $1,130,000.

Rollover Reserve – On a monthly basis, the Phoenix Industrial Portfolio IX Borrowers are required to deposit approximately $47,004 for rollover reserves if at any time the balance of the reserve falls below $250,000, until such time as the reserve is restored to a cap of $1,500,000.

Earn-out Reserve – The Phoenix Industrial Portfolio IX Whole Loan documents require an upfront earn-out reserve (the “Earn-out Reserve”) of $5,000,000. All funds on deposit in the Earn-out Reserve will be (i) during the continuation of a Cash Management Trigger Event (as defined below), transferred to the cash management account, or (ii) in the absence of a Cash Management Trigger Event, returned to the Phoenix Industrial Portfolio IX Borrowers; provided, however, that the following conditions have been fully satisfied by the Phoenix Industrial Portfolio IX Borrowers: (i) the Phoenix Industrial Portfolio IX Borrowers have submitted a written request to the lender at least 15 business days prior to the requested release, (ii) on the date such request is made, no default, event of default or Cash Sweep Trigger Event (as defined below) has occurred and is then continuing, (iii) the Phoenix Industrial Portfolio IX Borrowers have provided written evidence that the debt service coverage ratio based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan is at least 1.47x, (iv) the Phoenix Industrial Portfolio IX Borrowers have delivered written evidence that the debt yield based on the full outstanding principal balance of the Phoenix Industrial Portfolio IX Whole Loan is not less than 9.8% and (v) an amount equal to the total estimated cost to perform or satisfy all then outstanding landlord obligations (for tenant improvements, landlord work, tenant allowances and/or leasing commissions) for all of the Phoenix Industrial Portfolio IX Properties, if any, will be on deposit in the rollover reserve account. The release of the Earn-out Reserve will be tied to the lease-up of the Memphis, TN and Wetumpka, AL properties only, such that the funds are only released once the Phoenix Industrial Portfolio IX Properties achieve an underwritten net cash flow debt yield of 9.8% on the Phoenix Industrial Portfolio IX Whole Loan amount, assuming net operating income equal to the lower of (i) $3,831,778 or (ii) the actual net operating income for all Phoenix Industrial Portfolio IX Properties other than the Memphis, TN and Wetumpka, AL properties, and the leased up net operating income for Memphis, TN and Wetumpka, AL properties.

Notwithstanding the above, if the Phoenix Industrial Portfolio IX Borrowers fail to obtain the release of the Earn-out Reserve funds prior to the date that is three years from the closing date of the BBCMS 2022-C18 securitization, the Phoenix Industrial Portfolio IX Borrowers are required to partially defease the Phoenix Industrial Portfolio IX Whole Loan in an amount equal to the then-remaining balance in the Earn-out Reserve account (such partial defeasance, the “Earn-out Reserve Partial Defeasance”), plus (x) all interest which would have accrued on the amount of the Phoenix Industrial Portfolio IX Whole Loan to be prepaid through and including the last day of the interest period related to the monthly payment date following the Earn-out Reserve Partial Defeasance, (y) all reasonable out-of-pocket, third party costs and expenses actually incurred by the lender in connection with such Earn-out Reserve Partial Defeasance and (z) all other sums due and payable under the Phoenix Industrial Portfolio IX Whole Loan documents. To the extent that any portion of the Earn-out Reserve remains after the Earn-out Reserve Partial Defeasance, the remaining amount will be applied as follows: (a) if a Cash Management Trigger Event has occurred and is continuing, to the cash management account or (y) if no Cash Management Trigger Event has occurred and is continuing, to the Phoenix Industrial Portfolio IX Borrowers.

Notwithstanding the above, if the Phoenix Industrial Portfolio IX Borrowers fail to obtain the release of the Earn-out Reserve funds prior to May 6, 2032 (the “Open Prepayment Commencement Date”), the Phoenix Industrial Portfolio IX Borrowers are required to partially prepay the Phoenix Industrial Portfolio IX Whole Loan in an amount equal to the then remaining balance in the Earn-out Reserve account on the Open Prepayment Commencement Date.

Lockbox / Cash Management. The Phoenix Industrial Portfolio IX Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event. Revenues from the Phoenix Industrial Portfolio IX Properties are required to be deposited directly into the lockbox account or, if received by the Phoenix Industrial Portfolio IX Borrowers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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or the property manager, deposited within three business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Phoenix Industrial Portfolio IX Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Phoenix Industrial Portfolio IX Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the Phoenix Industrial Portfolio IX Borrowers.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Phoenix Industrial Portfolio IX Whole Loan documents, (ii) any bankruptcy action involving any of the Phoenix Industrial Portfolio IX Borrowers, the guarantors, the key principal or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.30x, (iv) the indictment for fraud or misappropriation of funds by any of the Phoenix Industrial Portfolio IX Borrowers, the guarantors, the key principal or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to any of the Phoenix Industrial Portfolio IX Properties), or any director or officer of the aforementioned or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the Phoenix Industrial Portfolio IX Borrowers, the guarantors or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the Phoenix Industrial Portfolio IX Borrowers’, the guarantors’, the key principal’s or the property manager’s monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.35x for two consecutive calendar quarters, (d) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Phoenix Industrial Portfolio IX Whole Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Phoenix Industrial Portfolio IX Whole Loan documents, (ii) any bankruptcy action involving any of the Phoenix Industrial Portfolio IX Borrowers, the guarantors, the key principal or the property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.30x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, the filing being discharged, stayed or dismissed within 45 days for any of the Phoenix Industrial Portfolio IX Borrowers, the guarantors or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the Phoenix Industrial Portfolio IX Borrowers’, the guarantors’, the key principal’s or the property manager’s monetary obligations or (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.35x for two consecutive calendar quarters.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate or cancel or not to extend or renew its lease, (ii) on or prior to the then applicable expiration date under the applicable Material Tenant lease, if the Material Tenant does not extend or renew such Material Tenant lease, (iii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the Phoenix Industrial Portfolio IX Borrowers of its election to extend or renew its lease, if such Material Tenant does not give notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated in whole or in part; provided that, with respect to any partial termination of a Material Tenant lease, such partial termination relates to no less than 20% of the total net rentable square footage at the applicable property or (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the applicable property or a portion thereof constituting no less than 20% of the total net rentable square footage at the applicable property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises) and expiring upon (a) with respect to clause (i) above, the date that (1) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (2) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio IX Whole Loan documents or (3) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (ii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio IX Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (c) with respect to clause (iii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Industrial Portfolio IX Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (d) with respect to clause (iv) above, a cure of the applicable event of default, (e) with respect to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (f) with respect to clause (vi) above, all or substantially all of the applicable Material Tenant space being leased to a replacement tenant or (g) with respect to clause (vii) above, the Material Tenant re-commencing its normal business operations at the applicable property or a portion thereof constituting more than 20% of the total net rentable square footage at the applicable property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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A “Material Tenant” means any tenant at the Phoenix Industrial Portfolio IX Properties that, together with its affiliates, either (a) leases no less than 21% of the total rentable square footage of the Phoenix Industrial Portfolio IX Properties or (b) accounts for (or would account for) no less than 21% of the total in-place base rent at the Phoenix Industrial Portfolio IX Properties.

Subordinate Debt. None.

Mezzanine Debt. The Phoenix Industrial Portfolio IX Borrowers are permitted a one-time right to incur a future mezzanine loan, subject to the satisfaction of the requirements set forth in the Phoenix Industrial Portfolio IX Whole Loan documents, which include, but are not limited to: (i) no event of default under the Phoenix Industrial Portfolio IX Whole Loan documents is continuing; (ii) the aggregate loan-to-value ratio based on the Phoenix Industrial Portfolio IX Whole Loan and the mezzanine loan is no greater than 41.2%; (iii) the actual combined debt service coverage ratio based on the Phoenix Industrial Portfolio IX Whole Loan and the mezzanine loan is no less than 1.47x; (iv) the actual combined net cash flow debt yield based on the Phoenix Industrial Portfolio IX Whole Loan and the mezzanine loan is no less than 9.8%; (v) the execution of an intercreditor agreement acceptable to the lender and satisfactory to the rating agencies; and (vi) receipt of a rating agency confirmation.

Partial Release. The Phoenix Industrial Portfolio IX Whole Loan documents permit releases of outparcels located at the Wetumpka, AL and Versailles, KY properties without prepayment or defeasance, provided that, among other conditions, (i) each such outparcel is vacant, non-income producing and unimproved at the time of release and (ii) certain REMIC-related conditions are satisfied.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18

No. 8 – 70 Hudson Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

Structural and Collateral Term Sheet	BBCMS 2022-C18

No. 8 – 70 Hudson Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18

No. 8 – 70 Hudson Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment (Moody's/Fitch/KBRA):	Baa3(sf)/BBBsf/BBB(sf)	Title:	Fee
Original Principal Balance(1):	$36,000,000	Property Type – Subtype:	Office – CBD
Cut-off Date Principal Balance(1):	$36,000,000	Net Rentable Area (SF):	431,281
% of IPB:	4.5%	Location:	Jersey City, NJ
Loan Purpose:	Acquisition	Year Built / Renovated:	2002 / 2018
Borrower:	70 Hudson LLC	Occupancy:	94.1%
Borrower Sponsor:	NAP	Occupancy Date:	9/30/2022
Interest Rate:	3.19200%	4th Most Recent NOI (As of):	$1,587,874 (12/31/2019)
Note Date:	2/11/2022	3rd Most Recent NOI (As of)(3):	$6,836,402 (12/31/2020)
Maturity Date:	3/8/2027	2nd Most Recent NOI (As of)(3):	$14,298,336 (12/31/2021)
Interest-only Period:	60 months	Most Recent NOI (As of)(5):	$15,425,668 (T-6 Annualized
Original Term:	60 months		9/30/2022)
Original Amortization Term:	None	UW Economic Occupancy:	94.0%
Amortization Type:	Interest Only	UW Revenues:	$22,465,058
Call Protection(2):	YM1(33),DorYM1(20),O(7)	UW Expenses:	$6,481,062
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$15,983,997
Additional Debt(1):	Yes	UW NCF:	$15,919,304
Additional Debt Balance(1):	$84,000,000 / $76,950,000	Appraised Value / Per SF:	$296,000,000 / $686
Additional Debt Type(1):	Pari Passu / Subordinate	Appraisal Date:	10/19/2022

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$263,338	$131,669	N/A	Cut-off Date Loan / SF:	$278	$457
Insurance:	$313,920	$26,160	N/A	Maturity Date Loan / SF:	$278	$457
Replacement Reserves:	$0	$5,391	N/A	Cut-off Date LTV:	40.5%	66.5%
TI/LC Reserve:	$0	$0	N/A	Maturity Date LTV:	40.5%	66.5%
Other:	$306,422	$0	N/A	UW NCF DSCR:	4.10x	2.50x
				UW NOI Debt Yield:	13.3%	8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$120,000,000	38.9%	Purchase Price	$300,000,000	97.3%
Subordinate Loan(1)	76,950,000	24.9	Closing Costs	7,587,304	2.5
Borrower Sponsor Equity	111,520,984	36.2	Upfront Reserve	883,680	0.3
Total Sources	$308,470,984	100.0%	Total Uses	$308,470,984	100.0%
(1)	The 70 Hudson Street Mortgage Loan (as defined below) is part of a whole loan evidenced by six senior pari passu notes totaling $120.0 million and one subordinate companion note of $76.95 million, with an aggregate outstanding principal balance as of the Cut-off Date of $196.95 million (the “70 Hudson Street Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balance and Maturity Date Balance of the 70 Hudson Street Senior Notes (as defined below) and the 70 Hudson Street Whole Loan.
(2)	The borrower has the option to prepay (with the payment of a yield maintenance premium) the 70 Hudson Street Whole Loan at any time prior to the open prepayment period. In addition, the borrower has the option to defease the 70 Hudson Street Whole Loan in full, but not in part, on and after the first payment date following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 11, 2026. The assumed defeasance lockout period of 33 payments is based on the anticipated closing date of the BBCMS 2022-C18 securitization trust in December 2022. The actual lockout period may be longer.
(3)	The increase in NOI from 2019 to 2021 was driven by an increase in occupancy.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	The 70 Hudson Street Property was acquired in February 2022. Therefore, the Most Recent NOI is based on the annualized six-month period through September 2022.

The Loan. The 70 Hudson Street mortgage loan (the “70 Hudson Street Mortgage Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $196.95 million consisting of six pari passu senior notes with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million (the “70 Hudson Street Senior Notes”) and one subordinate companion note with an outstanding principal balance as of the Cut-off Date of $76.95 million (the “70 Hudson Street Subordinate Companion Note”). The 70 Hudson Street Whole Loan was originated by Natixis Real Estate Capital LLC on February 11, 2022. The 70 Hudson Street Whole Loan is secured by the borrower’s fee interest in a 431,281 square foot, Class A office property located in Jersey City, New Jersey (the “70 Hudson Street Property”). Note A-A-1, with an outstanding principal balance as of the Cut-off Date of $36.0

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18

No. 8 – 70 Hudson Street

million, will be included in the BBCMS 2022-C18 trust. The remaining senior notes are currently held by an affiliate of Natixis Real Estate Capital LLC and are expected to be contributed to one or more future securitization trusts or sold to unaffiliated third-party investors. The 70 Hudson Street Whole Loan has a five-year term, is interest-only for the full term of the loan and accrues interest at a rate of 3.19200% per annum on an Actual/360 basis. Note A-B is the controlling note for the 70 Hudson Street Whole Loan. Upon the occurrence of a control appraisal period, Note A-A-1 will be the controlling note. The 70 Hudson Street Whole Loan will be serviced under the BBCMS 2022-C18 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced A/B Whole Loan—70 Hudson Street Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan	Controlling Piece
A-A-1	$36,000,000	$36,000,000	BBCMS 2022-C18	Yes	No
A-A-2	$48,000,000	$48,000,000	BBCMS 2022-C16	No	No
A-A-3(1)	$12,000,000	$12,000,000	Natixis	No	No
A-A-4(1)	$12,000,000	$12,000,000	Natixis	No	No
A-A-5(1)	$6,000,000	$6,000,000	Natixis	No	No
A-A-6(1)	$6,000,000	$6,000,000	Natixis	No	No
Total Senior Notes	$120,000,000	$120,000,000
A-B	$76,950,000	$76,950,000	John Hancock Life Insurance Company (U.S.A.)	No	Yes(2)
Whole Loan	$196,950,000	$196,950,000
(1)	Expected to be contributed to one or more future securitization trust(s).
(2)	Note A-B is the controlling note for the 70 Hudson Street Whole Loan. Upon the occurrence of a control appraisal period, Note A-A-1 will be controlling note. The 70 Hudson Street Whole Loan will be serviced under the BBCMS 2022-C18 pooling and servicing agreement.

The Property. The 70 Hudson Street Property is a Class A, 12-story office building totaling 431,281 square feet located in Jersey City, New Jersey, situated within Jersey City’s waterfront district along New Jersey’s Gold Coast with views of Manhattan and the Statue of Liberty. The 70 Hudson Street Property was built in 2002 and most recently renovated in 2018, including a new atrium lobby, upgraded/renovated parking garage, roof replacement and upgraded common corridor and retail entryways. Tenants at the 70 Hudson Street Property have access to a dedicated parking structure, which has 226 parking spaces (approximately 0.5 spaces per 1,000 square feet). The 70 Hudson Street Property has access to Manhattan through multiple public transportation options (PATH, NY Waterway Ferry and NJ Transit Bus & Rail Services) offering direct access into Midtown and Downtown Manhattan. The 70 Hudson Street Property is 94.1% occupied by seven tenants with a weighted average remaining lease term of approximately 10.2 years as of the Cut-off Date with four tenants (81.2% of NRA) having a weighted average remaining lease term exceeding 10 years as of the Cut-off Date.

Major Tenants.

TD Ameritrade (208,396 square feet; 48.3% of NRA; 51.9% of underwritten base rent; Moody’s/S&P/Fitch: A2/A/A). TD Ameritrade, a subsidiary of Charles Schwab, is an online brokerage that provides services to both individuals and institutions that invest online. The company hosts over 11 million customer accounts from across the world. Investors use the company’s electronic trading platforms to buy and sell securities such as stocks, ETFs, mutual funds, options, futures, foreign exchange, and fixed-income investments. Customers can trade these financial securities on their computer or via mobile phone applications. In October 2020, TD Ameritrade was acquired by The Charles Schwab Corporation. The two companies, as of February 2022, have a combined $7.69 trillion in client assets, 33.4 million brokerage accounts, and 6.6 million daily average trades. TD Ameritrade spent approximately $40.3 million ($193.34 per square foot) on tenant improvements to its occupied space. TD Ameritrade has been in occupancy since March 2019. TD Ameritrade has no termination option and has one seven- or ten-year renewal option remaining.

Fidessa Corporation (78,000 square feet; 18.1% of NRA; 18.0% of underwritten base rent). Fidessa Corporation (“Fidessa”) is a British based financial software company offering financial consulting, investment, trading, and advising services. Fidessa offers both buy-side solutions and sell-side solutions, global connectivity services and solutions, market data services, and investment infrastructure to customers around the globe. Buy-side products and services include compliance, decision support, order and execution management, trading, and portfolio management. Sell-side products and services include order management, advanced trading tools, smart order routing, high frequency trading, compliance, and business intelligence. Fidessa offers both enterprise solutions, and a SaaS platform to help connect customers around the globe. Fidessa spent approximately $15.0 million ($192.78 per square foot) on tenant improvements to its occupied space. Fidessa has been in occupancy since March 2017. Fidessa has no termination option and has one ten-year renewal option remaining.

Federal Home Loan Bank of New York (52,041 square feet; 12.1% of NRA; 12.6% of underwritten base rent; Moody’s/S&P/Fitch: Aaa/AA+/NR). The Federal Home Loan Bank of New York is part of the congressionally chartered, nationwide Federal Home Loan Bank System, which was created in 1932 to provide a flexible credit liquidity source for member community lenders engaged in home mortgage and neighborhood lending. The Federal Home Loan Bank of New York helps community lenders in New Jersey, New York, Puerto Rico and the U.S. Virgin Islands advance housing and community growth. The Federal Home Loan Bank of New York increases the availability

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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of mortgages and home financing to families of all income levels by offering high-value correspondent and cash management services to assist their members, more effectively serve their neighborhoods and meet their Community Reinvestment Act responsibilities. The Federal Home Loan Bank of New York spent approximately $21.2 million ($407.28 per square foot) on tenant improvements to its occupied space. The Federal Home Loan Bank of New York has been in occupancy since February 2018. The Federal Home Loan Bank of New York has no termination or appropriation option and has one five-year renewal option remaining.

Environmental. According to a Phase I environmental assessment dated October 24, 2022, there was no evidence of any recognized environmental conditions at the 70 Hudson Street Property.

Historical and Current Occupancy(1)
2018	2019	2020	2021	Current(2)
31.5%	71.3%	94.0%	94.1%	94.1%

(1) Historical occupancies are as of December 31 of each respective year.

(2) Current occupancy is as of September 30, 2022.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
TD Ameritrade	A2/A/A	208,396	48.3%	$48.91	$10,193,424	51.9%	6/30/2033
Fidessa Corporation	NR/NR/NR	78,000	18.1	$45.27	3,530,850	18.0	12/31/2032
Federal Home Loan Bank of New York	Aaa/AA+/NR	52,041	12.1	$47.62	2,478,225	12.6	12/31/2033
Gucci America, Inc.	NR/A/NR	51,824	12.0	$50.58	2,621,067	13.3	12/31/2029
New Jersey CVS Pharmacy, LLC	Baa2/BBB/NR	11,659	2.7	$60.00	699,540	3.6	10/31/2038
Top Five Tenants		401,920	93.2%	$48.57	$19,523,108	99.4%

Other Tenants(4)		3,713	0.9%	$32.29	$119,910	0.6%

Occupied Collateral Total / Wtd. Avg.		405,633	94.1%	$48.43	$19,643,018	100.0%
Vacant Space		25,648	5.9%

Collateral Total		431,281	100.0%

(1)	Based on the underwritten rent roll dated September 30, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $363,829 of contractual rent steps through December 31, 2023 and approximately $579,692 of straight line rent.
(4)	Maman NJ City, LLC leases 2,000 square feet with a rent commencement date of November 25, 2021. The first-year rent was 10% of gross sales of the tenant, the second-year base rent will be $45.00 PSF, the third-year base rent will be $60.00 PSF and 2.75% rent steps annually thereafter. Given unknown gross sales of the tenant, the UW Base Rent is $0 for Maman NJ City, LLC.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – 70 Hudson Street

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)(3)	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	25,648	5.9%	NAP	NA	P	25,648	5.9%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%		25,648	5.9	$0	0.0%
2023	0	0	0.0	0	0.0		25,648	5.9	0	0.0
2024	0	0	0.0	0	0.0		25,648	5.9	0	0.0
2025	0	0	0.0	0	0.0		25,648	5.9	0	0.0
2026	0	0	0.0	0	0.0		25,648	5.9	0	0.0
2027	0	0	0.0	0	0.0		25,648	5.9	0	0.0
2028	0	0	0.0	0	0.0		25,648	5.9	0	0.0
2029	1	51,824	12.0	2,621,067	13.3		77,472	18.0	2,621,067	13.3
2030	1	1,713	0.4	119,910	0.6		79,185	18.4	2,740,977	14.0
2031	1	2,000	0.5	0	0.0		81,185	18.8	2,740,977	14.0
2032	1	78,000	18.1	3,530,850	18.0		159,185	36.9	6,271,828	31.9
2033 & Beyond	3	272,096	63.1	13,371,190	68.1		431,281	100.0	19,643,018	100.0
Total	7	431,281	100.0%	$19,643,018	100.0%
(1)	Based on the underwritten rent roll dated September 30, 2022.
(2)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $363,829 of contractual rent steps through December 31, 2023 and approximately $579,692 of straight line rent.
(3)	Maman NJ City, LLC leases 2,000 square feet with a rent commencement date of November 25, 2021. The first-year rent was 10% of gross sales of the tenant, the second-year base rent will be $45.00 PSF, the third-year base rent will be $60.00 PSF and 2.75% rent steps annually thereafter. Given unknown gross sales of the tenant, the UW Base Rent is $0 for Maman NJ City, LLC.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$5,535,328	$9,834,710	$17,445,367	$19,010,898	$18,699,497	$43.36	78.2%
Rent Steps(4)	0	0	0	0	363,829	0.84	1.5
Straight-Line Rent	0	0	0	0	579,692	1.34	2.4
Vacant Income	0	0	0	0	1,102,864	2.56	4.6
Gross Potential Rent	$5,535,328	$9,834,710	$17,445,367	$19,010,898	$20,745,882	$48.10	86.8%
Total Reimbursements	531,016	665,556	921,565	1,431,220	1,798,717	4.17	7.5
Total Other Income	1,164,511	1,518,118	1,340,257	1,351,198	1,354,400	3.14	5.7
Net Rental Income	$7,230,855	$12,018,384	$19,707,190	$21,793,316	$23,898,998	$55.41	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,433,940)	(3.32)	(6.0)
Effective Gross Income	$7,230,855	$12,018,384	$19,707,190	$21,793,316	$22,465,058	$52.09	94.0%
Total Expenses	5,642,981	5,181,982	5,408,854	6,367,648	6,481,062	15.03	28.8
Net Operating Income	$1,587,874	$6,836,402	$14,298,336	$15,425,668	$15,983,997	$37.06	71.2%
Total TI/LC, Capex/RR	0	0	0	0	64,692	0.15	0.3
Net Cash Flow	$1,587,874	$6,836,402	$14,298,336	$15,425,668	$15,919,304	$36.91	70.9%
(1)	TTM is based on the trailing six months annualized ending on September 30, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Base Rent is based on the underwritten rent roll as of September 30, 2022. The increase in UW Base Rent from 2021 Base Rent is associated with the expiration of a free rent period.
(4)	Rent Steps totaling approximately $363,829 are taken through December 31, 2023.

The Market. The 70 Hudson Street Property is situated within the Hudson Waterfront office submarket of Jersey City. The Hudson Waterfront office submarket has established itself as a long-standing institutional market for both investors and tenants. The Hudson Waterfront office submarket has attracted tenants such as JP Morgan, Goldman Sachs, AIG, Mizuho, Bank of NY, RBC, Pearson Education, Marsh & McLennan, BNP Paribas, Merck, New York Life, and Ernst & Young. There has been significant residential growth in the area with over 13,000 rental units throughout 38 buildings constructed since 2010. In addition, 3,400 units are under construction and 19,500 units are approved. The 70 Hudson Street Property is located at the Exchange Place PATH Station, near Metro-Area mass transit system services (PATH, NJ Transit-Hudson-Bergen Line Light Rail, NY Waterway Ferry and NJ Transit Bus & Rail Services).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – 70 Hudson Street

According to a third-party report, as of May 3, 2022, the Hudson Waterfront office submarket had an inventory of approximately 31 million square feet, overall vacancy in the market of approximately 14.2% and average asking rents of $40.83 per square foot. According to a third-party market report, the estimated 2021 population within a one-, three- and five-mile radius of the 70 Hudson Street Property is 67,445, 879,441 and 1,892,770, respectively. The estimated 2021 average household income within the same radii is $205,471, $167,096 and $168,161, respectively.

The following table presents certain information relating to comparable office leases for the 70 Hudson Street Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Lease Date	Lease Term	Structure
70 Hudson Street Jersey City, NJ	431,281(2)	2002 / 2018	Various	$48.33(2)	Various(2)	Various(2)	Modified Gross
Exchange Place Center 10 Exchange Place Jersey City, NJ	5,932 9,920 78,709	1988 / 2019	Nagarro, Inc. Zim America Integrated Shipping Ace	$44.50 $42.50 $43.00	Sep-2022 May-2022 Feb-2021	5.3 Yrs. 10.8 Yrs. 8.9 Yrs.	Modified Gross
Evertrust Plaza 1 Evertrust Plaza Jersey City, NJ	6,989 2,532	1986 / NAP	Celltrion Inc. Staci Flex Made Logistics	$36.00 $36.50	Aug-2022 Aug-2022	5.2 Yrs. 3.2 Yrs.	Modified Gross
Goldman Sachs 30 Hudson Street Jersey City, NJ	111,416 227,852	2004 / NAP	Merck & Company AIG	$46.00 $45.00	Sep-2020 Jun-2020	10.4 Yrs. 15.0 Yrs.	Modified Gross
Harborside Financial Center 3 210 Hudson Street Jersey City, NJ	4,491	1928 / 1986	Flipt	$45.00	Sep-2020	5.3 Yrs.	Modified Gross
Colgate Center 101 Hudson Street Jersey City, NJ	6,694 6,923 10,525 13,588	1992 / NAP	Trend Micro Insight Catastrophe Insurance NJ Institute of Technology DealCloud	$46.00 $45.00 $47.00 $46.00	Jul-2021 Jul-2021 Jul-2020 Jun-2020	5.3 Yrs. 10.8 Yrs. 5.3 Yrs. 3.1 Yrs.	Modified Gross
Newport Tower 525 Washington Boulevard Jersey City, NJ	183,087 4,672 23,204	1992 / NAP	BNP Super Micro Computer Temco Service Industries, Inc.	$39.25 $46.00 $43.00	Jun-2020 May-2020 Nov-2019	20.0 Yrs. 1.5 Yrs. 11.0 Yrs.	Modified Gross
Office Property 15 Exchange Place Jersey City, NJ	5,274 14,073	1920 / 2017	Claro Enterprise Drivewealth Holdings	$38.00 $41.00	Sep-2021 Aug-2021	3.0 Yrs. 7.0 Yrs.	Modified Gross
International Financial Tower 95 Christopher Columbus Drive Jersey City, NJ	310,137	1989 / NAP	Pershing	$37.50	Jul-2021	16.0 Yrs.	Modified Gross
(1)	Source: Appraisal.
(2)	Tenant SF, Rent PSF, Lease Date and Lease Term for the 70 Hudson Street Property is based on underwritten rent from the underwritten rent roll dated September 30, 2022. Rent PSF is inclusive of (i) contractual rent steps on office tenants through December 1, 2023 in the amount of approximately $363,829 and (ii) straight line rent on office tenants in the amount of approximately $579,692.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – 70 Hudson Street

The following table presents certain information relating to comparable office sales for the 70 Hudson Street Property:

Comparable Office Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF
70 Hudson Street Jersey City, NJ	431,281(2)	2002 / 2018	94.1%(2)
Colgate Center 101 Hudson Street Jersey City, NJ	1,347,712	1992 / NAP	74.0%	Oct-2022	$346,000,000	$257
Key West Corporate Center 9713, 9715, 9717 Key West Avenue Rockville, MD	298,300	2002 / NAP	100.0%	Jun-2022	$148,000,000	$496
15 Exchange Place Jersey City, NJ	136,000	1920 / 2017	71.0%	Feb-2022	$48,000,000	$353
Warren Corporate Center 100 and 200 Everest Way Warren, NJ	315,494	1996 / 2020	100.0%	Jun-2021	$150,250,000	$476
Two Washingtonian Center 9737 Washingtonian Boulevard Gaithersburg, MD	274,805	2002 / NAP	100.0%	Sep-2021	$119,000,000	$433
Newport Office Center 545 Washington Boulevard Jersey City, NJ	866,706	2001 / NAP	95.0%	Jan-2020	$372,800,000	$430
179 Lincoln on the Greenway 179 Lincoln Street Boston, MA	221,474	1899 / 2010	85.0%	Jan-2020	$155,650,000	$703
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 30, 2022.

The Borrower. The borrower is 70 Hudson LLC, a Delaware limited liability company. The borrower is structured as a single purpose bankruptcy-remote entity, with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 70 Hudson Street Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 70 Hudson Street Whole Loan. The 70 Hudson Street Whole Loan is recourse to the borrower.

The Borrower Sponsor. The borrower sponsor is Hana Alternative Asset Management Co., Ltd. (“Hana”), which is an investment management firm affiliated with HANA Financial Group, specializing in alternative investments. Hana was founded in 2006 as the first asset management company to specialize in commercial real estate in Korea. As of May 2022, Hana had approximately $7.57 billion USD of assets under management of which 67.3% are investments in real estate.

Property Management. The 70 Hudson Street Property is managed by CBRE, Inc.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $263,338 for real estate taxes, (ii) approximately $313,920 for insurance premiums, (iii) $200,000 for the rent abatement reserve and (iv) approximately $106,422 for the Maman reserve for outstanding approved leasing expense.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $131,669.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to approximately $26,160.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $5,391 for replacement reserves.

Lockbox / Cash Management. The 70 Hudson Street Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below). The borrower is required to cause each tenant at the 70 Hudson Street Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or property manager with respect to the 70 Hudson Street Property to be deposited into such lockbox account within one business day. During the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept daily to a lender-controlled cash management account and disbursed in accordance with the 70 Hudson Street Whole Loan documents, and excess funds on deposit in the cash management account (after payments of required monthly reserve deposits, debt service payment on the 70 Hudson Street Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Significant Tenant Trigger Event (as defined below) has occurred and is continuing (and no other Cash Management Period is then continuing), to a Significant Tenant (as defined below) reserve subaccount, (b) if a Cash Management Period

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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(other than a Cash Management Period solely due to a Significant Tenant Trigger Event) has occurred and is continuing, to an excess cash flow reserve account or (c) if no Cash Management Period has occurred and is continuing, to the borrower.

A “Cash Management Period” means a period commencing upon the occurrence of (i) an event of default under the 70 Hudson Street Whole Loan, (ii) at the end of a calendar quarter, the debt yield on the 70 Hudson Street Whole Loan is less than 6.50%, or (iii) the occurrence of a Significant Tenant Trigger Event; and will end (x) with respect to clause (i) above, if the lender has accepted a cure of such event of default; (y) with respect to clause (ii) above, the debt yield on the 70 Hudson Street Whole Loan is at least equal to 6.75% for two consecutive calendar quarters; and (z) with respect to clause (iii) above, the cure of such Significant Tenant Trigger Event.

A “Significant Tenant Trigger Event” will commence upon the earliest to occur of (i) any Significant Tenant is in default of any monetary or material non-monetary term of its Significant Tenant lease, (ii) any Significant Tenant (a) terminates its lease or (b) notifies the borrower or manager, in writing, that it intends to terminate its Significant Tenant lease, or (iii) any Significant Tenant becomes insolvent or a debtor in any bankruptcy action.

A “Significant Tenant” means TD Ameritrade and thereafter, any acceptable significant replacement tenant.

Subordinate and Mezzanine Debt. The 70 Hudson Street Property also secures the 70 Hudson Street Subordinate Companion Note, which has an outstanding Cut-off Date principal balance of $76,950,000. The 70 Hudson Street Subordinate Companion Note accrues interest at a rate of 3.19200% per annum. The 70 Hudson Street Senior Notes are senior in right of payment to the 70 Hudson Street Subordinate Companion Note. The 70 Hudson Street Whole Loan has a Cut-off Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield of 66.5%, 2.50x and 8.1%, respectively.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,425,000	Title:	Fee
Cut-off Date Principal Balance:	$29,425,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.6%	Net Rentable Area (SF):	163,356
Loan Purpose:	Acquisition	Location:	Henderson, NV
Borrower:	KB Village View, DST	Year Built / Renovated:	2004 / NAP
Borrower Sponsor:	Jeffrey A. Pori	Occupancy:	91.1%
Interest Rate:	5.75000%	Occupancy Date:	8/12/2022
Note Date:	9/8/2022	4th Most Recent NOI (As of)(3):	$2,590,844 (12/31/2019)
Maturity Date:	10/1/2032	3rd Most Recent NOI (As of)(3):	$3,234,713 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$3,493,818 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$3,383,131 (TTM 7/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	90.1%
Amortization Type:	Interest Only	UW Revenues:	$4,523,856
Call Protection:	L(26),D(91),O(3)	UW Expenses:	$982,585
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,541,271
Additional Debt:	No	UW NCF:	$3,343,252
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$54,000,000 / $331
Additional Debt Type:	N/A	Appraisal Date:	8/3/2022

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$180
Taxes:	$36,638	$18,319	N/A	Maturity Date Loan / SF:	$180
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.5%
Replacement Reserves:	$571,750	Springing	$571,750	Maturity Date LTV:	54.5%
TI/LC Reserve:	$3,000,000	Springing	$3,000,000	UW NCF DSCR:	1.95x
Other(2):	$625,730	$0	N/A	UW NOI Debt Yield:	12.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,425,000	50.0%	Purchase Price	$53,500,000	90.8%
Borrower Sponsor Equity(4)	28,531,072	48.4	Upfront Reserves	4,234,117	7.2
Closing Credits(5)	951,568	1.6	Closing Costs	1,173,523	2.0
Total Sources	$58,907,640	100.0%	Total Uses	$58,907,640	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	Other reserves include approximately $257,845 of tenant improvements and leasing commissions paid by the seller at origination, which is being held in escrow at the title company and has been collaterally assigned to the lender.
(3)	The increase from 4th Most Recent NOI to 3rd Most Recent NOI is primarily due to occupancy increasing from 75.9% as of December 2019 to 90.4% as of December 2020. For more information, see the “Operating History and Underwritten Net Cash Flow” table below.
(4)	Borrower Sponsor Equity includes approximately $19 million of preferred equity investments. For more information, see “Preferred Equity” below.
(5)	Closing Credits is comprised of free rent and abatements paid by the seller at origination.

The Loan. The Green Valley Corporate Center South mortgage loan (the “Green Valley Corporate Center South Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $29,425,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 163,356 square foot office property located in Henderson, Nevada (the “Green Valley Corporate Center South Property”). The Green Valley Corporate Center South Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Green Valley Corporate Center South Property is a 163,356 square foot suburban office property comprised of two, three-story buildings and one, two-story building located within the master-planned Green Valley Ranch corridor of Henderson, Nevada. Situated on approximately 12.75 acres, the Green Valley Corporate Center South Property was built in 2004. The three buildings are each multi-tenant with a total of 15 tenants leasing spaces that range in size from 4,713 to 23,945 square feet. The Green Valley Corporate Center South Property has a total of 842 parking spaces (approximately 5.2 parking spaces per 1,000 square feet of NRA), with a small portion of parking being covered carport spaces. The Green Valley Corporate Center South Property was 91.1% leased as of August 12, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Major Tenants.

Orbis Education (23,945 square feet; 14.7% of the NRA; 16.5% of underwritten base rent): Founded in 2003, Orbis Education is a manager of online, hybrid, accelerated degree programs in the healthcare field. Orbis Education is a subsidiary of Grand Canyon Education, Inc. (“GCE”) (NASDAQ: LOPE), a shared services partner serving colleges and universities by designing and supporting campus, hybrid, or online programs at the undergraduate, master and doctoral levels. Orbis Education completed the build-out and took occupancy of its space in September 2022, via a lease that expires June 30, 2033. The lease is guaranteed by GCE. All outstanding rent abatements for Orbis Education, totaling approximately $367,885, were reserved at origination of the Green Valley Corporate Center South Mortgage Loan. The lease contains two, five-year extension options and no early termination options. Excess cash flow is required to be swept into a reserve account nine months prior to Orbis Education’s lease expiration date unless a Lease Renewal Event (as defined below) has occurred (see “Lockbox / Cash Management” below).

Progressive Casualty Insurance Company (18,395 square feet; 11.3% of the NRA; 12.1% of underwritten base rent): Progressive Casualty Insurance Company (“Progressive”) (NYSE: PGR; rated A2/A/A by Moody’s/S&P/Fitch) is a provider of home, automotive and other insurance products and related services. Specifically, Progressive writes personal and commercial automotive insurance, personal residential and commercial property insurance, workers’ compensation insurance, general liability insurance, and other specialty property-casualty insurance throughout the United States. Progressive was founded in 1937 and is headquartered in Mayfield Village, Ohio. Progressive’s lease expires December 31, 2025, contains two, two-year extensions options, and contains the one-time right to terminate the lease on September 30, 2023, with nine months’ notice and payment of a termination fee.

Environmental. According to a Phase I environmental assessment dated July 5, 2022, there was no evidence of any recognized environmental conditions at the Green Valley Corporate Center South Property.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
75.9%	90.4%	80.6%	91.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of August 12, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Orbis Education	NR/NR/NR	23,945	14.7%	$30.60	732,717	16.5%	6/30/2033(4)
Progressive	A2/A/A	18,395	11.3	29.28	538,606	12.1	12/31/2025(5)
Rapid Response Monitoring Services	NR/NR/NR	13,481	8.3	29.66	399,900	9.0	7/31/2029(6)
Amica Mutual Insurance Company	NR/NR/NR	12,451	7.6	28.44	354,106	8.0	9/30/2027(7)
Toyota Financial Savings Bank	A1/A+/A+	12,028	7.4	30.36	365,170	8.2	2/29/2024(8)
Major Tenants		80,300	49.2%	$29.77	2,390,499	53.8%

Other Tenants		68,550	42.0%	$29.94	2,052,380	46.2%

Occupied Collateral Total / Wtd. Avg.		148,850	91.1%	$29.85	4,442,879	100.0%

Vacant Space		14,506	8.9%

Collateral Total		163,356	100.0%

(1)	Based on the underwritten rent roll dated August 12, 2022.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include rent steps of approximately $45,029 through January 2023.
(4)	Orbis Education has two, five-year extension options.
(5)	Progressive has two, two-year extension options and the one-time right to terminate its lease on September 30, 2023, with nine months’ notice and payment of a termination fee equal to unamortized construction and HVAC allowances, unamortized leasing commissions, abated rent, and three months of the then-current base rent.
(6)	Rapid Response Monitoring Services has two, five-year extension options.
(7)	Amica Mutual Insurance Company has one, five-year extension option and the one-time right to terminate its lease on October 1, 2025, with nine months’ notice and payment of a termination fee equal to unamortized brokerage commissions, tenant improvements, and abated rent, and two months of the then-current base rent.
(8)	Toyota Financial Savings Bank has two, three-year extension options.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	14,506	8.9%	NAP	NA	P	14,506	8.9%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%		14,506	8.9%	$0	0.0%
2023	5	33,597	20.6	981,022	22.1		48,103	29.4%	$981,022	22.1%
2024	3	22,490	13.8	696,452	15.7		70,593	43.2%	$1,677,474	37.8%
2025	1	18,395	11.3	538,606	12.1		88,988	54.5%	$2,216,079	49.9%
2026	1	7,370	4.5	223,842	5.0		96,358	59.0%	$2,439,921	54.9%
2027	1	12,451	7.6	354,106	8.0		108,809	66.6%	$2,794,027	62.9%
2028	1	11,032	6.8	326,988	7.4		119,841	73.4%	$3,121,016	70.2%
2029	2	19,570	12.0	589,146	13.3		139,411	85.3%	$3,710,162	83.5%
2030	0	0	0.0	0	0.0		139,411	85.3%	$3,710,162	83.5%
2031	0	0	0.0	0	0.0		139,411	85.3%	$3,710,162	83.5%
2032	0	0	0.0	0	0.0		139,411	85.3%	$3,710,162	83.5%
2033 & Beyond	1	23,945	14.7	732,717	16.5		163,356	100.0%	$4,442,879	100.0%
Total	15	163,356	100.0%	$4,442,879	100.0%
(1)	Based on the underwritten rent roll dated August 12, 2022.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps of approximately $45,029 through January 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$3,264,329	$3,903,190	$4,176,636	$4,102,899	$4,397,850	$26.92	87.6%
Rent Steps(5)	0	0	0	0	45,029	0.28	0.9
Vacant Income	0	0	0	0	435,180	2.66	8.7
Gross Potential Rent	$3,264,329	$3,903,190	$4,176,636	$4,102,899	$4,878,059	$29.86	97.1%
Total Reimbursements	59,204	63,265	153,530	130,336	96,429	0.59	1.9
Parking Income	131,003	164,760	165,617	154,645	42,181	0.26	0.8
Other Income	5,820	3,843	4,243	3,243	4,635	0.03	0.1
Net Rental Income	$3,460,356	$4,135,058	$4,500,026	$4,391,124	$5,021,305	$30.74	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(497,449)	(3.05)	(9.9)
Effective Gross Income	$3,460,356	$4,135,058	$4,500,026	$4,391,124	$4,523,856	$27.69	90.1%
Total Expenses	$869,512	$900,345	$1,006,208	$1,007,992	$982,585	$6.01	21.7%
Net Operating Income	$2,590,844	$3,234,713	$3,493,818	$3,383,131	$3,541,271	$21.68	78.3%
Total TI/LC, Capex/RR(6)	0	0	0	0	198,019	1.21	4.4
Net Cash Flow	$2,590,844	$3,234,713	$3,493,818	$3,383,131	$3,343,252	$20.47	73.9%
(1)	TTM represents the trailing 12 months ending July 31, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase from 2019 Rents in Place to 2020 Rents in Place is primarily due to occupancy increasing from 75.9% as of December 2019 to 90.4% as of December 2020.
(4)	Underwritten Rents in Place includes approximately $367,885 of rent abatements for Orbis Education since the full amount was reserved at loan origination.
(5)	Underwritten Rent Steps include contractual rent increases through January 2023.
(6)	Underwritten Total TI/LC, Capex/RR includes a credit of $357,175 (approximately $2.19 per square foot) associated with the upfront TI/LC and replacement reserve deposits in the aggregate amount of $3,571,750 (approximately $21.86 per square foot).

The Market. The Green Valley Corporate Center South Property is located in Henderson, Clark County, Nevada, within the Las-Vegas-Henderson-Paradise, NV metropolitan statistical area. The Las Vegas central business district is approximately 10 miles to the north and the Las Vegas Strip is approximately nine miles to the northwest. The Green Valley Corporate Center South Property is situated immediately south of the 215 Beltway, which has daily traffic counts of approximately 190,000 vehicles, between Pecos Road/Saint Rose Parkway and Green Valley Parkway. Less than five miles to the east, the 215 Beltway connects with Interstate 515, a six-lane freeway that intersects with Interstate 15 near downtown Las Vegas. The immediate area primarily consists of single family and multifamily residential uses with concentrations of office and retail along the major arterials. Immediately to the east of the Green Valley Corporate Center South Property is a Life Time Fitness, followed by the Green Valley Ranch Resort Spa and Casino, which includes a 55,000 square foot casino, a 500-room hotel and 65,000 square feet of meeting space. Located adjacent to the Green Valley Ranch Resort Spa and Casino is The District at Green Valley Ranch, a metropolitan lifestyle mixed-use center that offers upscale dining and shopping and features over 50 retail shops and restaurants, 88 condominium residences and additional office space above the retail shops, and a three-story office building.

According to the appraisal, as of the second quarter of 2022, the Las Vegas office market had an inventory of approximately 67.8 million square feet, overall vacancy in the market of approximately 10.6% and average asking rent of $28.40 per square foot. As of the second quarter of 2022, the South Las Vegas office submarket had an inventory of approximately 13.5 million square feet, overall vacancy of approximately 10.6% and average asking rent of $29.13 per square foot, with average rents growing by 4.8% over the trailing 12-month period. According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius was 13,928, 163,331 and 314,795, respectively. The estimated 2022 median household income within a one-, three- and five-mile radius was $97,080, $86,886 and $83,137, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to comparable office leases for the Green Valley Corporate Center South Property:

Comparable Office Leases(1)
Property Name/Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
Green Valley Corporate Center South Henderson, NV	2004	163,356(2)	Various	Various	$29.85(2)	Various	Various	Various
Pebble Place Las Vegas, NV	2007	25,939	John Benedict	3,221	$24.54	Apr-22	3.0	Modified Gross
Pebble Place Las Vegas, NV	2007	25,939	Largo Concrete	5,622	$25.80	Sep-22	5.2	Modified Gross
Centra Point at The Curve Las Vegas, NV	2005	384,766	Coffey & Rader CPA’s, LLC	2,105	$32.40	Sep-22	8.0	Modified Gross
Lapour Corporate Center Las Vegas, NV	2008	67,415	KGA Architects	14,110	$33.36	Jun-22	7.4	Modified Gross
The Atrium at Henderson Henderson, NV	2008	81,114	Listing	6,022	$31.20	Aug-22	5.0	Modified Gross
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 12, 2022, with rent steps of approximately $45,029 through January 2023.

The Borrower. The borrower is KB Village View, DST, a Delaware statutory trust with a Delaware trustee and two independent trustees that satisfy the requirements of an independent director. The borrower master leased the Green Valley Corporate Center South Property to a master tenant affiliated with the guarantor. The master tenant is structured as a special purpose entity with two independent directors. The master tenant’s interest in all tenant rents was assigned directly to the lender. The master tenant is a party to the deed of trust and cash management agreement. The master lease is subordinate to the Green Valley Corporate Center South Mortgage Loan and, upon an event of default under the Green Valley Corporate Center South Mortgage Loan documents, the lender has the right to cause the termination of the master lease. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Green Valley Corporate Center South Mortgage Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor and nonrecourse carve-out guarantor of the Green Valley Corporate Center South Mortgage Loan is Jeffrey A. Pori, the chief executive officer of Kingsbarn Realty Capital (“Kingsbarn”). Kingsbarn is a private equity firm based in Las Vegas, Nevada that provides direct and indirect structured real estate investments to high net worth individuals, family trusts, foundations and institutional investors through private placements including DST syndications. Kingsbarn’s portfolio of 95 office, medical, and retail properties spans across the United States with the largest holdings located in the Los Angeles metro area and Sacramento, California. With the acquisition of 26 properties totaling approximately $680 million in 2021, Kingsbarn surpassed $1 billion in total assets under management. For information regarding bankruptcy and foreclosure actions related to the borrower sponsor and nonrecourse carve-out guarantor, see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”, and for information regarding litigation actions, see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Litigation and Other Considerations” in the Preliminary Prospectus.

Property Management. The Green Valley Corporate Center South Property is managed by KB Property Advisors, LLC, which is an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $3,000,000 for tenant improvements and leasing commissions, $571,750 for replacement reserves, approximately $367,885 for free rent related to the tenant Orbis Education, and approximately $36,638 for real estate taxes. Additionally, the seller deposited into escrow with the title company approximately $257,845 for tenant improvements and leasing commissions and the escrow has been collaterally assigned to the lender.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $18,319.

Insurance Escrows – The borrower is required to make monthly payments of 1/12th of the premiums payable during the next 12 months upon (i) an event of default, (ii) failure by the borrower to provide evidence to the lender that the Green Valley Corporate Center South Property is insured under a blanket policy, or (iii) any cancellation, termination or lapse of insurance coverage.

Replacement Reserve – On the next ensuing payment date after the balance of the replacement reserve falls below $100,000 and on each payment date thereafter until the balance of the replacement reserve is at least $571,750 (the “Replacement Reserve Cap”), the borrower will be required to escrow monthly the amount of $4,765 for replacement reserves (equal to approximately $0.35 per square foot annually). Following the balance of the replacement reserve reaching the Replacement Reserve Cap, monthly reserve payments will not resume until the balance of the replacement reserve again falls below $100,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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TI/LC Reserve – On the next ensuing payment date after the balance of the TI/LC reserve falls below $2,200,000 and on each payment date thereafter until the balance of the replacement reserve is at least $3,000,000 (the “TI/LC Reserve Cap”), the borrower will be required to escrow monthly the amount of $23,823 for TI/LC reserves (equal to approximately $1.75 per square foot annually). Following the balance of the TI/LC reserve reaching the TI/LC Reserve Cap, monthly reserve payments will not resume until the balance of the TI/LC reserve again falls below $2,200,000.

Lockbox / Cash Management. The Green Valley Corporate Center South Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to, or is required to cause the property manager or master tenant to, direct each tenant of the Green Valley Corporate Center South Property to deposit funds directly into the clearing account controlled by the lender. Notwithstanding the foregoing, the borrower, property manager, or master tenant are required to deposit all revenues otherwise received into the clearing account within one business day of receipt. Provided no Cash Sweep Period (as defined below) is in effect, all funds in the clearing account will be transferred on each business day to an account controlled by the borrower. Upon the occurrence and during the continuance of a Cash Sweep Period, all sums on deposit in the clearing account are required to be transferred on each business day to a cash management account controlled by the lender and are required to be applied and disbursed in accordance with the Green Valley Corporate Center South Mortgage Loan documents. During the continuance of a Cash Sweep Period, any excess cash is required to be held by the lender as additional security for the Green Valley Corporate Center South Mortgage Loan.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default under the Green Valley Corporate Center South Mortgage Loan documents and will continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of the borrower, principal (which is the signatory trustee while the borrower is a Delaware statutory trust), master tenant, or guarantor (in no event will a Cash Sweep Period due to a bankruptcy action of the borrower, principal, master tenant, or guarantor be cured); (iii) the occurrence of any bankruptcy action of the property manager, and will continue until the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action; (iv) the date on which the amortizing debt service coverage ratio as calculated in accordance with the Green Valley Corporate Center South Mortgage Loan documents based on the trailing three-month period is less than 1.25x and will continue until the amortizing debt service coverage ratio based on the trailing three-month period is at least 1.30x for two consecutive fiscal quarters; or (v) the occurrence of a Major Tenant Cash Sweep Period (as defined below) and will continue until cured.

A “Major Tenant Cash Sweep Period” will commence upon the occurrence of any of the following: (i) any bankruptcy action of Orbis Education or any subsequent tenant under a replacement lease (each, a “Major Tenant”); (ii) the continuation of any default by a Major Tenant under its lease beyond any applicable notice and cure period; (iii) the date on which any Major Tenant gives actual or constructive notice that it intends to discontinue its business at its premises; (iv) the date any Major Tenant lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date; (v) the date (a) nine months prior to the expiration date of the Orbis Education lease and (b) for any applicable replacement tenant, the earlier of (1) the date by which such replacement tenant is required to exercise any remaining extension options under the applicable replacement lease and (2) the date six months prior to the expiration of the applicable replacement tenant lease; or (vi) the date a Major Tenant has vacated, abandoned, ceased ordinary business operations or gone dark for a period of time exceeding three months. A Major Tenant Cash Sweep Period will end upon the following: (A) a Lease Replacement Event (as defined below); (B) with respect to clause (i) above, the date that the applicable Major Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Major Tenant lease pursuant to final non-appealable order of a court of competent jurisdiction; (C) with respect to clause (ii) above, the borrower providing the lender with evidence that such default has been cured and no other default under the applicable Major Tenant lease exists; (D) with respect to clause (iii) above, the applicable Major Tenant has rescinded its notice, resumed and maintained operations for not less than 30 days, and provided to the lender an acceptable tenant estoppel; (E) with respect to clause (v) above, the applicable Major Tenant has renewed its lease on terms reasonably satisfactory to the lender (but not for a term of less than five years or for rent below the then market rental rate) and borrower has delivered to the lender all other requirements under the Green Valley Corporate Center South Mortgage Loan documents (a “Lease Renewal Event”); or (F) with respect to clause (vi) above, the applicable Major Tenant has resumed ordinary business operations at all of the entire Major Tenant premises and has delivered to the lender an acceptable tenant estoppel.

A “Lease Replacement Event” means, with respect to any Major Tenant lease, the date on which (x) the borrower or master tenant has (A) entered into a replacement lease for the entire Major Tenant premises with a satisfactory replacement tenant and on terms acceptable to the lender, (B) delivered to the lender all requirements under the Green Valley Corporate Center South Mortgage Loan documents, and (C) paid all leasing brokerage commissions and tenant improvement costs in connection with the applicable replacement lease and (y) the replacement tenant has taken possession of and is occupying the entire applicable Major Tenant premises, is in occupancy, is open for business and either (1) is paying unabated base rent, (2) is in a free rent or rent concession period not exceeding three months and is paying all additional rent and other changes, or (3) in the event a replacement lease provides for a period of free rent or rent concession exceeding three months, the borrower has deposited a letter of credit with the lender in an amount equal to the abated rent.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Preferred Equity. A preferred equity investor made an initial $19,000,000 capital contribution and holds a preferred equity interest in the sole member of the signatory trustee, master tenant and DST depositor. The preferred equity investor is entitled to a preferred rate of return on its investment in an amount equal to 12% per annum. The preferred return is payable from excess cash flow after the payment of debt service, operating expenses and other reserves approved by the preferred equity holder. In the event of a default under the limited liability company agreement of the sole member, including if the preferred equity investor has not received the required return by March 7, 2023, or such other date as required under the limited liability company agreement of the sole member, then the preferred equity investor will have the right to (i) force the sale of the Green Valley Corporate Center South Property and (ii) remove the managing member, provided, however, that the preferred equity investor may not force a sale of the Green Valley Corporate Center South Property prior to the lockout period in the applicable Green Valley Corporate Center South Mortgage Loan documents. The limited liability company agreement of the sole member provides that the preferred equity investment will be fully redeemed from proceeds of the sale of beneficial interests in the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – 50 Dey Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – 50 Dey Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – 50 Dey Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,400,000	Title:	Fee
Cut-off Date Principal Balance:	$27,400,000	Property Type - Subtype:	Industrial – Flex
% of IPB:	3.4%	Net Rentable Area (SF):	363,500
Loan Purpose:	Refinance	Location:	Jersey City, NJ
Borrower:	Mana Art Center, LLC	Year Built / Renovated(2):	1929 / NAP
Borrower Sponsor:	Moishe Mana	Occupancy:	100.0%
Interest Rate:	5.79000%	Occupancy Date:	10/28/2022
Note Date:	10/28/2022	4th Most Recent NOI (As of)(3):	$1,074,144 (12/31/2019)
Maturity Date:	11/6/2027	3rd Most Recent NOI (As of)(3):	$398,289 (12/31/2020)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$1,064,825 (12/31/2021)
Original Term:	60 months	Most Recent NOI (As of)(3):	$710,086 (TTM 8/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$5,797,257
Call Protection:	L(25),D(29),O(6)	UW Expenses:	$1,740,376
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$4,056,881
Additional Debt:	No	UW NCF:	$3,856,956
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$75,500,000 / $208
Additional Debt Type:	N/A	Appraisal Date:	9/28/2022

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$75
Taxes:	$24,713	$12,357	N/A	Maturity Date Loan / SF:	$75
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	36.3%
Replacement Reserves:	$0	$4,544	N/A	Maturity Date LTV:	36.3%
TI / LC:	$0	$0	N/A	UW NCF DSCR:	2.40x
Other Reserve(2):	$3,181,086	$0	N/A	UW NOI Debt Yield:	14.8%s

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,400,000	100.0%	Loan Payoff	$11,363,495	41.5%
			Return of Equity	9,974,642	36.4
			Upfront Reserves(2)	3,205,799	11.7
			Closing Costs(4)	2,856,064	10.4
Total Sources	$27,400,000	100.0%	Total Uses	$27,400,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	The borrower sponsor intends to renovate the 50 Dey Street Property (as defined below) for an estimated cost of $29.2 million to attract and accommodate future sub-tenants. The renovation will include replacement of the elevators, upgrades to the 50 Dey Street Property’s HVAC systems, increasing the power capacity on floors four through seven, upgrading the fire suppression system, adding redundant power, replacing the windows, refreshing the façade, replacing the roof and interior finishes on floors four through seven (the “Renovation Project”). The borrower sponsor provided a satisfactory completion guaranty for the Renovation Project. Additionally, the lender reserved $4,500,000 from the 50 Dey Street Mortgage Loan (as defined below) proceeds ($2,000,000 cash / $2,500,000 letter of credit), which is not available for disbursement to the borrower until the lender is in receipt of satisfactory evidence that the 50 Dey Street Property renovation has been substantially completed (the “Renovation Reserve”).
(3)	Historical NOI is lower than underwritten NOI primarily due to: (i) prior rent was based on an affiliate lease signed in 2012 that was below market, (ii) the prior chief financial officer did not properly report tenant reimbursements and (iii) prior financial statements included one-time capital and one-time expenditures. Additionally, in conjunction with the origination of the 50 Dey Street Mortgage Loan, an affiliate of the borrower sponsor entered into a new 15-year lease reflecting a $4,362,000 ($12 per square foot) triple-net rent, which lease is fully guaranteed by the borrower sponsor. Additionally, as further described below, the 50 Dey Street Mortgage Loan is fully recourse to the borrower sponsor and the 50 Dey Street Mortgage Loan is not assumable.
(4)	Closing Costs include a $2,400,000 interest rate buydown.

The Loan. The 50 Dey Street mortgage loan has an outstanding principal balance as of the Cut-off Date of $27,400,000 (the “50 Dey Street Mortgage Loan”) and is secured by a first mortgage lien on the borrower’s fee interest in a 363,500 square foot industrial property located in Jersey City, New Jersey (the “50 Dey Street Property”). The 50 Dey Street Mortgage Loan has a five-year interest-only term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Property. The 50 Dey Street Property is a 363,500 square foot industrial property located in Jersey City, New Jersey. The 50 Dey Street Property is 100% leased by the borrower to 215 Coles ML, LLC (“Mana Holding Company” or the “Primary Tenant”), an entity that is 100% owned by the borrower sponsor, pursuant to a primary lease for the entire 50 Dey Street Property (the “Primary Lease”). The Primary Lease has a 15-year term and is personally guaranteed by the borrower sponsor for the full term of the Primary Lease. The annual rent for the Primary Lease is $4,362,000 ($12.00 per square foot) triple-net, which is in-line with the appraiser’s market rent conclusion for the 50 Dey Street Property of $12.00 per square foot triple-net.

The Primary Tenant’s main business within the 50 Dey Street Property involves offering art storage services to its clients. The spaces on the first three levels are climate-controlled self-storage space and are nearly 100% leased and occupied by clients who store valuable art in their designated storage spaces. The borrower sponsor intends to expand business operations to additional space at the 50 Dey Street Property following the completion of the Renovation Project.

The borrower sponsor has plans to renovate the 50 Dey Street Property for approximately $29.2 million (approximately $80 per square foot) to attract and accommodate future sub-tenants of the Primary Tenant. The Renovation Project will include replacement of the elevators, upgrades to the 50 Dey Street Property’s HVAC systems, increasing the power capacity on floors four through seven, upgrading the fire suppression system, adding redundant power, replacing the windows, refreshing the façade, replacing the roof and interior finishes on floors four through seven. Part of the anticipated renovated space is intended to be expanded as more climate-controlled space to be used for art storage, and some of it is intended to be utilized by film production companies. The budgeted approximately $2.3 million elevator renovation portion of the project has already commenced. The lender reserved a $4,500,000 renovation reserve, which is not available for disbursement to the borrower until the lender is in receipt of satisfactory evidence that the 50 Dey Street Property renovation has been substantially completed. Additionally, the borrower sponsor provided a satisfactory completion guaranty for the Renovation Project.

As part of the Renovation Project, the borrower sponsor intends to build out spaces at the 50 Dey Street Property suitable for film production studios due to the high level of demand for this type of space in New Jersey. This demand can be partially attributed to the financial incentives provided within the New Jersey Film Tax Credit Program (the “NJ Film Tax Credit Program” or the “Program”). This Program provides a tax credit of 35% of qualified film production expenses incurred after July 1, 2018 against the corporation business tax and the gross income tax for certain expenses incurred for the pre-production, production, and post-production of certain films in New Jersey. The film tax credit may be reduced to 30% for qualified film production expenses incurred for services performed and tangible personal property purchased for use at a sound stage or other location that is located within the 30-mile radius of Columbus Circle in New York, New York. The 35% would be applied to all qualified wages and salary expenses statewide, including qualified payments to loan outs. To qualify on any individual project, a production company must incur at least 60% of total film production expenses in-state (exclusive of postproduction costs) or incur more than $1 million in qualified production expenses for the applicant entity’s tax year. The 50 Dey Street Property is located within the 30-mile radius of Columbus Circle in New York, New York so any potential film production at the 50 Dey Street Property could qualify for the 30% tax credit under the Program. The Program was extended through 2034 in 2022 by NJ Governor Phil Murphy.

Sole Tenant. 215 Coles ML, LLC (363,500 square feet; 100.0% of NRA; 100.0% of underwritten base rent). The Primary Tenant’s affiliates, Moishe’s Self Storage and Mana Fine Arts, utilize the 50 Dey Street Property space, offering art storage services to its clients. The spaces on the first three levels are climate-controlled. 215 Coles ML, LLC has no lease renewal options and no termination options under its lease. The Primary Lease is guaranteed by the borrower sponsor.

Environmental. According to the Phase I environmental assessment dated October 4, 2022, one recognized environmental condition (“REC”) was identified at the 50 Dey Street Property. The related ESA identified soil and groundwater contamination in connection with the prior industrial use of the 50 Dey Street Property. The environmental engineer reported that the soil contamination has largely been remediated and remains under an engineered cap and a soil remedial action permit in place. The environmental engineer reported that the contaminated groundwater plume remains active, but that the contamination is being addressed by the borrower pursuant to a groundwater remedial action permit. The environmental engineer recommends that the borrower continues to adhere to the requirements established by the local regulatory agency and the related remedial action permits with respect to the REC. The environmental consultant provided an opinion of probable cost, dated October 18, 2022, which estimates a worst-case scenario cost of $200,000 representing five biannual monitoring events. An escrow of $250,000 was established at closing to reimburse the borrower up to $50,000 per any biannual period. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of October 28, 2022.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
215 Coles ML, LLC(2)	NR / NR / NR	363,500	100.0%	$12.00	$4,362,000	100.0%	10/27/2037

Occupied Collateral Total / Wtd. Avg.		363,500	100.0%	$12.00	$4,362,000	100.0%

Vacant Space		0	0.0%

Collateral Total		363,500	100.0%

(1)	Based on the underwritten rent roll dated October 28, 2022.
(2)	215 Coles Street ML, LLC is an affiliate of the borrower sponsor. 215 Coles Street ML, LLC has no lease renewal options and no termination options under the Primary Lease. The 215 Coles Street ML, LLC lease is guaranteed by the borrower sponsor.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033 & Beyond	1	363,500	100.0	$4,362,000	100.0		363,500	100.0%	$4,362,000	100.0%
Total	1	363,500	100.0%	$4,362,000	100.0%
(1)	Based on the underwritten rent roll dated October 28, 2022.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Operating History and Underwritten Net Cash Flow
	2019(1)	2020(1)	2021(1)	TTM(1)(2)	Underwritten(3)	Per Square Foot	%(4)
Rents in Place	$2,108,609	$2,114,509	$2,118,413	$2,114,509	$4,362,000	$12.00	71.5%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$2,108,609	$2,114,509	$2,118,413	$2,114,509	$4,362,000	$12.00	71.5%
Total Reimbursements	112,168	113,232	113,232	113,232	1,740,376	4.79	28.5
Net Rental Income	$2,220,777	$2,227,741	$2,231,645	$2,227,741	$6,102,376	$16.79	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(305,119)	(0.84)	(5.0)
Effective Gross Income	$2,220,777	$2,227,741	$2,231,645	$2,227,741	$5,797,257	$15.95	95.0%

Total Expenses	$1,146,633	$1,829,452	$1,166,820	$1,517,655	$1,740,376	$4.79	30.0%

Net Operating Income	$1,074,144	$398,289	$1,064,825	$710,086	$4,056,881	$11.16	70.0%

Total TI/LC, Capex/RR	0	0	0	0	199,925	0.55	3.4

Net Cash Flow	$1,074,144	$398,289	$1,064,825	$710,086	$3,856,956	$10.61	66.5%
(1)	Historical Net Operating Income is lower than Underwritten Net Operating Income primarily due to: (i) prior rent was based on an affiliate lease signed in 2012 that was below market, (ii) the prior chief financial officer did not properly report tenant reimbursements, (iii) prior financial statements included one-time capital and one-time expenditures and (iv) in conjunction with the origination of the 50 Dey Street Mortgage Loan, an affiliate of the borrower sponsor entered into a new 15-year lease reflecting a $4,362,000 ($12 per square foot) triple-net rent, which lease is fully guaranteed by the borrower sponsor.
(2)	TTM represents the trailing 12-month period ending August 31, 2022.
(3)	Based on the underwritten rent roll dated October 28, 2022.
(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The 50 Dey Street Property is located in Jersey City, Hudson County, New Jersey, and has access to the rest of New Jersey via U.S. Route 1 and U.S. Route 9. The 50 Dey Street Property is an approximately three-mile drive to lower Manhattan in New York City via the Holland Tunnel. The 50 Dey Street Property is also a 10-minute walk to Journal Square and to the Journal Square Path Train Station, which provides public transit between Jersey City and Manhattan. As of the second quarter of 2022, the New York industrial market contains 846,376,457 square feet, a vacancy rate of approximately 3.5% and asking rent of $17.32 per square foot. The 50 Dey Street Property is located within the Hudson Waterfront industrial submarket. As of the second quarter of 2022, the Waterfront Hudson industrial submarket contains 36,787,074 square feet, a vacancy rate of approximately 2.8% and asking rent of $15.56 per square foot. The appraisal determined market rent of $12.00 per square foot. The estimated 2022 population within the zip code of the 50 Dey Street Property is 56,463 while the estimated 2022 population within Hudson County is 705,044. The estimated 2022 median household income within Hudson County is $87,418.

The following table presents industrial rental data with respect to comparable leases with respect to the 50 Dey Street Property as identified in the appraisal:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Commencement	Lease Term (Years)
50 Dey Street Jersey City, NJ	1929 / N/A	100.0%	363,500	215 Coles ML, LLC	363,500	$12.00	Oct-22	15
1165 Cranbury South River Road South Brunswick Township, NJ	1995 / N/A	100.0%	274,365	GigaCloud Technology	248,611	$12.95	Jul-22	10
703 Bartley-Chester Road Mount Olive, NJ	1995 / N/A	100.0%	1,427,979	List Logistics	844,373	$9.50	May-22	5
400 Pierce Street Franklin Township, NJ	1986 / N/A	100.0%	157,244	FNS Inc.	157,244	$12.00	Mar-22	5
1050 Amboy Avenue Perth Amboy, NJ	2005 / N/A	100.0%	203,300	JD Logistics	203,300	$11.75	Apr-21	10
(1)	Source: Appraisal, except for 50 Dey Street Property, which information is based on the underwritten rent roll dated October 28, 2022.

The Borrower. The borrower is Mana Art Center, LLC, a Delaware limited liability company and special purpose entity with one independent director. Moishe Mana is the guarantor of certain nonrecourse carve-outs under the 50 Dey Street Mortgage Loan. A non-consolidation opinion was provided in connection with the origination of the 50 Dey Street Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Moishe Mana. Moishe Mana is an entrepreneur and real estate investor. Mr. Mana founded his first business in the early 1980s, Moishe’s Moving Systems, a moving company in the tristate area. Moishe Mana then founded GRM, a document and digital storage company, in 1987. Moishe Mana’s real estate investments include large industrial facilities across the country, such as the 50 Dey Street Property, real estate in the Meatpacking District in New York City and large assemblages

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
120

Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 10 – 50 Dey Street

of property in the Wynwood and Flagler districts of Miami, Florida. As of September 2022, Mr. Mana’s real estate portfolio consists of 120 properties totaling approximately 8.7 million square feet.

In addition to liability for the standard non-recourse carve-outs, the borrower and the borrower sponsor have personal liability for the repayment of the entire 50 Dey Street Mortgage Loan to the extent of any deficiency. Additionally, the 50 Dey Street Mortgage Loan is not assumable.

Property Management. The 50 Dey Street Property is managed by M Management Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $24,713 for real estate taxes, (ii) $4,500,000 for future renovation work ($2,000,000 cash / $2,500,000 letter of credit), (iii) $931,086 for deferred maintenance and (iv) $250,000 for an environmental reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $12,357.

Insurance Escrows – So long as no 50 Dey Street Sweep Event Period (as defined below) is occurring, insurance escrows are waived provided, among other conditions, the 50 Dey Street Property is covered by an acceptable blanket policy (which is currently maintained).

Replacement Reserves – On a monthly basis, the borrower is required to escrow $4,544 for replacement reserves (approximately $0.15 per square foot annually).

Lockbox / Cash Management. The 50 Dey Street Mortgage Loan is structured with a hard lockbox and springing cash management. The 50 Dey Street Mortgage Loan requires that the borrower deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a 50 Dey Street Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 50 Dey Street Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 50 Dey Street Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 50 Dey Street Mortgage Loan. To the extent that no 50 Dey Street Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “50 Dey Street Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the 50 Dey Street Mortgage Loan documents; (ii) the date on which the debt service coverage ratio is less than 1.20x based on the trailing 12 months; (iii) the occurrence of a Major Tenant Event Period (as defined below) or (iv) the Renovation Project is not completed by November 6, 2024.

A 50 Dey Street Sweep Event Period will end: with regard to clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; with regard to clause (ii) above, upon the debt service coverage ratio based on the trailing 12-month period being at least 1.30x for two consecutive calendar quarters; with regard to clause (iii) above, the Major Tenant Event Period is cured, as further described below; and with regard to clause (iv) above, the lender’s receipt of satisfactory evidence of the completion of the Renovation Project.

A “Major Tenant Event Period” commences if 215 Coles ML, LLC or a replacement tenant (each a “Major Tenant”) (i) defaults under its lease, (ii) gives notice to terminate or terminates its leased space at the 50 Dey Street Property, (iii) becomes a debtor in any bankruptcy or other insolvency proceeding, (iv) goes dark or otherwise ceases operations in more than 70% of the NRA at the 50 Dey Street Property or (v) is not in physical occupancy of at least 30% of its space.

Such Major Tenant Event Period will terminate: with regard to clause (i), upon the Major Tenant curing such default, with regard to clause (iii), the lease for the Major Tenant is assumed or affirmed in such proceeding and the Major Tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing, with regard to clause (iv), the Major Tenant, affiliates of the Major Tenant, the borrower or the borrower sponsor have resumed its normal business operations and is open during customary hours with respect to at least 30% of the related Major Tenant space pursuant to such lease or leases for a period of one calendar quarter (provided with respect to the release of excess cash flow funds to the borrower, such period will be two consecutive calendar quarters, that is, the lender will no longer collect and retain remaining receipts following one calendar quarter, but the lender will not be required to disburse excess cash flow funds to the borrower until the passage of two consecutive calendar quarters of satisfactory physical occupancy) and with respect to clause (v), the Major Tenant, affiliates of the Major Tenant, the borrower or the borrower sponsor have resumed physical occupancy for at least 30% of the related Major Tenant space pursuant to such lease or leases for a period of one calendar quarter (provided with respect to the release of excess cash flow funds to the borrower, such period will be two consecutive calendar quarters, that is, the lender will no longer collect and retain remaining receipts following one calendar quarter, but the lender will not be required to disburse excess cash flow funds to the borrower until the passage of two consecutive calendar quarters of satisfactory physical occupancy). A Major Tenant Event Period under clause (ii) may not be cured.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
121

Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 10 – 50 Dey Street

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
122

Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 11 – Vancouver Pointe

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,400,000	Title:	Fee
Cut-off Date Principal Balance:	$26,400,000	Property Type - Subtype:	Multifamily – Independent Living
% of Pool by IPB:	3.3%	Net Rentable Area (Units):	128
Loan Purpose:	Acquisition	Location:	Vancouver, WA
Borrower:	LSC-Vancouver WA, DST	Year Built / Renovated:	2006 / 2015
Borrower Sponsors:	Pietro V. Scola and Joseph L. Fox	Occupancy:	98.4%
Interest Rate:	6.59000%	Occupancy Date:	9/6/2022
Note Date:	9/30/2022	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	10/6/2032	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,278,562 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$2,651,935 (TTM 8/31/2022)
Original Amortization:	None	UW Economic Occupancy:	90.5%
Amortization Type:	Interest Only	UW Revenues:	$6,029,684
Call Protection:	L(26),D(90),O(4)	UW Expenses:	$3,261,486
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$2,768,198
Additional Debt:	No	UW NCF:	$2,729,798
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$51,000,000 / $398,438
Additional Debt Type:	N/A	Appraisal Date:	9/8/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$206,250
Taxes:	$16,520	$16,520	N/A	Maturity Date Loan / Unit:	$206,250
Insurance:	$72,315	$10,677	N/A	Cut-off Date LTV:	51.8%
Replacement Reserves(2):	$384,000	Springing	$384,000	Maturity Date LTV:	51.8%
				UW NCF DSCR:	1.55x
				UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,400,000	53.6%	Purchase Price	$48,000,000	97.5%
Borrower Equity	22,844,380	46.4	Closing Costs	771,545	1.6
			Upfront Reserves	472,835	1.0
Total Sources	$49,244,380	100.0%	Total Uses	$49,244,380	100.0%
(1)	Historical NOI figures before 12/31/2021 were not provided by the seller to the borrower which acquired the Vancouver Pointe Property (as defined below) in August 2022.
(2)	Monthly Replacement Reserves of approximately $3,200 ($300 per unit annually) are required anytime the aggregate amount in the replacement reserves account falls below $100,000 until the amount in the replacement reserve account is greater than or equal to $384,000.

The Loan. The Vancouver Pointe mortgage loan (the “Vancouver Pointe Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $26,400,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 128-unit multifamily property located in Vancouver, Washington (the “Vancouver Pointe Property”). The Vancouver Pointe Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Vancouver Pointe Property is a 128-unit, independent living community located on approximately 5.8 acres in Vancouver, Washington. Completed in 2006, the Vancouver Pointe Property has seven studio units, 50 one-bedroom units, 45 two-bedroom units and 26 two-bedroom cottage units located across one three-story main building and 13 one-story duplex cottage buildings. There are a total of 184 parking spaces at the Vancouver Pointe Property. The Vancouver Pointe Property amenities include a beauty salon and barbershop, community rooms, a movie theater, a fitness center, a bistro, a library, courtyard and outdoor patio and private guest suites for friends and family visits. While the Vancouver Pointe Property offers a variety of community amenities and dining services that are in line with other independent living properties, no additional care or ancillary services are provided. As of September 6, 2022, the Vancouver Pointe Property was 98.4% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
123

Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 11 – Vancouver Pointe

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
Studio	7	5.5%	6	85.7%	486	$3,013	$6.19
One Bedroom	50	39.1%	50	100.0%	748	$3,812	$5.10
Two Bedroom	45	35.2%	44	97.8%	940	$4,320	$4.60
Two Bedroom Cottage	26	20.3%	26	100.0%	1,513	$5,208	$3.44
Total/Wtd. Avg.	128	100.0%	126	98.4%	956	$4,240	$4.63
(1)	Based on the underwritten rent roll dated September 6, 2022.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.

Historical and Current Occupancy
2019(1)	2020(1)(2)	2021(1)(2)	Current(3)
96.7%	88.3%	92.8%	98.4%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	The Vancouver Pointe Property experienced a slight decline in occupancy during the COVID-19 pandemic due to local restrictions and residents and staff being impacted. The lowest occupancy was in March 2021 at 85.2%.
(3)	Current occupancy is as of September 6, 2022.

The Market. The Vancouver Pointe Property is located in Vancouver, Washington, approximately 18 miles northwest of Portland, Oregon within the Portland-Vancouver-Hillsboro, OR-WA metropolitan statistical area (“MSA”). This MSA has experienced steady population growth since 2020 with an annual increase of 7.5%. Additionally, the median income in the Portland-Vancouver-Hillsboro, OR-WA MSA is expected to increase by 20.4% over the next five years according to the appraisal. The Vancouver Pointe Property is approximately 3.5 miles northeast of downtown Vancouver and has access to the city through NE Anderson Road and NE 66th Avenue. The Vancouver Pointe Property is located in close proximity to numerous retail centers, most notably Vancouver Mall (approximately 1.3 miles from the Vancouver Pointe Property) as well as health care centers including PeaceHealth Southwest Medical Center, which specializes in senior patient care (3.3 miles from the Vancouver Pointe Property).

As of the first quarter of 2022, there were 58 independent living properties encompassing 10,614 units in the Portland metro area with a stabilized occupancy rate of 87.2%. There are seven additional properties featuring 1,069 units under construction. According to the appraisal, the estimated 2022 population within a two-, four- and six-mile radius of the Vancouver Pointe Property was approximately 60,896, 213,588 and 342,340, respectively, and the estimated 2022 average household income within the same radii was approximately $86,912, $93,600 and $103,098, respectively.

Operating History and Underwritten Net Cash Flow
	2021	TTM(1)	Underwritten	Per Unit	%(2)
Rents In-Place	$5,474,187	$5,995,245	$6,410,160	$50,079	96.2%
Vacant Rent	0	0	96,180	751	1.4
Other Income(3)	89,440	138,110	156,294	1,221	2.3
Gross Potential Rent	$5,563,626	$6,133,355	$6,662,634	$52,052	100.0%
Total Reimbursements	0	0	0	0	0.0
Net Rental Income	$5,563,626	$6,133,355	$6,662,634	$52,052	100.0%
(Vacancy/Credit Loss)(4)	(162,166)	(173,101)	(632,950)	(4,945)	(9.5)
Effective Gross Income	$5,401,461	$5,960,254	$6,029,684	$47,107	90.5%

Total Expenses	$3,122,898	$3,308,319	$3,261,486	$25,480	54.1%

Net Operating Income	$2,278,562	$2,651,935	$2,768,198	$21,627	45.9%

Total TI/LC, Capex/RR	0	0	38,400	300	0.6

Net Cash Flow	$2,278,562	$2,651,935	$2,729,798	$21,327	45.3%
(1)	TTM column represents the trailing 12 months ending August 2022.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.
(3)	Other Income is comprised of senior service income and other miscellaneous income.
(4)	Underwritten (Vacancy/Credit Loss) includes $166,566 of Underwritten rent concessions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
124

Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 12 – Hamilton Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Retail – Various
% of IPB:	3.1%	Net Rentable Area (SF):	473,274
Loan Purpose:	Refinance	Location:	Chattanooga, TN
Borrowers:	Hamilton Corner CMBS II, LLC,	Year Built / Renovated:	Various / Various
	Hamilton Crossing CMBS II, LLC,	Occupancy(3):	93.9%
	The Shoppes at Hamilton Place	Occupancy Date:	5/1/2022
	CMBS, LLC and Terrace CMBS,	4th Most Recent NOI (As of):	$7,702,435 (12/31/2019)
	LLC	3rd Most Recent NOI (As of):	$7,092,575 (12/31/2020)
Borrower Sponsor:	CBL & Associates Limited	2nd Most Recent NOI (As of):	$7,210,143 (12/31/2021)
	Partnership	Most Recent NOI (As of):	$7,403,415 (TTM 3/31/2022)
Interest Rate:	5.85000%	UW Economic Occupancy:	94.4%
Note Date:	5/19/2022	UW Revenues:	$10,226,648
Maturity Date:	6/6/2032	UW Expenses:	$2,781,135
Interest-only Period:	36 months	UW NOI:	$7,445,513
Original Term:	120 months	UW NCF:	$6,908,565
Original Amortization Term:	360 months	Appraised Value / Per SF:	$109,000,000 / $230
Amortization Type:	Interest Only, Amortizing Balloon	Appraisal Date:	4/10/2022
Call Protection(2):	L(30),YM1(86),O(4)
Lockbox / Cash Management:	Hard / Springing
Additional Debt(1):	Yes
Additional Debt Balance(1):	$40,000,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$137
Taxes:	$628,712	$125,742	N/A	Maturity Date Loan / SF:	$123
Insurance:	$0	Springing(4)	N/A	Cut-off Date LTV:	59.6%
Replacement Reserves:	$0	$5,836	N/A	Maturity Date LTV:	53.3%
TI/LC Reserve:	$0	$38,909	N/A	UW NCF DSCR:	1.50x
				UW NOI Debt Yield:	11.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$65,000,000	100.0%	Return of Equity(5)	$56,750,432	87.3%
			Loan Payoff(6)	7,057,505	10.9
			Upfront Reserves	628,712	1.0
			Closing Costs	563,351	0.9
Total Sources	$65,000,000	100.0%	Total Uses	$65,000,000	100.0%
(1)	The Hamilton Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $65.0 million (the “Hamilton Portfolio Whole Loan”). Financial information in the chart above reflects the Cut-off Date Balance of the Hamilton Portfolio Whole Loan.
(2)	Provided no event of default, the borrowers have the right to obtain the release of an individual property upon satisfaction of certain conditions, among other things: (i) payment of the Partial Release Price, (as defined below), together with the applicable yield maintenance premium, (ii) the debt yield for the remaining property must not be less than the greater of (a) the debt yield in effect immediately prior to the Partial Release and (b) 11.5% and (iii) the LTV for the remaining Property must not be greater than the lesser of (a) 59.6% and (b) the LTV in effect immediately prior to the Partial Release. "Partial Release Price" means the greater of (a) 125% of the Allocated Whole Loan Amount for the property to be released and (b) 100% of the net sale proceeds received for the property to be released. “Allocated Whole Loan Amount” means $11,688,073 with respect to the Hamilton Crossing property, $16,637,615 with respect to the Hamilton Corner property, $19,022,936 with respect to The Shoppes at Hamilton Place property and $17,651,376, with respect to The Terrace property.
(3)	Includes Nordstrom Rack, which leases 24,155 SF (5.1% of net rentable area at the Hamilton Portfolio Properties (as defined below)) and has yet to take occupancy at The Terrace property. The borrower sponsor is finalizing tenant improvements at the space. Excluding the 24,155 square feet for Nordstrom Rack, the Hamilton Portfolio Properties are 88.8% occupied. Occupancy excludes Regal Cinemas (22,618 SF at The Shoppes at Hamilton Place property with a lease expiration date of September 30, 2033). Regal Cinemas, whose parent company filed for bankruptcy in September 2022, has been underwritten as vacant.
(4)	The Hamilton Portfolio Whole Loan borrower is not required to make monthly insurance deposits so long as (i) no event of default has occurred, (ii) an acceptable blanket
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
125

Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 12 – Hamilton Portfolio

or umbrella insurance policy is in place, (iii) the borrower provides the lender with evidence of the renewal of such policies required under the terms of the Mortgage Loan documents, and (iv) the borrower provides to the lender paid receipts for the payment of all insurance premiums by no later than 10 business days following the expiration dates of the insurance policies.

(5)	Return of Equity proceeds were used to repay the majority of senior secured corporate bonds that totaled $60.0 million.
(6)	Loan Payoff is in connection with the refinance of the Hamilton Crossing property.

The Loan. The Hamilton Portfolio mortgage loan (the “Hamilton Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in a 473,274 square foot retail portfolio consisting of four adjacent properties located in Chattanooga, Tennessee (the “Hamilton Portfolio Properties”). The Hamilton Portfolio Whole Loan consists of four pari passu notes and accrues interest at a rate of 5.85000% per annum on a 30/360 basis. The Hamilton Portfolio Whole Loan has a 10-year term and is interest only for the first 36 months of the loan term followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization. The non-controlling Note A-2 and non-controlling Note A-4, with an aggregate original principal balance of $25,000,000, will be included in the BBCMS 2022-C18 securitization trust. The Hamilton Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C17 securitization. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BBCMS 2022-C17	Yes
A-2	$15,000,000	$15,000,000	BBCMS 2022-C18	No
A-3	$10,000,000	$10,000,000	BBCMS 2022-C17	No
A-4	$10,000,000	$10,000,000	BBCMS 2022-C18	No
Whole Loan	$65,000,000	$65,000,000

The Properties. The Hamilton Portfolio Properties are comprised of four retail properties totaling 473,274 square feet located in Chattanooga, Tennessee. Built between 1987 and 2003, the Hamilton Portfolio Properties range in size from 67,311 square feet to 158,186 square feet. As of May 1, 2022, the Hamilton Portfolio Properties were 93.9% occupied.

The following table presents certain information relating to the individual Hamilton Portfolio Properties:

Portfolio Summary(1)
Property Name	Property Subtype	Location	Year Built / Renovated	Net Rentable Area (SF)(2)	Property Occupancy	Whole Loan Cut-off Date Balance	% Whole Loan Cut- off Date Balance	Appraised Value	UW NCF(2)
The Shoppes at Hamilton Place Property	Anchored	Chattanooga, TN	2003 / NAP	148,816	80.7%	$19,022,936	29.3%	$31,900,000	$1,492,345
The Terrace Property	Anchored	Chattanooga, TN	1997 / NAP	158,186	100.0	17,651,376	27.2	29,600,000	2,152,461
Hamilton Corner Property	Unanchored	Chattanooga, TN	1990 / NAP	67,311	100.0	16,637,615	25.6	27,900,000	1,876,626
Hamilton Crossing Property	Anchored	Chattanooga, TN	1987 / 2005	98,961	100.0	11,688,073	18.0	19,600,000	1,387,133
Total / Wtd. Avg.				473,274	93.9%	$65,000,000	100.0%	$109,000,000	$6,908,565
(1)	Source: Appraisal.
(2)	As of the underwritten rent roll dated May 1, 2022.

Major Tenants.

Academy Sports + Outdoors (73,028 square feet; 15.4% of NRA; 10.8% of underwritten base rent): Academy Sports + Outdoors (“Academy Sports”) (Moody’s: Ba3 / S&P: BB) has been in occupancy at The Terrace property since 2010 with a current base rent of $11.16 per square foot and has a lease expiration in June 2025. Academy Sports is a sport, outdoor, and recreation lifestyle retailer. Founded in 1938, Academy Sports offers a collection of equipment and clothing for fitness training, footwear, camping equipment, and more. In addition to selling nationally recognized names like Nike and Under Armour, Academy Sports offers a portfolio of 20 owned brands. Academy Sports operates 259 stores in 16 states throughout the south, southeast, and midwest United States. For the fiscal year 2021, Academy Sports reported $6.77 billion of national sales, a 19.1% increase in sales from the prior year sales of $5.69 billion. Headquartered in Katy, Texas, Academy Sports was a privately held company until it was acquired by the private equity firm Kohlberg Kravis Roberts & Co L.P. in August 2011 and has since gone public. Academy Sports has three, five-year renewal options remaining and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 12 – Hamilton Portfolio

T.J. Maxx (31,672 square feet; 6.7% of NRA; 3.8% of underwritten base rent): T.J. Maxx (Moody’s: A2 / S&P: A) has been in occupancy at the Hamilton Crossing property since 1987 with a current base rent of $9.00 per square foot and has a lease expiration in January 2025. Founded in 1976, T.J. Maxx is an American department store chain, selling at prices generally lower than other major similar stores. T.J Maxx sells men’s, women’s and children’s apparel and shoes, toys, bath and beauty products, accessories, and home products ranging from furniture to kitchen utensils. As of July 20, 2022, T.J. Maxx had 1,291 stores in the United States, making it one of the largest clothing retailers in the country. For the fiscal year 2021, T.J. Maxx reported $29.48 billion of national sales, a 52.3% increase from the prior year sales of $19.36 billion. T.J. Maxx reported approximately $7.80 million of sales at the Hamilton Crossing property for the period of February 2020 through January 2021. T.J. Maxx is the flagship chain of the TJX Companies, the leading off-price apparel and home fashions retailer in the United States and worldwide. T.J. Maxx has one, five-year renewal option remaining and no termination options.

Ross Dress for Less (30,187 square feet; 6.4% of NRA; 3.8% of underwritten base rent): Ross Dress for Less (Moody’s: A2 / S&P: BBB+) has been in occupancy at The Shoppes at Hamilton Place property since 2003 with a current base rent of $9.56 per square foot and has a lease expiration in January 2024. Ross Dress for Less is one of the largest off-price apparel and home fashion chain in the United States with 1,628 locations in 40 states, the District of Columbia, and Guam. Ross Dress for Less is operated by Ross Stores, Inc. For the fiscal year 2021, Ross Stores, Inc. reported approximately $18.9 billion of national sales, an increase of 50.9% from 2020. For the fiscal year 2021, Ross Dress For Less reported $9.46 million of sales at The Shoppes at Hamilton Place property. Currently, Ross Dress for Less has approximately 100,000 employees. Ross Dress for Less has three, five-year renewal options remaining and no termination options.

Marshalls (30,000 square feet; 6.3% of NRA; 3.4% of underwritten base rent): Marshalls (Moody’s: A2 / S&P: A) has been in occupancy at The Shoppes at Hamilton Place property since 2003 with a current base rent of $8.50 per square foot and has a lease expiration in January 2028. Founded in 1956, Marshalls is an American department store chain. Marshalls was acquired by T.J. Maxx in 1995, and together with T.J. Maxx, forms Marmaxx Operating Corporation, the largest off-price retailer of apparel and home fashions in the United States. Marshalls has stores across the United States, including Puerto Rico. Marshalls also operates an e-commerce website, launched in 2019. Marshalls differentiates itself from T.J. Maxx with a full line of family footwear and an expanded men’s department. As of July 7, 2022, Marshalls had 1,157 stores in the United States, making it one of the largest clothing retailers in the country. Marshalls reported $9.64 million of sales at The Shoppes at Hamilton Place property for the period of February 2020 through January 2021. Marshalls has three, five-year renewal options remaining and no termination options.

Bed Bath & Beyond (28,000 square feet; 5.9% of the NRA; 3.5% of underwritten base rent): Bed Bath & Beyond (Moody’s: Ca / S&P: CC) has been in occupancy at The Shoppes at Hamilton Place property since 2003 with a current base rent of $9.50 per square foot and has a lease expiration in January 2027. Bed Bath & Beyond, together with its subsidiaries, operates a chain of retail stores. Bed Bath & Beyond sells a range of domestic merchandise, including bed linens and related items, bath items, kitchen textiles and home furnishings, such as kitchen and tabletop items, fine tabletop, basic housewares, general home furnishings, consumables, and various juvenile products. For the fiscal year 2021, Bed Bath & Beyond reported $7.87 billion of national sales, a 14.8% decrease from the prior year sales of $9.23 billion. As of July 25, 2022, Bed Bath & Beyond has 716 stores in 52 states and territories. Bed Bad & Beyond has four, five-year renewal options remaining and no termination options.

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
97.8%	97.1%	97.9%	93.9%
(1)	Historical and Current occupancies are based on tenant leases for the Hamilton Portfolio Properties.
(2)	Current occupancy is as of May 1, 2022 (including Nordstrom Rack which is not yet in occupancy and excluding Regal Cinemas, whose parent company filed for bankruptcy in September 2022 and has been underwritten as vacant). Regal Cinemas occupies 22,618 SF at The Shoppes at Hamilton Place property and has a lease expiration date of September 30, 2033.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Number of Leases	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(8)	UW Base Rent(8)	% of Total UW Base Rent(8)	Lease Exp. Date
Academy Sports (The Terrace Property)	Ba3/BB/NR	1	73,028	15.4%	$11.16	$814,674	10.8%	6/30/2025
T.J. Maxx (Hamilton Crossing Property)	A2/A/NR	1	31,672	6.7%	$9.00	$285,048	3.8%	1/31/2025
Ross Dress For Less (The Shoppes at Hamilton Place Property)	A2/BBB+/NR	1	30,187	6.4%	$9.56	$288,588	3.8%	1/31/2024
Marshalls (The Shoppes at Hamilton Place Property)	A2/A/NR	1	30,000	6.3%	$8.50	$255,000	3.4%	1/31/2028
Bed Bath & Beyond (The Shoppes at Hamilton Place Property)	Ca/CC/NR	1	28,000	5.9%	$9.50	$266,000	3.5%	1/31/2027
Nordstrom Rack (The Terrace Property)(3)	Ba1/BB+/BBB-	1	24,155	5.1%	$17.00	$410,635	5.4%	4/30/2033(4)
Party City (The Terrace Property)	NR/NR/B-	1	20,841	4.4%	$12.02	$250,509	3.3%	1/31/2025
Cost Plus World Market (Hamilton Crossing Property)	NR/NR/NR	1	18,150	3.8%	$9.50	$172,425	2.3%	1/31/2027
DSW (The Terrace Property)	NR/NR/NR	1	15,110	3.2%	$19.00	$287,090	3.8%	1/31/2025
Old Navy (The Terrace Property)	Ba2/BB/NR	1	14,810	3.1%	$20.50	$303,605	4.0%	4/30/2027
Top Ten Tenants		10	285,953	60.4%	$11.66	$3,333,574	44.0%

Non Top Ten Tenants(5)(6)		37	158,653	33.5%	$26.72	$4,238,823	56.0%

Occupied Collateral Total / Wtd. Avg.		47	444,606	93.9%	$17.03	$7,572,397	100.0%

Vacant Space(7)		NAP	28,668	6.1%

Collateral Total		47	473,274	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2022 (including Nordstrom Rack which is not yet in occupancy and excluding Regal Cinemas whose parent company filed for bankruptcy in September 2022 and has been underwritten as vacant). Regal Cinemas occupies 22,618 SF at The Shoppes at Hamilton Place property and has a lease expiration date of September 30, 2033.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	The borrower sponsor is currently finalizing tenant improvements at Nordstrom Rack’s space and the tenant has yet to take occupancy or commence paying rent. Nordstrom Rack signed a lease on June 22, 2022, and it is anticipated that the space will be turned to the tenant on December 1, 2022, and that the store will open, and the tenant will commence paying rent in May 2023.
(4)	Nordstrom Rack’s lease expiration is based on when the tenant is open for business and begins paying rent. The lease expiration date shown assumes an opening date and rent commencement date of May 2023.
(5)	Learning RX has the right to terminate its lease upon 60 days’ written notice after the end of the 4th year (2024) of the lease term.
(6)	Athleta has the right to terminate its lease upon 90 days’ written notice after the end of the 3rd year (2022) of the lease term in the event gross sales during the 3rd year do not meet or exceed $2,000,000.
(7)	Vacant Space includes Regal Cinemas.
(8)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include rent steps of approximately $101,220 through June 2023.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 12 – Hamilton Portfolio
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	28,668	6.1%	NAP	NAP	28,668	6.1%	NAP	NAP
2022 & MTM	0	0	0.0%	$0	0.0%	28,668	6.1%	$0	0.0%
2023	5	24,452	5.2%	$467,814	6.2%	53,120	11.2%	$467,814	6.2%
2024	9	57,195	12.1%	$1,073,545	14.2%	110,315	23.3%	$1,541,359	20.4%
2025	9	174,156	36.8%	$2,314,990	30.6%	284,471	60.1%	$3,856,348	50.9%
2026	5	17,577	3.7%	$603,617	8.0%	302,048	63.8%	$4,459,965	58.9%
2027	6	69,648	14.7%	$1,030,734	13.6%	371,696	78.5%	$5,490,700	72.5%
2028	4	42,526	9.0%	$573,418	7.6%	414,222	87.5%	$6,064,117	80.1%
2029	2	4,527	1.0%	$133,904	1.8%	418,749	88.5%	$6,198,022	81.9%
2030	4	24,271	5.1%	$548,849	7.2%	443,020	93.6%	$6,746,871	89.1%
2031	1	6,098	1.3%	$179,891	2.4%	449,118	94.9%	$6,926,762	91.5%
2032	0	0	0.0%	$0	0.0%	449,118	94.9%	$6,926,762	91.5%
2033 & Beyond	2	24,156	5.1%	$645,635	8.5%	473,274	100.0%	$7,572,397	100.0%
Total	47	473,274	100.0%	$7,572,397	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2022 (including Nordstrom Rack which is not yet in occupancy and excluding Regal Cinemas whose parent company filed for bankruptcy in September 2022 and is therefore considered vacant in the lease rollover schedule). Regal Cinemas occupies 22,618 SF at The Shoppes at Hamilton Place property and has a lease expiration date of September 30, 2033.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps through June 2023 totaling $101,220.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten(2)	Per SF	%(3)
Gross Potential Rent(4)	$7,647,530	$6,890,848	$7,351,423	$7,495,569	$8,031,142	$16.97	75.1%
Straight Line Rent	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$7,647,530	$6,890,848	$7,351,423	$7,495,569	$8,031,142	$16.97	75.1%
Total Reimbursements	2,338,903	2,329,390	2,375,809	2,425,671	2,551,456	5.39	23.9
Percentage Rent	90,685	110,327	88,440	107,900	107,900	0.23	1.0
Net Rental Income	$10,077,117	$9,330,565	$9,815,672	$10,029,140	$10,690,498	$22.59	100.0%
Other Income	132,533	157,318	127,778	132,267	132,267	0.28	1.2
(Vacancy/Credit Loss)	0	0	0	0	(596,116)	(1.26)	(5.6)
Effective Gross Income	$10,209,650	$9,487,883	$9,943,450	$10,161,406	$10,226,648	$21.61	95.7%

Total Expenses	$2,507,215	$2,395,308	$2,733,308	$2,757,992	$2,781,135	$5.88	27.2%

Net Operating Income	$7,702,435	$7,092,575	$7,210,143	$7,403,415	$7,445,513	$15.73	72.8%

Cap Ex, Total TI/LC	0	0	0	0	536,948	1.13	5.3

Net Cash Flow	$7,702,435	$7,092,575	$7,210,143	$7,403,415	$6,908,565	$14.60	67.6%
(1)	TTM reflects the trailing 12 months ending March 31, 2022.
(2)	Nordstrom Rack which leases 24,155 (5.1% of net rentable area) at the Hamilton Portfolio Properties has yet to take occupancy at the Hamilton Portfolio Properties. The borrower sponsor is finalizing tenant improvements. Underwritten figures are inclusive of Nordstrom Rack’s occupied space.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Gross Potential Rent includes rent steps through June 2023 totaling $101,220.

The Market. The Hamilton Portfolio Properties are located in Chattanooga, Tennessee, less than 5.0 miles from the Georgia-Tennessee border and approximately 10.0 miles east of the University of Tennessee at Chattanooga. The Hamilton Portfolio Properties are located within Chattanooga and Hamilton County, Tennessee and are a part of the Chattanooga Metropolitan Statistical Area (“MSA”). The largest sector of the economy is trade, transportation, and utilities. Government, education and health services, and manufacturing are also major contributors to the MSA. Major employers in the MSA are Erlanger Health System (7,013 employees); BlueCross BlueShield of Tennessee (5,548 employees); Tennessee Valley Authority (3,404 employees); CHI Memorial (3,314 employees); McKee Foods Corp. (2,935 employees); Unum Group (2,800 employees); and Volkswagen Group of America Chattanooga (2,564 employees). According to the appraisal, the Hamilton Portfolio Properties are located in the Outlying Chattanooga submarket. As of the first quarter of 2022, the Outlying Chattanooga submarket had an inventory of approximately 14.0 million square feet, a vacancy rate of 5.0%, and an effective rental rate of $13.27 per square feet. As of the trailing four quarters ended the first quarter of 2022, the Outlying Chattanooga submarket reported a positive net absorption of 85,476 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 13 – Fleet Farm Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$24,960,000	Title:	Fee
Cut-off Date Principal Balance:	$24,960,000	Property Type – Subtype:	Retail – Single Tenant
% of IPB:	3.1%	Net Rentable Area (SF):	273,635
Loan Purpose:	Acquisition	Location:	Various
Borrower:	KB Fleet Farms Portfolio, DST	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Jeffrey A. Pori	Occupancy:	100.0%
Interest Rate:	5.35500%	Occupancy Date:	4/20/2022
Note Date:	5/4/2022	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	6/1/2032	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	120 months	Most Recent NOI (As of)(1):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$2,465,659
Call Protection:	L(30),D(86),O(4)	UW Expenses:	$73,970
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,391,689
Additional Debt:	No	UW NCF:	$2,350,452
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$41,900,000 / $153
Additional Debt Type:	N/A	Appraisal Date:	4/6/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$91
Taxes(2):	$0	Springing	N/A	Maturity Date Loan / SF:	$91
Insurance(3):	$0	Springing	N/A	Cut-off Date LTV:	59.6%
Replacement Reserves(4):	$350,000	Springing	$200,000	Maturity Date LTV:	59.6%
TI/LC Reserve(5):	$1,000,000	Springing	N/A	UW NCF DSCR:	1.73x
Restoration Reserve(6):	$150,000	Springing	$150,000	UW NOI Debt Yield:	9.6%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,960,000	57.6%	Purchase Price	$41,600,000	96.1%
Borrower Sponsor Equity	18,349,762	42.4	Upfront Reserves	1,500,000	3.5
			Closing Costs	209,762	0.5
Total Sources	$43,309,762	100.0%	Total Uses	$43,309,762	100.0%
(1)	Historical NOI is unavailable as the Fleet Farm Portfolio Properties (as defined below) were acquired by the borrower sponsor at the origination of the Fleet Farm Portfolio Mortgage Loan (as defined below), and the prior owner did not provide such information.
(2)	The borrower will be required to pay monthly real estate tax reserves of 1/12th of the real estate taxes the lender estimates will be payable during the next 12 months if the Tax Reserve Waiver Condition (as defined below) is not satisfied. The “Tax Reserve Waiver Condition” means (i) no Cash Management Period (as defined below) has occurred and is continuing, (ii) the Major Lease (as defined below) provides that the Major Tenant (as defined below) is obligated to pay all taxes directly to the applicable governmental authority, (iii) the borrower has provided evidence satisfactory to the lender of the Major Tenant’s full compliance with such obligation and (iv) the Major Lease remains in full force and effect. A “Cash Management Period” means the occurrence of (i) the stated maturity date of June 1, 2032, (ii) a default or an event of default, (iii) a debt service coverage ratio less than 1.25x as of the last day of each calendar quarter, (iv) a default of the borrower’s financial reporting obligations or the guarantor's financial covenants, or (v) the commencement of a Lease Sweep Period (as defined below), and will end, as applicable, if (1) the Fleet Farm Portfolio Mortgage Loan and all other obligations under the Fleet Farm Portfolio Mortgage Loan documents have been repaid in full or (2) the stated maturity date has not occurred and, (a) with respect to clause (ii) above, the event of default has been cured and no other event of default has occurred and is continuing, (b) with respect to clause (iii) above, the debt service coverage ratio is at least equal to 1.30x for two consecutive calendar quarters, (c) with respect to clause (iv) above, the reporting or financial covenant default has been cured and no other financial default has occurred and is continuing, or (d) with respect to clause (v) above, the Lease Sweep Period has ended. A “Major Lease” means the Fleet Farm leases or any other lender approved replacement lease. A “Major Tenant” means Fleet Farm or any tenant under a replacement Major Lease. A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following (i) the Master Lease (as defined below) or any Major Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or the property manager of notice from the Master Tenant (as defined below) or any Major Tenant of its intent to surrender, cancel or terminate any Major Lease (or any portion thereof prior to its then current expiration date); (ii) any Major Tenant discontinues its business at its premises (i.e., “goes dark”) or gives notice that it intends to discontinue its business; (iii) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under the Master Lease or under any Major Lease by the applicable Major Tenant thereunder; and (iv) the occurrence of a Major Tenant insolvency proceeding. The “Master Lease” means the lease between the borrower and KB Fleet Farms Portfolio MT, LLC (the “Master Tenant”) for a 10-year term with an expiration date of June 1, 2032 related to the Fleet Farm Portfolio Properties; provided, however, if any obligations remain outstanding under the Fleet Farm Portfolio Mortgage Loan, the Master Lease may not expire without the prior written consent of the lender. The Master Lease has three, five-year renewal options remaining.
(3)	The borrower will be required to pay monthly insurance premiums of 1/12th of the insurance premiums the lender estimates will be payable during the next 12 months if the Insurance Reserve Waiver Condition (as defined below) is not satisfied. The “Insurance Reserve Waiver Condition” means (i) no Cash Management Period has
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 13 – Fleet Farm Portfolio
occurred and is continuing, (ii) the Major Lease provides that the Major Tenant is obligated to provide, maintain and pay all premiums for all insurance coverages required under the Fleet Farm Portfolio Mortgage Loan documents, (iii) the borrower has provided evidence satisfactory to the lender of the Major Tenant’s full compliance with such obligation and (iv) the Major Lease remains in full force and effect.
(4)	The borrower will be required to pay monthly replacement reserves equal to approximately $5,476 if the balance of the replacement reserve subaccount falls below $200,000 until the balance of the replacement reserves reaches the cap of $200,000.
(5)	The borrower will be required to pay monthly TI/LC reserves equal to $22,803 if the balance of the TI/LC reserve subaccount falls below $500,000.
(6)	The borrower will be required to deposit the difference between (x) $150,000 and (y) the current balance of the restoration reserve subaccount if at any point in time the balance of the restoration reserve subaccount falls below $150,000.

The Loan. The Fleet Farm Portfolio mortgage loan (the “Fleet Farm Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-Off Date of $24,960,000 and is secured by first lien mortgages on the borrower’s fee interests in two retail properties totaling 273,635 square feet (individually, the “Fleet Farm Portfolio – Menomonie Property” or the “Fleet Farm Portfolio – Cambridge Property” and, collectively, the “Fleet Farm Portfolio Properties”). The Fleet Farm Portfolio Mortgage Loan accrues interest at a rate of 5.35500% per annum. The Fleet Farm Portfolio Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Properties. The Fleet Farm Portfolio Properties are comprised of two single-tenant retail properties totaling 273,635 square feet located in Menomonie, Wisconsin and Cambridge, Minnesota. The Fleet Farm Portfolio Properties are solely occupied by Fleet Farm Group, LLC (“Fleet Farm”).

The Fleet Farm Portfolio – Menomonie Property consists of five, one-story buildings situated on an approximately 24.95-acre parcel. The Fleet Farm Portfolio – Menomonie Property totals 117,114 square feet and features a 105,214 square foot main store, a 6,887 square foot gas station/auto repair building and a 5,013 square foot car wash building. The main store and gas station/auto repair buildings were constructed in 1987 and the car wash was added in 2001. The remaining buildings are utilized as storage space. There is surface parking available for 439 cars, resulting in a parking ratio of approximately 3.75 spaces per 1,000 square feet. Fleet Farm has been a tenant at the Fleet Farm Portfolio – Menomonie Property since its construction in 1987.

The Fleet Farm Portfolio – Cambridge Property consists of three, one-story buildings situated on an approximately 23.2-acre parcel. The Fleet Farm Portfolio – Cambridge Property was built in 2009 and was converted from a Lowe’s to a Fleet Farm in 2013. Totaling 156,521 square feet, the Fleet Farm Portfolio – Cambridge Property features a 151,631 square foot main retail building and a 4,890 square foot south building featuring a car wash and gas station. There is surface parking available for 587 cars, resulting in a parking ratio of approximately 3.75 spaces per 1,000 square feet.

The following table presents detailed information with respect to each of the Fleet Farm Portfolio Properties:

 .

Portfolio Summary
Property Name	Property Type / Subtype	Year Built / Renovated	Net Rentable Area (SF)	Allocated Loan Cut-off Date Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value	UW NCF	% of UW NCF
Fleet Farm Portfolio – Menomonie	Retail / Single Tenant	1987 / NAP	117,114	$13,582,050	54.4%	$22,800,000	54.4%	$1,290,608	54.9%
Fleet Farm Portfolio – Cambridge	Retail / Single Tenant	2009 / 2013	156,521	11,377,950	45.6	19,100,000	45.6	1,059,844	45.1
Total				$24,960,000	100.0%	$41,900,000	100.0%	$2,350,452	100.0%

Founded in 1955, Fleet Farm’s corporate headquarters are located in Appleton, Wisconsin. Fleet Farm sells merchandise designed for life, work, home and recreation and targets active outdoor families, suburban and farm consumers through a range of products. Fleet Farm’s product mix ranges from hunting supplies, fishing and boating supplies, planting supplies, sporting goods, farming, pet care, toys, home goods, apparel and accessories for the entire family, pantry items and snacks. The Fleet Farm Portfolio – Menomonie Property reported 2020 sales of approximately $32.3 million, an increase of approximately 8.6% over 2019 sales, and the Fleet Farm Portfolio – Cambridge Property reported 2020 sales of approximately $40.7 million, an increase of approximately 8.5% over 2019 sales. Fleet Farm operates 48 locations across Minnesota, Wisconsin, Iowa, North Dakota and South Dakota. Fleet Farm opened their 48th location in September 2022 and has approximately 6,600 employees. In 2016, Fleet Farm was purchased by KKR for approximately $1.2 billion. Fleet Farm executed a new, approximately 20-year lease for each of the Fleet Farm Portfolio Properties in 2021. Each lease has an expiration date of October 31, 2041 and has four, five-year renewal options remaining.

Environmental. According to Phase I environmental assessments dated March 30, 2022 and March 31, 2022, there was no evidence of any recognized environmental conditions at the Fleet Farm Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 13 – Fleet Farm Portfolio
Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are based on the sole tenant being in occupancy at the Fleet Farm Portfolio Properties (since 1987 for the Fleet Farm Portfolio – Menomonie Property and 2013 for the Fleet Farm Portfolio – Cambridge Property) and are as of December 31 of each respective year.
(2)	Current Occupancy is as of April 20, 2022.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Exp. Date
Fleet Farm Group, LLC(3)	NR / NR / NR	273,635	100.0%	$9.21	$2,521,461	100.0%	10/31/2041
Occupied Collateral Total / Wtd. Avg.		273,635	100.0%	$9.21	$2,521,461	100.0%

Vacant Space		0	0.0%

Collateral Total		273,635	100.0%

(1)	Based on the underwritten rent roll dated April 20, 2022.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes rent steps totaling $49,440 through April 2023.
(3)	Fleet Farm has four, five-year renewal options remaining.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2023	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2024	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2025	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2033 & Beyond	2	273,635	100.0	$2,521,461	100.0		273,635	100.0%	$2,521,461	100.0%
Total	2	273,635	100.0%	$2,521,461	100.0%
(1)	Based on the underwritten rent roll dated April 20, 2022.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps totaling $49,440 through April 2023.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
132

Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 13 – Fleet Farm Portfolio
Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$2,521,461	$9.21	97.1%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$2,521,461	$9.21	97.1%
Total Reimbursements	73,970	0.27	2.9
Net Rental Income	$2,595,431	$9.49	100.0%
(Vacancy/Credit Loss)	(129,772)	(0.47)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$2,465,659	$9.01	95.0%
Total Expenses	73,970	0.27	3.0
Net Operating Income	$2,391,689	$8.74	97.0%
Capital Expenditures(3)	31,784	0.12	1.3
TI/LC(4)	9,454	0.03	0.4
Net Cash Flow	$2,350,452	$8.59	95.3%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rents in Place is based on in-place rent as of April 20, 2022 and includes underwritten contractual rent steps taken through April 2023 totaling $49,440.
(3)	Capital Expenditures includes a credit of $17,500 associated with the upfront replacement reserve deposit in the amount of $350,000.
(4)	TI/LC includes a credit of $100,000 associated with the upfront TI/LC reserve in the amount of $1,000,000.

The Markets. The Fleet Farm Portfolio – Menomonie Property is located in Menomonie, Wisconsin, situated in Dunn County, approximately 60 miles east of the Minneapolis/St. Paul metropolitan area and 20 miles west of the city of Eau Claire, Wisconsin. Located in the heart of Red Cedar Valley, Menomonie is home to landscapes such Lake Menomin, Red Cedar State Trail, Hoffman Hills, and Devils Punch Bowl. Primary regional access to the area is provided via Highway 25, and the Interstate Highway 94 interchange east of the Fleet Farm Portfolio – Menomonie Property. The immediate area surrounding the Fleet Farm Portfolio – Menomonie Property is bound by Cedar Falls Road to the north, Wilson Street to the east, Heller Road to the south and Menomonie City Limits to the west. Surrounding retail includes Marketplace Foods, McDonalds, Perking, Arby’s and other commercial developments along North Broadway Street, located approximately one-mile from the Fleet Farm Portfolio – Menomonie Property. Additionally, the Minneapolis/St. Paul International Airport is approximately 60-minutes from the Fleet Farm Portfolio – Menomonie Property. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Fleet Farm Portfolio – Menomonie Property was 1,952, 15,025 and 22,392, respectively. The 2021 average household income within the same radii was $81,390, $67,498 and $69,622, respectively.

According to the appraisal, the Fleet Farm Portfolio – Menomonie Property is located within the Menomonie retail market which reported a retail inventory of approximately 2.0 million square feet with a vacancy rate of 5.8% and an effective rental rate of $10.90 per square foot.

The Fleet Farm Portfolio – Cambridge Property is located in Cambridge, Minnesota along State Highway 65, approximately 30 miles north of the Minneapolis/St. Paul metropolitan area. Primary access to the area is provided by Highway 95, with access to Highway 65 from an on/off ramp from Highway 95. The immediate area surrounding the Fleet Farm Portfolio – Cambridge Property is bound by 337th Avenue Northeast to the north, Alabama Street South to the east, 4th Lane Southeast to the south and Highway 65 to the west. The neighborhood is the primary commercial district of Cambridge with retail stores and restaurants including Wal-Mart, Menards, Target, Kohl’s, Cub Foods, Culver’s, Caribou Coffee, Applebee’s and Wendy’s. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Fleet Farm Portfolio – Cambridge Property was 1,383, 11,547 and 15,921, respectively. The 2021 average household income within the same radii was $70,266, $80,292 and $83,850, respectively.

According to the appraisal, the Fleet Farm Portfolio – Cambridge Property is located within the Cambridge retail market which had an inventory of approximately 1.5 million square feet, a vacancy rate of 2.8%, and an effective rental rate of $17.00 per square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
133

Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 14 – HERE Campus
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,800,000	Title:	Fee
Cut-off Date Principal Balance:	$24,800,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.1%	Net Rentable Area (SF):	162,241
Loan Purpose:	Acquisition	Location:	Laguna Hills, CA
Borrower:	KB Mill Creek, DST	Year Built / Renovated:	1989 / 2016-2017
Borrower Sponsor:	Jeffrey A. Pori	Occupancy:	72.2%
Interest Rate:	5.93000%	Occupancy Date:	9/1/2022
Note Date:	10/7/2022	4th Most Recent NOI (As of):	$2,617,208 (12/31/2019)
Maturity Date:	11/6/2029	3rd Most Recent NOI (As of):	$2,782,799 (12/31/2020)
Interest-only Period:	84 months	2nd Most Recent NOI (As of):	$3,208,159 (12/31/2021)
Original Term:	84 months	Most Recent NOI (As of):	$2,896,866 (TTM 7/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	73.9%
Amortization Type:	Interest Only	UW Revenues:	$4,847,997
Call Protection:	L(25),D(55),O(4)	UW Expenses:	$1,920,945
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,927,052
Additional Debt:	No	UW NCF:	$2,886,492
Additional Debt Balance:	N/A	Appraised Value / Per SF(3):	$43,900,000 / $271
Additional Debt Type:	N/A	Appraisal Date:	8/24/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$153
Taxes:	$219,500	$43,900	N/A	Maturity Date Loan / SF:	$153
Insurance:	$19,088	Springing(1)	N/A	Cut-off Date LTV:	56.5%
Replacement Reserves:	$277,499	$0	N/A	Maturity Date LTV:	56.5%
Rollover Reserve:	$3,500,000	Springing(2)	$2,000,000(2)	UW NCF DSCR:	1.94x
Free Rent Reserve:	$336,439	$0	N/A	UW NOI Debt Yield:	11.8%
Outstanding TI/LC:	$319,089	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,800,000	47.6%	Purchase Price	$43,900,000	84.2%
Borrower Equity	27,343,782	52.4	Upfront Reserves	4,671,616	9.0
			Closing Costs	3,572,166	6.9
Total Sources	$52,143,782	100.0%	Total Uses	$52,143,782	100.0%
(1)	The borrower is required to make monthly deposits into the insurance reserve equal to 1/12th of the estimated annual premiums if a blanket insurance policy is no longer in place.
(2)	The borrower is required to deposit approximately $13,214 monthly when the balance in the rollover reserve is below $2,000,000.
(3)	The appraisal also concluded to an “As Stabilized” value of $48 million as of August 24, 2024 which assumes the HERE Campus Property (as defined below) will have a stabilized occupancy rate of 92.0%.

The Loan. The HERE Campus mortgage loan (the “HERE Campus Mortgage Loan”) has an original principal balance of $24,800,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 162,241 square foot office property located in Laguna Hills, California (the “HERE Campus Property”). The HERE Campus Mortgage Loan has a 7-year interest only term.

The Property. The HERE Campus Property consists of a 162,241 square foot creative office complex located in Laguna Hills, California, 30 miles southeast of downtown Los Angeles next to the confluence of the I-5 and I-405 freeways. The HERE Campus Property is comprised of three, two-story multi-tenant office buildings within the larger HERE office campus which contains five buildings in total. The borrower sponsor also purchased the other two buildings within the HERE office campus (“Buildings A and B”) at the same time but Buildings A and B are not collateral to the HERE Campus Mortgage Loan. The HERE Campus Property was built in 1989, most recently renovated in 2017 and is situated on a 2.065-acre site. The renovations completed in 2016-2017 totaled approximately $4.7 million on all five buildings within the HERE office campus. The renovations included improvements to the parking lot, building signage, common area,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
134

Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 14 – HERE Campus

landscaping, and the addition of a fitness center and café. The HERE Campus Property has access to a total of 865 surface parking spaces through a shared parking lot.

As of September 1, 2022, the HERE Campus Property was 72.2% leased to 26 tenants with no tenant accounting for more than 8.7% of NRA. Occupancy at the property has averaged 83.4% since 2018. The current occupancy presented does not include four tenants that occupy approximately 16.9% of NRA and are paying rent but have either given notice to vacate/downsize, gone dark, or not renewed despite near term expiration. If included, the occupancy rate would be 89.1%.

Major Tenants.

HSTechnology Solutions, Inc. (14,041 square feet, 8.7% of NRA, 12.6% of underwritten base rent): HSTechnology Solutions, Inc. is a provider of value-driven health plans. Established in 2009, HSTechnology Solutions, Inc. helps employers provide high quality healthcare coverage plans to its employees at an affordable cost. HSTechnology Solutions, Inc. has been a tenant at the HERE Campus Property since March 2018, when it signed a 65-month lease for 7,520 square feet. In October 2019, the tenant expanded the premises by 6,521 square feet. The tenant has a lease expiration in July 2023 with no renewal or termination options.

SpineArt USA Inc. (12,058 square feet, 7.4% of NRA, 10.7% of underwritten base rent): SpineArt USA Inc. is a medical device company that designs and develops solutions for spine surgeons, operating room teams, and patients. Founded in 2005, SpineArt USA Inc. develops unique medical devices used in minimally invasive surgery, motion preservation, biologics, and fractures treatment. SpineArt USA Inc. has been a tenant at the HERE Campus Property since November 2019 when it signed a 64-month lease for 7,719 square feet. In January 2022, the tenant expanded its space by 4,339 square feet and extended the lease term by 27 months. The tenant has a current lease expiration in May 2027 with no renewal or termination options.

Altec Products, Inc. (10,710 square feet, 6.6% of NRA, 9.4% of underwritten base rent): Altec Products, Inc. is a provider of document management and workflow solutions that help businesses manage their document lifecycles. The company was founded in 1985 and the HERE Campus Property serves as its corporate headquarters. Altec Products, Inc. has been a tenant at the HERE Campus Property since September 1994 when it signed a five-year lease for 7,794 square feet. The tenant has since expanded to occupy 10,710 square feet and has a current lease expiration in June 2024 with one, five-year renewal option remaining.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)(3)
84.0%	81.5%	81.8%	72.2%
(1)	Represents the average occupancy throughout the calendar year.
(2)	The current occupancy presented does not include four tenants that occupy approximately 16.9% of NRA and are paying rent but have either given notice to vacate/downsize, gone dark, or not renewed despite near term expiration. If included, the occupancy rate would be 89.1%.
(3)	Current occupancy is as of September 1, 2022.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
135

Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 14 – HERE Campus
Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Exp. Date
HSTechnology Solutions, Inc.	NR/NR/NR	14,041	8.7%	$42.43	$595,752	12.6%	7/31/2023
SpineArt USA Inc.	NR/NR/NR	12,058	7.4	41.74	503,253	10.7	5/31/2027
Altec Products, Inc.	NR/NR/NR	10,710	6.6	41.19	441,184	9.4	6/30/2024(3)
MemorialCare Home Health, LLC	NR/NR/NR	9,062	5.6	41.96	380,248	8.1	6/30/2025(4)
Envision Capital Group, LLC	NR/NR/NR	6,408	3.9	41.31	264,683	5.6	6/30/2023(5)
Major Tenants		52,279	32.2%	$41.80	$2,185,120	46.4%

Other Tenants		64,863	40.0%	$38.94	$2,525,704	53.6%

Occupied Collateral Total		117,142	72.2%	$40.21	$4,710,824	100.0%

Vacant Space(6)		45,099	27.8%

Collateral Total		162,241	100.0%

(1)	Based on underwritten rent roll dated September 1, 2022.
(2)	UW Base Rent, UW Base Rent PSF, and % of Total UW Base Rent include rent steps through August 2023.
(3)	Altec Products, Inc. has one, five-year renewal option.
(4)	MemorialCare Home Health, LLC has one, five-year renewal option.
(5)	Envision Capital Group, LLC has one, three-year renewal option.
(6)	Vacant space includes four tenants that occupy 27,349 square feet (16.9% of NRA) and are paying rent but have either given notice to vacate/downsize, gone dark, or not renewed despite near term expiration.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant(4)	NAP	45,099	27.8%	NAP	NA	P	45,099	27.8%	NAP	NAP
2022 & MTM	1	1,761	1.1	$0	0.0%		46,860	28.9%	$0	0.0%
2023	8	34,029	21.0	1,427,855	30.3		80,889	49.9%	$1,427,855	30.3%
2024	5	20,748	12.8	852,728	18.1		101,637	62.6%	$2,280,583	48.4%
2025	3	16,099	9.9	661,882	14.1		117,736	72.6%	$2,942,465	62.5%
2026	1	1,579	1.0	62,453	1.3		119,315	73.5%	$3,004,918	63.8%
2027	4	27,109	16.7	1,094,768	23.2		146,424	90.3%	$4,099,686	87.0%
2028	3	12,147	7.5	473,733	10.1		158,571	97.7%	$4,573,419	97.1%
2029	1	3,670	2.3	137,405	2.9		162,241	100.0%	$4,710,824	100.0%
2030	0	0	0.0	0	0.0		162,241	100.0%	$4,710,824	100.0%
2031	0	0	0.0	0	0.0		162,241	100.0%	$4,710,824	100.0%
2032	0	0	0.0	0	0.0		162,241	100.0%	$4,710,824	100.0%
2033 & Beyond	0	0	0.0	0	0.0		162,241	100.0%	$4,710,824	100.0%
Total	26	162,241	100.0%	$4,710,824	100.0%
(1)	Based on the underwritten rent roll dated September 1, 2022.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through August 2023.
(4)	Vacant Space includes four tenants that occupy 27,349 square feet (16.9% of NRA) and are paying rent but have either given notice to vacate/downsize, gone dark, or not renewed despite near term expiration.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
136

Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 14 – HERE Campus
Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,339,960	$4,651,880	$4,918,091	$4,882,066	$4,589,810	$28.29	70.1%
Rent Steps(3)	0	0	0	0	121,014	0.75	1.8
Vacant Income	0	0	0	0	1,701,326	10.49	26.0
Gross Potential Rent	$4,339,960	$4,651,880	$4,918,091	$4,882,066	$6,412,149	$39.52	97.9%
Total Reimbursements	121,046	144,678	136,164	108,097	117,829	0.73	1.8
Rent Abatements	(175,854)	(317,526)	(125,637)	(279,729)	0	0.00	0.0
Other Income	74,146	10,388	6,112	19,344	19,344	0.12	0.3
Net Rental Income	$4,359,298	$4,489,420	$4,934,729	$4,729,778	$6,549,323	$40.37	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,701,326)	(10.49)	(26.0)
Effective Gross Income	$4,359,298	$4,489,420	$4,934,729	$4,729,778	$4,847,997	$29.88	74.0%

Total Expenses	$1,742,090	$1,706,621	$1,726,570	$1,832,912	$1,920,945	$11.84	39.6%

Net Operating Income	$2,617,208	$2,782,799	$3,208,159	$2,896,866	$2,927,052	$18.04	60.4%

Capital Expenditures	0	0	0	0	40,560	0.25	0.8
TI/LC(4)	0	0	0	0	0	0.00	0.0

Net Cash Flow	$2,617,208	$2,782,799	$3,208,159	$2,896,866	$2,886,492	$17.79	59.5%
(1)	TTM represents the trailing 12-month period ending July 31, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rent Steps include contractual rent steps through August 2023.
(4)	A TI/LC credit was applied for the $3,500,000 upfront TI/LC reserve resulting in net underwritten TI/LC of $0.

The Market. The HERE Campus Property is located in Laguna Hills, California, approximately 30 miles southeast of downtown Los Angeles and eight miles southeast of John Wayne Airport. Laguna Hills is primarily a residential community, with many residents commuting to Orange County’s Irvine Spectrum, a major employment district that is home to over 1.6 million employees. The top industries in the area include healthcare, manufacturing, and professional/scientific/technology services. Major developments near the property include the Laguna Hills Mall redevelopment (approximately two miles east of the HERE Campus Property), which will feature a 2.9 million square foot mixed used community comprised of 465,000 square feet of office space, 1,500 residential units, 250,000 square feet of retail space, and 100 to 150 boutique hotel suites. According to the appraisal, as of 2022, the population within a one-mile, three-mile and five-mile radius totaled 10,999, 114,286 and 309,715 people, respectively, and median household income for the same radii was $65,694, $103,522, and $118,456, respectively.

According to the appraisal, the HERE Campus Property is situated within the Orange County office market. As of the second quarter of 2022, the Orange County office market contained total inventory of approximately 104.8 million square feet with an 11.8% vacancy rate and an average asking rental rate of $2.94 per square foot per month ($35.28 per square foot per year). As of the second quarter of 2022, the Laguna Hills office submarket contained total inventory of approximately 1.7 million square feet with a 12.6% vacancy rate and an average asking rental rate of $2.81 per square foot ($33.72 per square foot per year). The appraiser concluded to a market rent for the HERE Campus Property of $3.25 per square foot ($39 per square foot per year), full service gross.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
137

Structural and Collateral Term Sheet	BBCMS 2022-C18
No. 15 – The Showboat Hotel

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$24,750,000	Title:	Fee
Cut-off Date Principal Balance(1):	$24,732,690	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	3.1%	Net Rentable Area (Rooms):	475
Loan Purpose:	Refinance	Location:	Atlantic City, NJ
Borrower:	Showboat Properties LLC	Year Built / Renovated:	1988 / 1995, 2003, 2007, 2016, 2021-2022
Borrower Sponsor:	Bart Blatstein	Occupancy / ADR / RevPAR:	53.1% / $149.26 / $79.27
Interest Rate:	7.79500%	Occupancy / ADR / RevPAR Date:	8/31/2022
Note Date:	10/31/2022	4th Most Recent NOI (As of)(2):	$3,472,551 (12/31/2019)
Maturity Date:	11/6/2032	3rd Most Recent NOI (As of)(2):	$583,825 (12/31/2020)
Interest-only Period:	None	2nd Most Recent NOI (As of)(2):	$9,265,307 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$13,368,762 (TTM 8/31/2022)
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	53.1% / $149.26 / $79.27
Amortization Type:	Amortizing Balloon	UW Revenues:	$27,676,888
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$14,455,298
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$13,221,589
Additional Debt(1):	Yes	UW NCF:	$12,114,514
Additional Debt Balance(1):	$23,733,389	Appraised Value / Per Room:	$140,000,000 / $294,737
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/3/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$102,034
Taxes(3):	$60,555	$30,278	N/A	Maturity Date Loan / Room:	$90,863
Insurance(4):	$781,087	$97,636	N/A	Cut-off Date LTV:	34.6%
Seasonality Reserve:	$603,278	$50,273	$1,206,555	Maturity Date LTV:	30.8%
FF&E Reserves(5):	$0	$46,128	N/A	UW NCF DSCR:	2.89x
Renovation Reserves(6):	$11,482,821	N/A	N/A	UW NOI Debt Yield:	27.3%
Other Reserves(7):	$530,300	N/A	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$48,500,000	100.0%	Payoff Existing Debt	$20,344,499	41.9%
			Upfront Reserves	13,458,041	27.7
			Return of Equity	12,615,282	26.0
			Closing Costs	2,082,178	4.3
Total Sources	$48,500,000	100.0%	Total Uses	$48,500,000	100.0
(1)	The Showboat Hotel Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $48.5 million. The financial information in the chart above is based on the $48.5 million Showboat Hotel Whole Loan (as defined below).
(2)	See “Operating History and Underwritten Net Cash Flow” below for information related to the fluctuations in historical NOI.
(3)	Monthly deposits of 1/12th of the estimated taxes.
(4)	Monthly deposits of 1/12th of the estimated annual insurance premiums.
(5)	Monthly deposits in an amount equal to the greater of (i) (a) during the first year of the Showboat Hotel Mortgage Loan, 1/12th of 2% of the projected annual gross revenues for the hotel, arcade and pool deck at the Showboat Hotel Property (as defined below), (b) during the second year of the Showboat Hotel Mortgage Loan 1/12th of 3% of the projected annual gross revenues for the hotel, arcade and pool deck at the Showboat Hotel Property and (c) during the third year of the Showboat Hotel Mortgage loan and thereafter, the sum of (x) 1/12th of 4% of the projected annual gross hotel revenues of the Showboat Hotel Property and (y) 1/12th of 3% of the projected annual gross revenues for the arcade and pool deck at the Showboat Hotel Property and (ii) the amount of deposit (if any) then required under the franchise agreement (if any).
(6)	Upfront reserves or the renovation of the Bourbon Tower (as defined below) ($10,755,069) and the Podium (as defined below) ($727,752).
(7)	Consists of (i) upfront engineering reserve ($255,300) for recommended immediate repairs noted in the engineering report and (ii) upfront environmental reserve ($275,000) for the estimated cost to remediate mold observed in a section of the subterranean valet parking garage, as noted in the Phase 1 environmental report. The related Showboat Hotel Whole Loan documents provide for recourse to the borrower and guarantor for losses arising out of or in connection with the cost to remediate being in excess of the amount deposited into the environmental reserve, and provide the lender with the right to require the borrower to deposit additional sums into the environmental reserve to address any recommended remediation noted in a required comprehensive mold assessment. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 15 – The Showboat Hotel

The Loan. The Showboat Hotel mortgage loan (the “Showboat Hotel Mortgage Loan”) is part of a whole loan evidenced by three pari passu promissory notes in the aggregate original principal amount of $48,500,000 (the “Showboat Hotel Whole Loan”) which is secured by a first mortgage lien on the borrower’s fee interest in a 475-room, full service hotel located in Atlantic City, New Jersey (the “Showboat Hotel Property”). The Showboat Hotel Mortgage Loan has a 10-year term and amortizes on a 30-year schedule. The Showboat Hotel Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C18 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$24,750,000	$24,750,000	BBCMS 2022-C18	Yes
A-2-1	$11,875,000	$11,875,000	Barclays	No
A-2-2	$11,875,000	$11,875,000	Barclays	No
Whole Loan	$48,500,000	$48,500,000

The Property. The Showboat Hotel Property is a full service hotel located on the boardwalk in Atlantic City, which includes a 25-story, 475-key hotel tower (the “Bourbon Tower”), a four-story family entertainment center (the “Podium”), a nine-story, 1,950-space parking garage and 611 valet parking spots located beneath the Podium. Additionally there are two residential towers known as Premier Lite and New Orleans which are not part of the collateral. The Showboat Hotel Property is a former casino hotel, which was purchased in 2016 by Bart Blatstein (the “Sponsor”) for an allocated purchase price of $14.6 million. Since acquisition, the Sponsor has invested approximately $13.2 in the Showboat Hotel Property to reposition it as a family-friendly lodging alternative to casino hotels in Atlantic City. There is no casino at the Showboat Hotel Property and family entertainment offerings include the Lucky Snake Arcade, the largest arcade on the east coast totaling 80,000 square feet, a 35,000 indoor go-kart raceway, a 35-foot climbing wall, axe throwing lanes, an indoor mini-golf course and multiple food and beverage outlets. The Showboat Hotel Property also includes approximately 250,000 square feet of mixed-use event spaces and ballrooms, a 2,500 seat event space that frequently hosts combat sporting events, a gym, outdoor pool deck and 40,000 square feet of office space. The Sponsor has also invested approximately $10.0 million in the non-collateral Premier Lite tower to convert the former hotel tower into 255 market-rate residential units (now reportedly 96% leased) and is in the process of converting the New Orleans tower to into 308 furnished corporate suites at an estimated cost of $14.0 million.

The Sponsor has commenced development of a $100 million year-round indoor waterpark encompassing 103,000 square feet and featuring a retractable roof on a site immediately adjacent to the Showboat Hotel Property. The Showboat Hotel Whole Loan is structured with approximately $11.5 million in upfront reserves for improvements to the Bourbon Tower and the Podium, planned to be completed before the waterpark is scheduled to open in Summer 2023. The approximately $10.8 million Bourbon Tower improvement plan includes a modernization of all guest room furniture, interior-room flooring remodel, modernization of all common areas with floor lighting fixtures, a repaint of guests rooms and modernization of window treatments. The approximately $1.6 million Podium improvement plan includes a new miniature golf course adjacent to the arcade and install an additional 200 arcade games, making the Lucky Snake the largest arcade in the world.

The Showboat Hotel Property is not subject to a franchise agreement and is operated under a management agreement with Chesapeake Hospitality, a hotel operator that has been in business since 1957 and was recently renamed under the Remington brand after being acquired by Remington Hospitality in April 2022.

The Market. The Showboat Hotel Property is located on the Boardwalk on the Atlantic Ocean in Atlantic City, New Jersey. According to the appraisal, tourism is the most important economic force in the Atlantic City market due in part to its proximity to Philadelphia and New York City. Atlantic City was conceived as a pedestrian resort where visitors could walk to the ocean, hotels, restaurants and other attractions. The gaming industry remains the most important tourism generator in the Atlantic City market. According to the NJ Department of Law & Public Safety, gaming revenue in Atlantic City is on pace to finish 2022 at approximately $3.5 billion, which would represent an 11-year high. The Showboat Hotel Property is located in between two major beachfront casinos, the Hard Rock Hotel and Casino and the Ocean Casino Resort. In addition the gaming industry, Atlantic City offers tourists a beachfront location, event and convention spaces and numerous restaurants and attractions.

The appraisal noted limited direct competition with the Showboat Hotel Property due to its investment in family entertainment infrastructure. Two hotels that were included in STR local market set were excluded from analysis in the appraisal due to the fact there was “essentially no overlap” between these properties and the Showboat Hotel Property. Among the remaining three properties in the market set, the Showboat Hotel Property demonstrated penetration factors of 134.9%, 92.5% and 124.8% for occupancy, ADR and RevPar respectively in 2021. According to the appraisal, there was no new Atlantic City hotel development currently underway or progressing through the pre-construction pipeline that would be directly competitive with the Showboat Hotel Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 15 – The Showboat Hotel
Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			The Showboat Hotel(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2019	50.5%	$127.86	$64.63	44.8%	126.85	$56.79	88.7%	99.2%	87.9%
2020	29.9%	$126.64	$37.85	36.1%	$104.19	$37.66	120.8%	82.3%	99.5%
2021	39.5%	$148.85	$51.41	52.3%	$134.11	$70.10	132.5%	90.1%	136.3%
TTM(3)	39.9%	$156.49	$62.42	53.1%	149.26	$79.27	133.1%	95.4%	127.0%
(1)	Data provided by a third party market research report. The competitive set includes Days Inn Atlantic City Oceanfront - Boardwalk, The Claridge Hotel, Courtyard Atlantic City Beach Block, Sheraton Hotel Atlantic city Convention Center and Clarion Inn Atlantic City. While they are included in the above table, Days Inn Atlantic City Oceanfront – Boardwalk and Clarion Inn Atlantic City were excluded from the Appraisal’s analysis due to there being “essentially no overlap” between these properties and the Showboat Hotel Property.
(2)	Figures for The Showboat Hotel Property are taken from the borrower provided financials due to the fact that the third party market research report included data from the New Orleans tower, which is not part of the collateral for the Showboat Hotel Whole Loan.
(3)	TTM represents the trailing 12-month period ending August 31, 2022.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 15 – The Showboat Hotel

Operating History and Underwritten Net Cash Flow
	2019	2020(1)	2021(1)	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	44.77%	36.14%	52.27%	53.11%	53.11%
ADR	$126.85	$104.19	$134.11	$149.26	$149.26
RevPAR	$56.79	$37.66	$70.10	$79.27	$79.27

Room Revenue	$9,845,329	$6,546,984	$12,154,201	$13,743,990	$13,743,990	$28,935	49.7%
Food & Beverage Revenue	546,653	195,602	828,153	1,051,868	1,051,868	2,214	3.8
Parking Revenue	1,390,550	993,231	2,005,818	2,320,131	2,320,131	4,884	8.4
Arcade Revenue	0	0	4,567,493	7,794,681	7,794,681	16,410	28.2
Other Departmental Revenue(5)	1,424,256	1,195,924	2,404,190	2,766,217	2,766,217	5,824	10.0
Total Revenue	$13,206,788	$8,931,741	$21,959,855	$27,676,888	$27,676,888	$58,267	100.0%

Room Expense	$2,603,509	$2,124,657	$3,574,642	$3,978,824	$3,978,824	$8,376	28.9%
Food & Beverage Expense	138,938	55,864	292,136	285,156	285,156	600	27.1
Arcade Expense	0	0	928,167	1,588,273	1,588,273	3,344	20.4
Other Departmental Expense	67,908	67,908	64,354	74,186	74,186	156	2.7
Departmental Expenses	$2,810,355	$2,248,429	$4,859,299	$5,926,439	$5,926,439	$12,477	21.4%

Departmental Profit	$10,396,433	$6,683,312	$17,100,556	$21,750,448	$21,750,448	$45,790	78.6%

Operating Expenses	4,293,689	3,669,144	4,723,534	5,358,770	5,358,770	11,282	19.4%
Gross Operating Profit	$6,102,744	$3,014,168	$12,377,022	$16,391,679	$16,391,679	$34,509	59.2%

Management Fees	878,103	678,253	1,359,625	1,553,948	1,660,613	3,496	6.0
Property Taxes	761,100	761,100	761,100	477,978	337,846	711	1.2
Property Insurance	990,990	990,990	990,990	990,990	1,171,630	2,467	4.2
Total Other Expenses	$2,630,193	$2,430,343	$3,111,715	$3,022,916	$3,170,089	$6,674	11.5%

Net Operating Income	$3,472,551	$583,825	$9,265,307	$13,368,762	$13,221,589	$27,835	47.8%
FF&E	0	0	0	653,027	1,107,076	2,331	4.0
Net Cash Flow	$3,472,551	$583,825	$9,265,307	$12,715,735	$12,114,514	$25,504	43.8%
(1)	The increase in Net Cash Flow between 2020 and 2021 was driven primarily by the opening of the Lucky Snake Arcade, which opened in May 2021.
(2)	TTM reflects the trailing 12 months ending August 31, 2022.
(3)	Per Room values are based on 475 rooms.
(4)	% of Total Revenue for Room Expense, Food & Beverage Expense, Arcade Expense and Other Departmental Expenses are based on their corresponding revenue line item.
(5)	Other Departmental Revenue includes resort fees, late/early fees, vending revenue, event/conference revenue and other miscellaneous income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Contacts

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson	daniel.vinson@barclays.com	(212) 528-8224
Managing Director

Daniel Schmidt	daniel.schmidt@barclays.com	(212) 528-7479
Director

Sammy Hamididdin	sammy.hamididdin@barclays.com	(212) 526-4751
Director

Kara Foley	kara.foley@barclays.com	(212) 526-4972
Assistant Vice President
Barclays CMBS Trading
Contact	E-Mail	Phone Number
David Kung	david.kung@barclays.com	(212) 528-7374
Director

Peter Taylor	peter.w.taylor@barclays.com	(212) 526-1528
Director
Barclays Securitized Products Syndicate
Contact	E-Mail	Phone Number
Brian Wiele	brian.wiele@barclays.com	(212) 412-5780
Managing Director

Sean Foley	sean.foley@barclays.com	(212) 412-5780
Vice President
Societe Generale CMBS Capital Markets & Banking
Contact	E-Mail	Phone Number
Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Director

Russell Yu	russell.yu@sgcib.com	(212) 278-5467
Vice President
UBS CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Nicholas Galeone	nicholas.galeone@ubs.com	(212) 891-5702
Managing Director

Siho Ham	siho.ham@ubs.com	(212) 713-1278
Executive Director

Michael Barbieri	michael.barbieri@ubs.com	(212) 713-1181
Executive Director
BMO CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Paul Vanderslice	paul.vanderslice@bmo.com	(203) 451-4151
Managing Director

David Schell	david.schell@bmo.com	(201) 723-4872
Managing Director

Andrew Noonan	andrew.noonan@bmo.com	(646) 658-3932
Managing Director
KeyBank CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Joe DeRoy, Jr.	joe_a_deroy@keybank.com	(913) 317-4230
Senior Vice President

Jeffrey Watzke	jeffrey_d_watzke@keybank.com	(312) 730-2795
Senior Vice President

Kathy Messmer	kathy_messmer@keybank.com	(913) 317-4153
Vice President